PROSPECTUS SUPPLEMENT DATED NOVEMBER 13, 2000

                                          (TO PROSPECTUS DATED JANUARY 12, 2000)

                           DVI RECEIVABLES XII, L.L.C.
                                    (ISSUER)

                           DVI RECEIVABLES CORP. VIII
                               (OWNER OF ISSUER)

                           DVI FINANCIAL SERVICES INC.
                                   (SERVICER)

        OUR PUBLICLY OFFERED NOTES

We are offering $39,975,000 6.7094% of class A-1, $41,000,000 6.759% of class
A-2, $74,000,000 6.808% of class A-3*, $85,804,000 7.115% of class A-4,
$4,104,000 7.063% of class B, $8,208,000 7.208% of class C and $5,472,000 7.693%
of class D asset-backed notes, Series 2000-2.

*$45,000,000 of the class A-3 notes are being sold by the issuer under this prospectus supplement directly to an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated and are not being offered by the underwriters.

        THE CREDIT ENHANCEMENT FOR THE NOTES

                 o        The Retained Interest
Each note must receive its full payment due on each payment date before we receive and retain any funds.

                 o        The Subordinated Notes
We pay neither interest nor principal on any subordinated note unless and until the interest or the principal, respectively, on each senior class of notes is paid first.

                 o        The Reserve Account
We will fund a reserve fund that can be used to pay certain shortfalls in payments on all of the notes.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 1 OF THE PROSPECTUS.

The notes will represent debt obligations of the issuer only.

This prospectus supplement may be used to offer and sell the publicly offered notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

        THE UNDERWRITING FOR THESE NOTES

The underwriters will publicly offer the notes at the following prices:

------------------------------------------------------------------------------------------------------------------------------------
                                            CLASS A-1   CLASS A-2    CLASS A-3   CLASS A-4    CLASS B      CLASS C     CLASS D
                                            NOTES       NOTES        NOTES       NOTES        NOTES        NOTES       NOTES
------------------------------------------------------------------------------------------------------------------------------------
Price to public                             100.000%    99.9991%     99.9953%    99.9980%     99.9997%     99.9985%    99.9990%
------------------------------------------------------------------------------------------------------------------------------------
Underwriting discount and placement fee     .225%       .325%        .375%       .400%        .400%        .400%       .450%
------------------------------------------------------------------------------------------------------------------------------------
Proceeds to issuer                          99.7750%    99.6741%     99.6203%    99.5980%     99.5997%     99.5985%    99.5490%
------------------------------------------------------------------------------------------------------------------------------------

We will pay $917,781.75 as a commission and placement fee to all of the underwriters and placement agent. We will receive $257,639,465.02 as our total proceeds before deducting our expenses (that we estimate to be $500,000).

The underwriters will publicly offer the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes, the class B notes, the class C notes and class D notes to the public at the offering price listed on this cover page. You should read "Plan of Distribution" on page S- of this prospectus supplement for further information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              -------------------

BANC ONE CAPITAL MARKETS, INC.                               MERRILL LYNCH & CO.

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
Summary of Prospectus Supplement...........................................................S-1

Risk Factors...............................................................................S-8

Location of Glossary......................................................................S-18

DVI Financial Services Inc................................................................S-18
     General..............................................................................S-18
     Underwriting Criteria................................................................S-20
     Portfolio Monitoring and Credit Collections..........................................S-24
     Delinquency Experience...............................................................S-24
     Loss Experience......................................................................S-26
     Summary of Significant Accounting Policies...........................................S-27

The Servicer..............................................................................S-28
     Servicing Obligations and Procedures.................................................S-28
     Servicing Compensation and Payment of Expenses ......................................S-31
     Evidence of Compliance by Servicer...................................................S-32
     Other Servicing Procedures...........................................................S-33
     Resignation/Removal of the Servicer..................................................S-33
     Voluntary Termination of Servicer Duties.............................................S-34

DVI Receivable Corp. VIII.................................................................S-34

DVI Receivables Corp. XII.................................................................S-35

The Issuer................................................................................S-35

The Trustee...............................................................................S-36

The Contracts.............................................................................S-37
     Statistical Information for the Contracts............................................S-41
     Substitute Contracts.................................................................S-54

Description of the Notes and Principal Transaction Documents..............................S-56
     General Provisions of the Notes......................................................S-56
     Conveyance of Trust Property.........................................................S-62
     DVI Financial Services Inc. Repurchase Obligation for Contract Misrepresentations....S-63
     Indemnification......................................................................S-64
     Indenture Accounts; Investment of Funds..............................................S-64
     Reserve Account......................................................................S-66
     Flow of Funds to and from the Collection Account ....................................S-68
     Payment of Amounts From Distribution Sub-Accounts....................................S-72
     Reports to Noteholders...............................................................S-75
     Optional Redemption..................................................................S-75
     Indenture Events of Default and Acceleration ........................................S-76
     Remedies.............................................................................S-78
     Servicer Events of Default...........................................................S-81
     Termination of the Servicer..........................................................S-83
     Duties and Immunities of the Trustee.................................................S-83
     Book-Entry Registration of the Notes.................................................S-84

Prepayment and Yield Considerations.......................................................S-90

Certain Legal Matters Affecting an Obligor's Rights and
     Obligations.........................................................................S-100
     General.............................................................................S-100
     The Equipment.......................................................................S-101

Material Federal Income Tax Consequences.................................................S-105

Certain State, Local and Other Tax Considerations........................................S-115

Considerations for Benefit Plan Investors................................................S-116

Legal Investment.........................................................................S-122

Ratings..................................................................................S-122

Use of Proceeds..........................................................................S-123

Plan of Distribution.....................................................................S-123

Legal Matters............................................................................S-125

Where You Can Find More Inofrmation......................................................S-125

Reports to Noteholders...................................................................S-126

Glossary.................................................................................S-127

                        SUMMARY OF PROSPECTUS SUPPLEMENT

        The following is just a summary about our publicly offered notes in this series. You need to read the detailed information appearing elsewhere in this supplement for a more complete understanding of these classes of securities, our trust property and other aspects of purchasing any of these notes.

CLOSING DATE......................   On or about November 16, 2000.

CUT-OFF DATE......................   October 31, 2000.

PAYMENT DATES.....................   The twelfth day of each month.

STATED MATURITY DATE..............   For the class A-1 notes, November 12, 2001,
                                     for the class A-2 notes, January 12, 2003, for the class A-3 notes July 12, 2004 and for all other notes, November 12, 2008.

ISSUER............................   DVI Receivables XII, L.L.C., a Delaware
                                     limited liability company.

OWNER OF THE ISSUER...............   We, DVI Receivables Corp. VIII, a Delaware
                                     corporation, are the sole owner of the
                                     issuer.

CONTRIBUTOR AND SERVICER..........   DVI Financial Services Inc., a Delaware
                                     corporation.

TRUSTEE...........................   U.S. Bank Trust National Association.

TRUST PROPERTY....................   Non-cancelable contracts (such as leases
                                     and loans) owned by the issuer, the rights to all payments on those contracts that are due after the cut-off date and other property related to those contracts, such as a security interest in equipment owned, pledged or leased under those contracts.
                                     For more information about the trust
                                     property, you should read the sections
                                     titled "The Contracts" and "Description of the Notes and Principal Transaction
                                     Documents -- Conveyance of Trust Property" on pages Sand S- of this supplement, respectively.

MINIMUM DENOMINATIONS.............   $500,000.

FORM OF NOTES.....................   All the publicly offered notes will be
                                     book-entry.

THE CONTRACTS

We select our contracts from DVI Financial Services Inc.'s portfolio based on the criteria that we describe in the section of this prospectus supplement titled "The Contracts" on page S-.

THE AGGREGATE DISCOUNTED CONTRACT BALANCE. The aggregate outstanding principal balances, discounted at a rate of 7.75% per year, of all of the contracts in the statistical pool described in this prospectus supplement is $272,828,157.80 as of the initial cut-off date. We discount the outstanding payments to show their value in present-day dollars.

CONTRACT POOL DATA.  As of October 31, 2000,

o the weighted average remaining term to maturity of the statistical pool of contracts existing at that time was approximately 56 months,

o the final scheduled payment date of the contract in the statistical pool with the latest scheduled maturity was September 30, 2007, and

o the average outstanding principal balance of the contracts in the statistical pool discounted at a rate of 7.75% a year on that date was approximately $160,581.61.

The section at page S- of this supplement titled "The Contracts" contains much more data about the contracts in the statistical pool as of October 31, 2000.

POOL A CONTRACTS AND POOL B CONTRACTS. The contracts in the trust property are divided into two pools. A schedule to the transaction documents identifies each contract as either a pool A contract or a pool B contract. The servicer's rights to substitute and to repurchase contracts differ between the pool A contracts and the pool B contracts. Except for the servicer's rights and our accounting reports, we treat all of our contracts in the trust property as if they compose a single collateral pool. If you want to know more about the differences between pool A contracts and the pool B contracts, read the section titled "The Contracts -- Substitute Contracts" on page S- of this prospectus supplement.

CONTRACT MODIFICATIONS. The person servicing and administrating the contracts, whom we refer to as the servicer of the contracts, may modify or adjust the terms of a contract for administrative reasons.

DISTRIBUTIONS ON THE OFFERED NOTES.

The trustee will pay to investors:

INTEREST. The trustee will pay you interest on the notes on the twelfth day of each month unless that day is not a business day. If that day is not a business day, the trustee will pay you on the next day that is a business day.

The issuer will accumulate the aggregate amount of any monthly interest collected in between payment dates that was not previously paid to any noteholders as scheduled. After the issuer deposits those amounts in the collection account, on the next payment date the trustee will pay them out as overdue interest payments to the noteholders. The amount may not be sufficient to pay all overdue interest. Conversely, the trustee will only pay to the noteholders from these collected funds, to the extent those funds are sufficient, an amount equal to all interest overdue on that payment date. In either case, this overdue interest will not itself bear interest.

PRINCIPAL. We pay as principal an amount related to the decline in the aggregate discounted contract balance during the prior collection period. The term collection period denotes that period of time during which the issuer collects and holds contract payments for distribution on the next payment date.

PRIORITY OF DISTRIBUTIONS

On each payment date, the trustee will disburse funds deposited in the collection account as follows:


                               [GRAPHIC OMITTED]


                       AMOUNTS IN THE COLLECTION ACCOUNT
                                       |
                                   GO TO PAY
                                       |
               FIRST: SERVICER FEES, REIMBURSEMENTS AND ADVANCES;
                                       |
                         SECOND: INTEREST ON ALL NOTES;
                         |                            |
                IF AN AMORTIZATION           IF NO AMORTIZATION
                EVENT IS HAPPENING:          EVENT IS HAPPENING:
                         |                            |
        THIRD: ALL OUTSTANDING PRINCIPAL     THIRD: PRINCIPAL ON
        ON THE NOTES (EVEN IF WITHDRAWALS      ALL NOTES THEN
          FROM THE RESERVE ACCOUNT ARE               DUE;
             NECESSARY TO PAY THEM);                  |
                         |                  FOURTH: A DEPOSIT INTO
                         |                   THE RESERVE ACCOUNT;
                         |                             |
                       ALL REMAINING AMOUNTS TO THE ISSUER


For a more detailed description of how the trustee distributes funds collected from the trust property and how payments are prioritized, you should read the section titled "Description of the Notes and Principal Transaction Documents -- Flow of Funds to and from the Collection Account" on page S- of this prospectus supplement.

CREDIT ENHANCEMENT

We have provided three forms of credit enhancement.

First, we subordinated the issuer's right to receive any amount, which we refer to as the issuer's retained interest, withdrawn from the collection account to all other payments on the notes that the trustee will make from those funds.

Next, we required that if the amounts deposited by the servicer in the collection account are insufficient to fully pay all classes of notes, that funds for notes of each relatively latter-alphabetized class be made available first to pay the noteholders of each earlier-alphabetized class. We refer to this concept as the subordination of one class of notes to another. We also subordinate principal and interest on our privately placed class E notes to all of the principal and interest, respectively, on our publicly offered classes.

Finally, we made amounts in a reserve account available to pay many, but not all, of the shortfalls that can occur in payments on the notes. For more information about the reserve account, you should read the section titled "Description of the Notes and Principal Transaction Documents -- Reserve Account" on page S- of this prospectus supplement.

REDEMPTION

The issuer may choose to buy back either some or all of the notes in varying circumstances.

FULL REDEMPTION. The issuer may choose to buy back all, but not some of, the notes on any payment date. To exercise this option:

    o      the issuer must first pay the redemption price,

    o the aggregate outstanding discounted contract balance of all of the contracts in pool A must be less than 10% of the aggregate outstanding discounted contract balance of all of the contracts in pool A on the closing date, and

    o the aggregate outstanding discounted contract balance of all of the contracts in pool B must be less than 20% of the aggregate outstanding discounted contract balance of all of the contracts in pool B on the closing date.

PARTIAL REDEMPTION. The issuer may buy back any portion, but not all, of the notes on a payment date if:

    o      the issuer first pays the partial redemption price, and

    o the aggregate outstanding discounted contract balance of all of the contracts in pool B is less than 20% of the aggregate outstanding discounted contract balance of all of the contracts in pool B as of the closing date.

For further information about the issuer's rights to buy back the notes, you should read the section titled "Description of the Notes and Principal Transaction Documents -- Optional Redemption" on page S- of this prospectus supplement.

LIMITED SUBSTITUTION AND REPURCHASE OBLIGATION

Ninety days after DVI Financial Services Inc. either discovers or receives notice that a material breach of the contribution and servicing agreement has occurred and is continuing, DVI Financial Services Inc. must either substitute for or repurchase the contract causing that breach from the issuer.

For more information about these obligations, you should read the section titled "Description of the Notes and Principal Transaction Documents -- DVI Financial Services Inc. Repurchase Obligation for Contract Misrepresentations" on page S-of this prospectus supplement.

RATINGS

We have asked a few rating agencies that are nationally recognized for their ability to rate the creditworthiness of securities to rate these notes. The issuer will not sell any of the notes unless each of the following classes receive each of the ratings set forth next to that class.

                        MOODY'S
                       INVESTORS        FITCH,
  CLASS               SERVICE, INC.      INC.
---------             -------------     ------
Class A-1                  P-1           F1+
Class A-2                  Aaa           AAA
Class A-3                  Aaa           AAA
Class A-4                  Aaa           AAA
Class B                    Aa3           AA
Class C                    A2            A
Class D                    Baa2          BBB

No rating on a security is a recommendation to buy, sell or hold that security. Moreover, each rating is subject to the rating agency's revision or even withdrawal of that rating. For further information about ratings, you should read the sections of this prospectus supplement entitled "Prepayment and Yield Considerations" on page S-, and "Ratings" at page S-.

PERMITTED PURCHASERS

The class A-1 notes are eligible for purchase by money market funds under the Investment Company Act of 1940, as amended.

TAX CONSEQUENCES

Special tax counsel to the underwriters is of the opinion that under current law, the federal government will treat the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes, the class B notes, the class C notes and the class D notes as indebtedness for federal income tax purposes.

If you want to know more about likely tax treatment of the notes, you should read the section titled "Material Federal Income Tax Consequences" at page S- in this prospectus supplement.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

If you are buying notes on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. Various exemptions may be available for investors. You must make certain representations when you acquire your notes, and you should read "Considerations for Benefit Plan Investors" on page S- of this prospectus supplement for a description of the rules and these exemptions and purchaser representations.

                                  RISK FACTORS

        Prospective noteholders should consider, among other things, the following factors in connection with the purchase of the notes.

THE RETURN ON YOUR NOTES MAY BE              Losses on the contracts may occur
AFFECTED BY LOSSES ON THE CONTRACTS,    due to a wide variety of causes,
WHICH COULD OCCUR DUE TO A VARIETY      including adverse changes in the
OF CAUSES.                              obligors' financial condition. A decline
                                        in economic conditions nationally or in
                                        the regions where the obligors are
                                        locaated may increase such risk of
                                        losses.

                  EVENTS THAT DIMINISH THE RETURN ON YOUR NOTE

THE RETURN ON YOUR NOTE DIMINISHES           Your investment is secured by your
IF THE CONTRACTS ARE DELIVERED TO       trustee's security interest in the trust
SOMEONE OTHER THAN THE TRUSTEE.         property, which enables the trustee to
                                        foreclose upon the trust property and to pay you from it if an event of default occurs. The trustee's security interest in the contracts is shown under law by the trustee's possession of the contracts. If DVI Financial Services
                                        Inc., DVI Receivables Corp. XII, the
                                        issuer or the servicer sells, pledges or causes the delivery of a contract in the trust property to a person other than the trustee, then that other person would probably acquire an interest in that contract.

                                             The interest of that other person
                                        may have priority over the trustee's
                                        security interest. The trustee holds
                                        that security interest in the contracts
                                        on your behalf. Any unpaid creditor of
                                        the owner of a contract can foreclose
                                        upon and sell the contract. Thus, if a
                                        person delivers a contract in the trust
                                        property to someone other than the
                                        trustee, the trustee may not be in
                                        control of the decision concerning
                                        whether or not to foreclose on that part of the collateral or the ability to realize any proceeds from selling it.

                                             In addition, the person with the
                                        highest-priority security interest is
                                        the first to receive any payments made
                                        under, or any proceeds of sale of, a
                                        contract. Thus, if the person other than the trustee has a security interest with a higher priority than the trustee's, that person's security interest in the contract will be paid before the trustee can collect money for you. In addition, not only would your trustee have to wait for the higher-priority lienor to be paid first, but then the trustee only receives money to the extent that there still are sufficient funds available after the first person got paid.


YOUR NOTE PAYMENTS MAY BE DIMINISHED         In addition to the considerations
IF THE TRUSTEE IS IMPEDED FROM          mentioned above, other factors that can
REALIZING THE FULL AMOUNT DUE FROM A    hinder the trustee's ability to
CONTRACT.                               realize amounts from contracts that it
                                        foreclosed upon include:

                                             o    a failure to file UCC
                                                  financing statements to
                                                  perfect a security interest,

                                             o    depreciation, obsolescence,
                                                  damage or loss of any item of
                                                  equipment,

                                             o    the application of Federal and
                                                  state bankruptcy and
                                                  insolvency laws, and

                                             o    the expense of legal
                                                  proceedings to enforce a
                                                  defaulted contract.

THE RETURN ON YOUR NOTES DIMINISHES          An obligor under one of the
IF ENOUGH OBLIGORS ASSERT DEFENSES      contracts in the trust property might
TO THEIR PAYMENT OBLIGATIONS.           assert claims and defenses against DVI
                                        Financial Services Inc., DVI Receivables
                                        Corp. XII, DVI Receivables Corp. VIII,
                                        the issuer or the trustee for the
                                        contracts or the related equipment. DVI
                                        Financial Services Inc. warrants that,
                                        on the closing date, no such claims or
                                        defenses have been asserted or
                                        threatened with respect to the
                                        contracts. However, if enough of these
                                        claims are asserted, your note payments
                                        may be interrupted, delayed or even
                                        permanently reduced.

YOUR TRUSTEE MAY BE BARRED                   When applied to the trust property,
FROM RECEIVING THE ANTICIPATED          federal and state insolvency, bankruptcy
CONTRACT PAYMENTS.                      or other laws may restrict the trustee's
                                        ability to collect contract payments for you. State laws impose requirements and restrictions relating to foreclosure sales of collateral. Such laws may also restrict the trustee's ability to go to court and obtain a judgment that the issuer is deficient in the payments it must make to you following such a foreclosure sale. The trustee may not realize the full amount due on a contract, or may not realize the full amount on a timely basis, because of the application of those requirements and restrictions. The expense of all of the above legal proceedings will also be deducted from your note payments.

YOUR NOTE PAYMENTS MAY BE                    The trustee's security interest in
DIMINISHED BY A FAILURE TO              the trust property should be evidenced
FILE FINANCING STATEMENTS.              by filing a financing statement. If
                                        these statements are not executed in a
                                        timely manner by either DVI Financial
                                        Services Inc., DVI Receivables Corp.
                                        XII, the issuer or the trustee, the
                                        trustee may not have a first priority
                                        security interest in the trust property.
                                        Similarly, the trustee's security
                                        interest could be adversely affected if
                                        the servicer or any other person fails
                                        to file and maintain any of the executed financing statements in the appropriate governmental offices on a timely basis as required by law. If the trustee's security interest in the trust property is adversely affected by any of these events, its ability to pay you money from the proceeds of any foreclosure sale of the collateral may be curtailed or even terminated. To give you greater comfort that none of these events will happen, DVI Financial Services Inc., DVI
                                        Receivables Corp. XII and the issuer
                                        will agree in the transaction documents
                                        to take reasonable action required to
                                        facilitate proper filing and maintenance of financing statements.

YOUR NOTE PAYMENTS COULD BE                  If an obligor defaults on a
REDUCED BY OBSOLESCENCE OF THE          contract, the only source of payment for
EQUIPMENT.                              amounts due on the contract will be the
                                        income and proceeds from the related
                                        equipment. However, the market value of
                                        our equipment declines with age. In
                                        addition, some of our equipment may be
                                        subject to sudden and significant
                                        declines in value because of
                                        technological advances. Because of these factors, if either the servicer or the trustee forecloses upon and sells the equipment securing a defaulted contract, the servicer or trustee may not recover the entire amount due on such contract.

THE RETURN ON YOUR NOTES MAY BE              One risk of investing in asset-
PARTICULARLY SENSITIVE TO CHANGES IN    backed securities like the notes is the
ECONOMIC CONDITIONS.                    possibility that there might be
                                        concentration of the related equipment
                                        or contract obligors in one or more
                                        geographic regions. Approximately 11.95% of the initial aggregate discounted contract balance of the contracts have equipment locations in New York and approximately 11.95% of the initial aggregate discounted contract balance of the contracts have equipment locations in Texas. If the regional economy or healthcare market weakens in New York or Texas, or in any other region having a significant concentration of obligors under the contracts, those contracts may experience high rates of loss and delinquency, resulting in losses to noteholders. A region's economic condition and healthcare market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots. The economic impact of these events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Concentration may result in greater losses to noteholders than those generally present for similar asset-backed securities without such concentration.

               RISKS RELATING TO THE STRUCTURE OF THE TRANSACTION

YOUR NOTE PAYMENTS COULD BE                  DVI Financial Services Inc.
INTERRUPTED, DELAYED OR                 believes that the transfer of the
TERMINATED IF DVI FINANCIAL             contracts and the security interest in
SERVICES INC. GOES BANKRUPT.            the related equipment to DVI Receivables
                                        Corp. XII and the subsequent transfer to the issuer should be treated as an absolute and unconditional transfer -- that is, as a sale. However, if DVI
                                        Financial Services Inc. goes bankrupt, a bankruptcy court could nonetheless attempt to recharacterize those transfers as a borrowing. Such an attempt, even if unsuccessful, could result in delays in payments on the notes.

                                             If a bankruptcy court successfully
                                        recharacterizes the sale as a borrowing, the court could then decide to accelerate payment of the notes and liquidate the contracts. If an acceleration occurs, the trustee's recovery on behalf of noteholders could be limited to the then-current value of the contracts or the underlying equipment. In addition, if the court does recharacterize the sale as a borrowing, bankruptcy law allows the bankruptcy trustee for the owner of the contracts to reject leases that it considers to be "true" leases. We think that some of the contracts in the trust property are "true" leases. The same law allows the bankruptcy trustee to reject any other contract if the court believes that any signatory to that contract has yet to finish performing its duties under the contract. If a contract is rejected by a bankruptcy trustee for whichever reason, the contract is terminated. An obligor would not owe any future payments under a terminated contract. If the trust property contains a contract that is terminated, you would then lose the right to some future payments of interest and principal on the notes. If many contracts in the trust property are terminated, your losses could be sizeable.

YOUR NOTE PAYMENTS COULD BE                  Leveraged Lease Loans. Some
ADVERSELY AFFECTED BY A LESSOR'S        contracts represent leveraged lease
DECISION TO REJECT A LEASE IN           loans from DVI Financial Services Inc.
BANKRUPTCY.                             to various lessors. Leveraged lease
                                        loans are secured by the lessor's pledge of its rights in a lease and, usually, the related equipment. As we explained in the section above, a trustee in bankruptcy can reject a lease, thus terminating the lessee's duties to pay.
                                        Thus, if the lessor goes bankrupt, even
                                        if DVI Financial Services Inc. continues to operate, the trustee of the bankruptcy estate could reject the lease. Depending upon lessor's how much of the trust property is rejected leases, you might then lose the right to some or all future payments of interest and principal on your notes.

                                             Fair Market Value Leases. Other
                                        contracts are "true" leases from DVI
                                        Financial Services Inc. to various
                                        lessees. We often call true leases "fair market value" leases, because they contain an option for the lessee to purchase the equipment at the end of the lease term for its fair market value at that time. When DVI Financial Services Inc. transferred these leases to DVI Receivables Corp. XII, it also granted a security interest in the leased equipment to DVI Receivables Corp. XII, which, in turn, assigned the security interest to the issuer along with a first priority security interest in the lease between DVI Financial Services Inc. and the lessee. If a lessor under a fair market value lease were to seek protection under federal bankruptcy law, then that lessor, as debtor-in-possession (or its bankruptcy trustee) would have the option of rejecting, assuming or assigning the underlying lease.

YOUR RISK OF NONPAYMENT INCREASES            If you purchase subordinated notes,
IF YOUR CLASS OF NOTE IS TO BE PAID     then you will not receive distributions
AFTER ANOTHER CLASS.                    of interest or principal on any given
                                        payment date until after the class A-1
                                        notes and any other classes of notes
                                        senior to yours receive their respective distributions of interest or principal.
                                        Therefore, the more subordinated the
                                        priority of payment that your class of
                                        note is with respect to other,
                                        higher-priority classes of notes, the
                                        greater the risk is that these other
                                        notes will consume all funds then
                                        available to be paid, thus leaving
                                        insufficient amounts on that payment
                                        date to pay your class of notes. Each
                                        class of notes bears losses and
                                        delinquencies in reverse order of its
                                        priority. Depending upon the timing of
                                        defaults and severity of losses,
                                        investors in subordinated notes are more likely to realize less on their investment than they originally anticipated. It may also take longer for investors holding subordinated notes to earn the expected return on their investment than it would for investors of relatively senior classes. For more information about subordinated notes, you should read the section titled
                                        "Description of the Notes and Principal
                                        Transaction Documents-- Flow of Funds to and from the Collection Account" on page
                                        S- of this prospectus supplement.

                                   OTHER RISKS

THE RATE THAT YOU RECEIVE ON YOUR            The rate of payment of principal on
NOTE PAYMENTS DEPENDS UPON THE          the notes will depend, among other
UNPREDICTABLE RATE OF PREPAYMENTS       things, on the rate of prepayments on
ON THE CONTRACTS.                       the contracts. We do not know when
                                        obligors will choose to prepay their
                                        contracts, so we cannot predict the rate of payment of principal on any notes.
                                        There are different means of prepaying
                                        contracts, as well as different types of prepayments. Prepayments on the contracts include:

                                             o    partial and full prepayments
                                                  (to the extent not replaced
                                                  with substitute contracts) by
                                                  the obligor on the contract,

                                             o    payments upon the liquidation
                                                  of defaulted contracts,

                                             o    payments upon acquisitions by
                                                  DVI Financial Services Inc. of
                                                  contracts from the related
                                                  trust property on account of a
                                                  breach of representations and
                                                  warranties in the contribution
                                                  and servicing agreement, and

                                             o    payments upon an optional
                                                  acquisition by DVI Financial
                                                  Services Inc. of contracts in
                                                  the trust property.

                                             The rate of early terminations of
                                        contracts due to prepayments and
                                        defaults may be influenced by a variety
                                        of economic and other factors which are
                                        unknown at this time. You will bear the
                                        risk of reinvesting distributions of the principal of your note that you receive earlier than you anticipated. No one can assure you as to the level of prepayments that the contracts will experience.

THE RATE OF YOUR NOTE PAYMENTS               The servicer and the issuer have
CAN BE CHANGED BY THE SERVICER'S        the right occasionally to replace
OR THE ISSUER'S SUBSTITUTION OF         prepaid or some non-performing
CONTRACTS IN THE TRUST PROPERTY.        contracts. These rights differ as
                                        between the pool A contracts and the
                                        pool B contracts. For further
                                        information about the servicer's rights
                                        of substitution, you should read the
                                        section titled "The Contracts --
                                        Substitute Contracts" at page S- of this prospectus supplement. The payment flow on your notes will be different if the servicer substitutes one contract for another, rather than if the issuer pays the proceeds of the defaulted or prepaid contract through to you, because the substituted contract may not have a payment schedule identical to the removed contracts. The performance of any substitute contracts could also be different than the performance of the original contracts.

YOUR NOTE PAYMENTS MAY BE AFFECTED           A large amount of delinquent, or
BY AN UNEXPECTED DELINQUENCY RATE       late, contract payments will affect what
OF CONTRACTS.                           the trustee can pay to you on a payment
                                        date as a payment on your note. The rate of delinquencies of DVI Financial
                                        Services Inc.'s portfolio of contracts
                                        is not an assurance of the performance
                                        of the contracts in the trust property.
                                        We cannot assure you that the levels of
                                        delinquencies and losses experienced in
                                        recent years by DVI Financial Services
                                        Inc. on its entire equipment finance
                                        portfolio are indicative of the
                                        contracts in the trust property.
                                        Delinquencies and losses on contracts
                                        could increase significantly for various reasons, including changes in the federal income tax law, changes in the local, regional or national economies or other events. You should not assume that data from DVI Financial Services Inc.'s entire portfolio of contracts is or will be indicative of the performance of the trust property.

YOUR NOTE PAYMENTS MAY BE AFFECTED IF        In recent years, the administration
CONTRACT OBLIGORS ARE IMPAIRED BY       and Congress have considered various
POSSIBLE CHANGES IN FEDERAL HEALTH      changes in federal regulations and
CARE REGULATIONS.                       reimbursement policies relating to
                                        health care delivery in the United
                                        States. Legislation adopted this year or thereafter may affect the regulation, the availability, the pricing or the reimbursement of health care products and services provided by an obligor and hence the ability of obligors to make their contract payments.


                                             Financing services provided by DVI
                                        Financial Services Inc. may also need to change. Such regulations could affect the financial well-being of several obligors or of DVI Financial Services Inc. No one can accurately predict the effect, if any, that any such legislation or regulations will have on the servicer or on the ability of an obligor to satisfy its payment obligations.

THE RATINGS OF THE NOTES ARE NOT             None of the ratings of the notes by
RECOMMENDATIONS AND MAY BE              any rating agency are recommendations to
WITHDRAWN AT A LATER DATE.              purchase, hold or sell the notes.
                                        Ratings do not comment as to market
                                        price or suitability for you. Moreover,
                                        the rating agencies do not assure that
                                        the ratings will remain for any given
                                        period of time. Indeed, whenever a
                                        rating agency that rates the notes
                                        believes that circumstances justify
                                        negative action that rating agency may
                                        lower or withdraw its rating. A rating
                                        agency may lower the rating it assigns
                                        to any class of notes at any time. A
                                        ratings downgrade will probably reduce
                                        the value of those notes. No one has any obligation to take any action to maintain the ratings assigned the notes on the closing date.

                                 LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR NOTES TO           After the initial issuance of the
MATURITY IF THEIR MARKETABILITY IS      notes on the closing date, the
LIMITED.                                underwriters intend to make a secondary
                                        market for the purchase of the notes. A
                                        secondary market is one in which a
                                        noteholder sells its note to another
                                        person. However, the underwriters have
                                        no obligation to make a secondary
                                        market. No one can assure you that such
                                        a secondary market will develop or, if
                                        it develops, that it will continue.

                                             The secondary markets for
                                        asset-backed securities have experienced periods of illiquidity in the past and can be expected to do so in the future. Illiquidity means that you may not easily find another investor to buy your note. Consequently, you may not be able to sell your note readily or at prices that will enable you to realize the yield that you desire on your note.

                                             The market values of the notes are
                                        also likely to fluctuate. These
                                        fluctuations could be significant and
                                        result in sizable losses to you,
                                        depending on where or when you resell
                                        your note.

                              LOCATION OF GLOSSARY

        A glossary of the capitalized terms that we use can be found beginning on page S-127 of this prospectus supplement.

                           DVI FINANCIAL SERVICES INC.

GENERAL

        DVI Financial Services Inc. is a Delaware corporation with its national headquarters located at 2500 York Road, Jamison, Pennsylvania 18929. Its telephone number is

(215) 488-5000. DVI Financial Services Inc. comprises the majority of the assets of DVI, Inc., which owns all the stock of DVI Financial Services Inc. DVI, Inc. is headquartered in Doylestown, PA, and its stock is traded on the New York Stock Exchange as symbol "DVI". At September 30, 2000, DVI Financial Services Inc. handled billing and collection of approximately 13,660 equipment finance contracts either owned by it or by companies affiliated with it.

        DVI Financial Services Inc. provides financing for users of diagnostic imaging, therapeutic and other medical equipment. DVI Financial Services Inc. focuses primarily on financing technologically advanced medical equipment such as computerized tomography, magnetic resonance imaging, nuclear medicine and radiation therapy systems, as well as lower cost medical devices. DVI Financial Services Inc.'s customer base consists principally of outpatient healthcare providers, physicians and physician groups, hospitals and shared service providers.

        DVI Financial Services Inc. either originates or acquires the contracts from others in its ordinary course of financing activities. Some or all of the contracts in the trust property were previously and may have been indirectly sold by DVI Financial Services Inc. to a special-purpose, bankruptcy-remote entity that was wholly and directly or indirectly owned by DVI Financial Services Inc.

        DVI Financial Services Inc.'s policy is to provide financing to its customers in transactions which, with very limited exceptions, take the form of direct financing leases and loans. Most of DVI Financial Services Inc.'s equipment financing transactions have a term of approximately 60 months. In most cases, these transactions are so-called "full payout" transactions that allow DVI Financial Services Inc. to recover all the costs of acquiring and financing the equipment during the initial non-cancelable term.

        DVI Financial Services Inc.'s Equipment Finance Group will finance equipment ranging in cost from $200,000 to $3,000,000. The DVI Strategic Partner Group of DVI Financial Services Inc., formerly known as the Vendor Finance Group, finances small-ticket equipment ranging in cost from $5,000 to $200,000.

UNDERWRITING CRITERIA

        General Guidelines. DVI Financial Services Inc. has underwriting guidelines in place to analyze the creditworthiness and investment desirability of individuals, partnerships, limited liability companies and corporations. These guidelines identify certain financial performance requirements and criteria for potential borrowers, which reflect DVI Financial Services Inc.'s willingness to accept prudent levels of risk. However, these standards remain flexible and individual credits are evaluated in a manner which permits mitigating factors to be considered in the overall evaluation process.

        DVI Financial Services Inc. focuses much of its lending activity in the out-patient healthcare sector, which is characterized by emerging companies that have a limited history and lack strong balance sheets and income performance. This sector requires a rigorous credit analysis and structuring discipline. Most out-patient diagnostic facilities operate high cost equipment, such as magnetic resonance imaging systems. They have a high proportion of fixed costs to total costs and, as a result, are dependent upon a steady flow of revenues. In these transactions, DVI Financial Services Inc. places significant reliance on expected future cash flow projections and the underlying assumptions about the state of the applicant's business upon which those projections are made. Determining the validity of financial projections requires a detailed analysis of the expense levels and their reasonableness, as well as the projected patient volume for the particular types of equipment or forms of procedures being used. In each case, DVI Financial Services Inc. management's detailed knowledge of the industry is critical to understanding the financial projections and their reasonableness.

        Transaction Analysis Standards. DVI Financial Services Inc. completes an in-depth analysis of all transactions, including a detailed write-up outlining the proposed transaction's strengths and weaknesses, which support a recommendation to approve or decline a transaction.

        DVI Financial Services Inc. requires a detailed assessment of financial performance for at least two years plus an interim period for transactions involving an existing hospital, partnership or corporation. DVI Financial Services Inc. requires a business plan and a cash flow projection to determine the capacity of start-ups, individuals, sole proprietorships, and all physician controlled entities to service their financial obligations. DVI Financial Services Inc.

requires an individual to provide at least two prior years of tax returns and a current personal financial statement.

        DVI Financial Services Inc. will conduct a full analysis of the demographics of an area, the management team that will operate the center, any contracts that are in place (such as those with a reputable radiology group), and the adequacy of capitalization for start-ups or relatively new operations. For transactions with new entities, DVI Financial Services Inc. also relies heavily upon market surveys which project patient volumes, reference checks to verify the reputation of the principals, and an evaluation of the anticipated composition of the receivables, as well as an evaluation of the billing and collecting capabilities of the borrower.

        An important part of the due diligence performed on a new project is the source of referrals. Each applicant, for financing, is required to submit a list of referral sources. The credit staff and sales staff of DVI Financial Services Inc. contact these physicians or hospitals to determine that the referral base is realistic and will provide sufficient cash flow to service the debt.

        The general guidelines used by DVI Financial Services Inc. in evaluating a transaction are:

    o Cash Flow: Measures cash available from operations to service financial obligations. It must more than adequately meet the additional debt service requirements of the new financial obligation as well as existing liabilities. A benchmark of 1.5 times debt service requirements is generally acceptable.

    o Leverage: Debt to tangible net worth measures ability to withstand adversity. Leverage of 5:1 or lower is usually considered acceptable. This reflects a moderate level of financial obligations to net worth.

    o Current Ratio: Measures the ability of current assets to meet short-term obligations. A ratio of 1.25 provides an acceptable measure of liquidity.

    o Balance Sheet and Income Statement Trends: Recent financial performance ideally shows an upward trend in performance, but should at least evidence profitability for the last two years and the most recent interim period. Nominal losses, with reasonable explanation, and which do not affect the "going concern" status of business will be considered, given a fundamental strength in other balance sheet and income components and performance measures. Tax returns should reflect similar income and expense figures as the financial statements for the fiscal year. Cash flow derived should support existing short term obligations and new financial obligations.

    o Individual Tax Returns: Should validate stated sources of income on the personal financial statement and support the ability to service personal financial obligations. For a sole proprietor, cash flow should provide an adequate cushion for living expenses after debt service requirements, including any proposed financial obligations.

    o Hospital Analysis: If a hospital is the lessee or will be the primary referral for a lessee, a comparative analysis of key hospital operating ratios and other measures should be completed. The hospital's occupancy rate, payor mix and competitive features also should be addressed.

        In cases where a transaction does not conform to all of the underwriting criteria, DVI Financial Services Inc. identifies methods to support the transaction without compromising credit or quality and risk. These methods include:

    o use of covenants and restrictions which identify performance goals or limit certain activities which could diminish financial strength and affect repayment ability,

    o requesting additional collateral to support transactions. This could take the form of cash deposit, letters of credit, other assets of the principal obligor or third parties (subject to appraisal), and guaranties, and

    o conditioning credit approval on the completion of certain terms, documentation or other events before formal approval is granted.

        Approval Process. Due to the large size of DVI Financial Services Inc.'s transactions, DVI Financial Services Inc. analyzes and reviews each transaction on its own merits. Pursuant to DVI Financial Services Inc. policy, the Director of Credit has approval authority for all transactions up to $500,000. The Vice President of Credit has approval authority for all transactions up to $750,000. The Chief Credit Officer -- U.S. has approval authority up to $1 million. The credit committee, which includes the above credit managers, the Chief Credit Officer of DVI, Inc. and a member of its board of directors, has approval authority for all transactions greater than $1 million. If a transaction causes aggregate customer exposure to exceed $3 million, it must receive credit committee approval, regardless of size.

        DVI Strategic Partner Group. The underwriting criteria of DVI Financial Services Inc.'s DVI Strategic Partner Group, where the equipment cost is below $200,000, are significantly different from those of the rest of DVI Financial Services Inc. An applicant completes a simple credit application. The credit applications are analyzed for approval based upon a combination of the financial condition of the applicant as well as the credit score of the applicant, which is obtained from a national credit reporting organization. If the application is approved and the conditions of approval are met, a signed purchase order is issued.

        The DVI Strategic Partner Group has established specific credit guidelines for hospitals, group practices and sole practitioners. These guidelines include, but are not restricted to, the following benchmarks for the applicant to meet:

     o has an established business for a minimum of one year to over two years, depending upon business type,

     o provides acceptable financial statements, corporate resolutions and appropriate purchase documents,

     o    provides personal guarantees under certain circumstances,

     o    provides proof of professional license, and

     o    meets a certain minimum TRW credit score.

PORTFOLIO MONITORING AND CREDIT COLLECTIONS

        Key members of DVI Financial Services Inc.'s credit, sales, operations and accounting departments meet regularly to discuss the contract portfolio delinquency report and the status of delinquent obligors. With guidance from management, the collection and/or sales departments immediately contact delinquent obligors. Due to the relatively small number of contracts in DVI Financial Services Inc.'s portfolio, the management of DVI Financial Services Inc. possesses a high degree of familiarity with virtually the entire obligor base. The Director of Portfolio Management personally administers the collection of large_balance delinquent accounts and severely delinquent accounts. Once it suspects that an obligor may experience problems in meeting its obligations, DVI Financial Services Inc. acts quickly to identify a new operator of the equipment in the event that the obligor defaults. Any repossessions are handled on an individual basis.

        The DVI Strategic Partner Group handles collections and other servicing of contracts which it has originated. Its collection department meets monthly to review and discuss the status of certain accounts and any trends in performance. For the accounts that are ten to thirty days past due, the DVI Strategic Partner Group begins an active collection process. The process is initiated by telephone contact with the obligor, and a reminder notice is sent when the contract payment becomes fifteen days past due. When the payments are thirty-one days past due, the DVI Strategic Partner Group sends a final notice letter. The DVI Strategic Partner Group sends a demand letter for possession of the equipment when the payment is sixty-one days past due. Contracts that are more than ninety-one days past due are included on a watch list which is reviewed by senior management each month.

DELINQUENCY EXPERIENCE

        The following table sets forth information with respect to delinquencies for the contracts originated or acquired by DVI Financial Services Inc. These assets are of the same type as those being included in this securitization. The data is derived from total managed domestic net financed assets, which consist of all contracts held by DVI Financial Services Inc. on balance sheet and serviced. The delinquency figures represent the entire outstanding balances of those delinquent contracts. Total delinquencies for the fiscal years 1996 through 1998 exclude contracts purchased from Affiliated Capital on September 30, 1998.

               DELINQUENCY EXPERIENCE -- DOMESTIC SERVICING PORTFOLIO

                                                           AS OF JUNE 30,
                         ---------------------------------------------------------------------------------------
                                    2000                           1999                            1998
                         -------------------------      --------------------------       ------------------------
                           AMOUNT       % OF TOTAL        AMOUNT        % OF TOTAL         AMOUNT      % OF TOTAL
                         ----------     ----------      ----------      ----------       ----------    ----------
                                                  (In thousands, except for percentage)
MANAGED NET
FINANCED ASSETS          $1,447,653                     $1,262,298                       $932,006

31 - 60 days             $    9,985          0.7%       $   12,208           1.0%        $ 15,811         1.7%

61 - 90 days                  8,630          0.6%            5,288           0.4%          15,012         1.6%

91 - 120 days                 3,848          0.3%            7,763           0.6%           8,259         0.9%

121 - 150 days                8,894          0.6%            5,168           0.4%           9,597         1.0%

151 - 180 days                5,402          0.4%            7,492           0.6%           4,079         0.4%

181 + days                   46,142          3.2%           25,598           2.0%          15,295         1.6%

TOTAL DELINQUENCIES      $   82,901          5.7%           63,517           5.0%          68,053         7.3%

                                             AS OF JUNE 30,
                      ----------------------------------------------------------
                                   1997                            1996
                      --------------------------      --------------------------
                        AMOUNT        % OF TOTAL        AMOUNT        % OF TOTAL
                      ----------      ----------      ----------      ----------
                                (In thousands, except for percentage)
MANAGED NET FINANCED
ASSETS                $ 809,090                       $ 601,543

 31 - 60 days         $   3,705           0.5%        $  10,352           1.7%
 61 - 90 days            12,133           1.5%            3,614           0.6%
 91 - 120 days            1,088           0.1%              755           0.1%
121 - 150 days            2,419           0.3%              707           0.1%
151 - 180 days            1,715           0.2%            1,790           0.3%
181 + days               12,093           1.5%           10,296           1.7%
TOTAL DELINQUENCIES   $  33,153           4.1%           27,514           4.6%

LOSS EXPERIENCE

        The following table sets forth information with respect to losses for contracts originated or acquired by DVI Financial Services Inc., including those held by DVI Financial Services Inc. on balance sheet and serviced. These assets are of the same type as those being included in this securitization. Average managed net financed assets are based on quarterly period average balances for the entire domestic servicing portfolio.

                                 Loss Experience
                                 ---------------
                             (dollars in thousands)

                                                                        Year Ending June 30
                                               -----------------------------------------------------------------------
                                                   2000            1999          1998          1997            1996
                                               -----------     -----------     ---------     ---------       ---------
Average managed net financed assets..........  $ 1,353,156     $ 1,089,031     $ 846,713     $ 704,676       $ 544,023
Net charge-offs..............................  $     6,380     $    5,258      $   1,642     $   436         $  1,475
Net charge-offs as a percentage of average
managed net financed assets..................         0.47%           0.48%         0.19%         0.06%          0.27%
                                               ===========     ===========     =========     =========       =========

        The increase in delinquencies at June 30, 2000 was a result of the growth in managed net financed assets, a bankruptcy of a borrower of $3.6 million from Third Coast Capital (a bankruptcy court order approved payment for the entire outstanding amount on June 26, 2000), a delinquency of $4.9 million loan to a psychiatric hospital in California that is secured by all assets including real estate, and $3.7 million of additional delinquencies at DVI Capital (DVI Capital discontinued operations in March 2000). All of these loans and leases are properly collateralized or reserved and no significant losses are anticipated. The increase in delinquencies in 1998 resulted primarily from a delinquency of $20.0 million borrower. This delinquency had been reduced to $9.7 million at June 30, 2000, and a $1 million loss was recognized in December, 1999. Net losses increased in the fiscal year ended June 30, 1999 primarily due to a $2.0 million loss resulting from the bankruptcy filing by Allegheny Health, Education and Research Foundation and related entities in July 1998. All of the Allegheny Health, Education and Research Foundation contracts have been paid or assumed by new parties, and no further losses will be recognized. The low loss level in 1997 appears to have resulted from normal fluctuations in annual loss levels for a large ticket equipment finance company rather than from any factors specific to that year.

        DVI Financial Services Inc.'s historical levels of allowances and delinquencies are not necessarily predictive of future results. Various factors, including changes in the way obligors are paid for their services, other developments in the healthcare industry and new technological developments affecting the resale value of financed equipment, could cause future delinquency and loss rates to be worse than those experienced historically.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Allowance for Losses on Receivables. Management regularly estimates potential loan and lease receivable losses. An amount based on this estimate is set aside on the company's books to be available to absorb credit losses in our managed asset portfolio. We evaluate the allowance each quarter to determine that it is adequate to cover possible losses. Our evaluation is based on a continuing assessment of delinquencies, historical loss experience, asset valuations, assessment of collateral and strength of guarantors, and legal options to enforce management changes or sustain legal positions. That evaluation includes estimates that may be significantly affected by changes in economic conditions or discrete events adversely affecting specific obligors. We believe that the allowance is adequate to provide for possible credit losses.

        We generally place contracts in a category in which the company has no further expectation of receiving payments, when they become greater than 90 days delinquent. At that time we consider the range of remedies available to mitigate a potential loss. Remedies include the pursuit of underlying collateral and guarantors (including recourse to dealers and manufacturers), draws on letters of credit, and protecting our investment by taking control of a medical facility's operations and replacing the existing management. Contracts are charged-off when a loss is considered probable and all reasonable remedies have been pursued. The smaller delinquent contracts arising from our vendor programs are normally charged off when they become greater than 120 days delinquent.

                                  THE SERVICER

SERVICING OBLIGATIONS AND PROCEDURES

        DVI Financial Services Inc. will be appointed as servicer under the contribution and servicing agreement to handle billing and collection of all contracts constituting trust property for the notes. It will do so in the same manner as it handles billing and collection for contracts which it owns itself. DVI Financial Services Inc. will service the trust property consistent with customary practices of other servicers in the medical equipment finance industry. In performing its duties as servicer, DVI Financial Services Inc. will act for the benefit of the transferor, the issuer, the trustee and the holders of the notes, without regard to any relationship which the servicer or any Affiliate of the servicer may otherwise have with an obligor under a contract. The servicer will always act consistently with the provisions of the indenture, as amended, and each contract, and will comply with all applicable requirements of law. Except as allowed by the terms of any contract following a default under that contract, the servicer will not take any action which would result in the interference with the obligor's right to quiet enjoyment of the equipment during the term of the contract.

        The contracts contain provisions which require the obligor to make the scheduled payment of rent or other payments under that contract on a periodic basis. These payments may be in arrears or in advance. If an obligor defaults under its contract, the servicer, on behalf of the trustee, can either repossess and re-lease or sell the related equipment to cover the remaining unpaid payments under such contract.

        Following each monthly determination date for determining payments on the notes, the servicer will remit a Servicer Advance to the trustee so that the trustee will have immediately available funds by 11:00 a.m. New York time on the second business day prior to the next payment date for the notes. Each Servicer Advance must be sufficient to cover all amounts which were due and unpaid on any delinquent contract on that determination date. The servicer will not be obligated to make a Servicer Advance for:

   o    any defaulted contract,
   o any contract that was finally liquidated on or prior to that determination date, or for

   o any other contract if the servicer, in its good faith judgment, believes that Servicer Advance would be a Nonrecoverable Advance.

If the servicer determines that any Servicer Advance it has made, or is contemplating making, would be a Nonrecoverable Advance, the servicer will deliver to the trustee an officer's certificate stating the basis for that determination. An officer's certificate must be signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the relevant entity.

        The servicer, for the benefit of the noteholders and the issuer, will be responsible for:

   o    managing, servicing and administering the trust property,
   o    enforcing and making collections on the contracts, and for
   o enforcing the rights of the noteholders and issuer in any item of equipment.

The servicer will be responsible, among other duties, for:

   o invoicing each obligor for all contract payments required to be paid by it under the contracts, in the same manner as the servicer does with respect to similar contracts owned by it,

   o maintaining for each contract, each item of equipment, each payment and each obligor, complete and accurate records in the same manner and to the same extent as the servicer does with respect to similar contracts held for its own account,

   o on behalf of DVI Receivables Corp. XII, the issuer and the trustee, seeing to it that all tax returns for sales, use, personal property and other taxes, but not corporate income tax returns, are signed and filed, and

   o on behalf of DVI Receivables Corp. XII, the issuer and the trustee, seeing to it that there are signed and filed any and all reports or licensing applications required to be filed in any jurisdiction for any contract or any item of equipment and UCC financing statements necessary to perfect, or to maintain the perfection of, the interest of the trustee in the trust property.

        The terms of a contract may be modified or adjusted by the servicer at the request of an obligor. These modifications or adjustments may include changes to the components of the equipment or corrections of information that occur when a contract enters the servicer's administrative servicing system. These modifications and adjustments may result in changes to the amount of monthly payment under that contract, the monthly payment date of the contract or changes to the equipment. However, none of these changes will:

   o    extend the stated maturity date of the notes,

   o extend by more than 24 months the scheduled termination date of the contract,

   o materially shorten or lengthen the weighted average life of any class of notes,

   o be done for contracts representing more than twenty percent of the Initial Aggregate Discounted Contract Balance of the contracts,

   o    be done for any contract that is ninety days or more delinquent,

   o decrease the Discounted Contract Balance of any contract which is modified in this way, unless the issuer deposits an amount equal to that decrease in the collection account,

   o be inconsistent with the servicing standards set forth in Section 4.01 of the contribution and servicing agreement,

   o reduce or adversely affect the obligor's obligation to maintain, service, insure and care for the equipment or permit the alteration of any item of equipment in any way which could adversely affect its present or future value, or

   o otherwise adversely affect, individually or in the aggregate, the interests of any of DVI Receivables Corp. XII, the issuer, the trustee or the noteholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        As compensation to the servicer for its servicing of the contracts, the servicer will be entitled to receive on each payment date a servicing fee from amounts on deposit in the collection account. This fee will equal the product of
(i) one-twelfth, (ii) .45% and (iii) the Aggregate Discounted Contract Balance of all contracts at the beginning of the preceding collection period, except that for the first collection period, the servicing fee shall equal the product of (i) the fraction of which the numerator is the actual number of days elapsed during the first collection period and the denominator is 360 days, (ii) .45% and (iii) the Aggregate Discounted Contract Balance of all contracts at the closing date. The collection period is, for a particular payment date, the entire calendar month immediately preceding that payment date. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid prior to distribution of any amounts to the noteholders.

        In addition, the servicer will be entitled to receive additional compensation in the form of servicing charges, which are:

   o    any late payment fees,
   o    the penalty portion of interest paid on past due amounts,
   o    origination fees,
   o    documentation fees,
   o other administrative fees or similar charges allowed by applicable law for the contracts, and
   o    other similar fees paid by the obligors.

        The servicer also is entitled to receive all earnings from any eligible investments in the collection account. The servicer will allocate payments by or on behalf of obligors between amounts then payable as scheduled payments, late fees and other charges in accordance with the servicer's normal practices and procedures.

        The servicing fee will compensate the servicer for performing the functions of a third party servicer of similar types of contracts, including collecting and posting all payments, responding to inquiries of obligors on the contracts, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collection and disposition of defaults and policing the collateral for that contract. The servicing fee also will compensate the servicer for administering the contracts, accounting for collections and furnishing statements to the trustee. The servicing fee also will reimburse the servicer for taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the contracts.

        The servicer will bear all costs of servicing the contracts under the contribution and servicing agreement. The servicer will be entitled to retain out of amounts recovered by the servicer its actual out-of-pocket expenses paid to third parties reasonably incurred. These retained amounts will only come from amounts actually recovered for any contract or the related equipment. In addition, the servicer is entitled to receive on each payment date any amounts previously paid by it as Servicer Advances, where the servicer has not been reimbursed and either the contract has become a defaulted contract or the amount has been determined to be a Nonrecoverable Advance.

EVIDENCE OF COMPLIANCE BY SERVICER

        The contribution and servicing agreement requires that with each set of financial statements delivered under the contribution and servicing agreement, the servicer will deliver an officer's certificate stating:

   o that the officer signing the certificate has reviewed the activities of the servicer during the period covered by those financial statements,

   o that the review has not disclosed the existence of any servicer event of default or, if the servicer defaults under certain sections of the contribution and servicing agreement, describing its nature and what action the servicer has taken and is taking to cure the event, and

   o that the officer has concluded that during that period the servicer has serviced the contracts in compliance with the required procedures. If not, the officer will state what were the instances of noncompliance.

OTHER SERVICING PROCEDURES

        The third business day immediately preceding each payment date is called a determination date. On each determination date, the servicer shall deliver a written report, called the monthly servicer report, to each rating agency and to the trustee.

        The issuer, trustee or any noteholder is entitled to notify the servicer that an obligor is in default under its contract. If it receives that notice, or if the servicer otherwise learns that the obligor is in default under its contract, the servicer will take action as is customary to cause the obligor to cure its default. If the default can not be cured, the servicer will use its best efforts to sell or re-lease any equipment under the defaulted contract. It will do so in a timely manner and consistent with the servicer's procedures for equipment owned by it, in order to maximize the net proceeds from that equipment, to the extent possible under then prevailing market conditions. The servicer will act in the same way as it does for its own contracts and consistent with the customary practices of servicers in the medical equipment finance industry.

        The Servicer will grant to the trustee the power, in the event an indenture or servicer event of default occurs, to act as its attorney-in-fact, to file Uniform Commercial Code financing statements in the appropriate offices showing the transfer of the contracts to the issuer and to do any and all other acts as may be necessary or appropriate. The servicer will promptly execute any document or instrument deemed necessary by the issuer or the trustee to effect or to evidence this power of attorney. All costs associated with such filings or instructions will be paid by the contributor.

RESIGNATION/REMOVAL OF THE SERVICER

        The contribution and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer, except in connection with an assignment permitted by the contribution and servicing agreement or upon a determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the contribution and servicing agreement. The servicer can only be removed if there has occurred a servicer event of default. See "Description of the Notes and Principal Transaction Documents-- Servicer Events of Default" at page S- of this prospectus supplement and "Description of the Notes and Principal Transaction Documents -- Termination of the Servicer" at page S- of this prospectus supplement.

VOLUNTARY TERMINATION OF SERVICER DUTIES

        At the option of the servicer, on any payment date on which the Pool A Aggregate Discounted Contract Balance is less than 10% of the Pool A Initial Aggregate Discounted Contract Balance, and the Pool B Aggregate Discounted Contract Balance is less than 20% of the Pool B Initial Aggregate Discounted Contract Balance, the servicer can have the Repurchase Amount deposited into the collection account for each remaining contract. In this case, the servicer will have purchased all remaining trust property and the obligations and responsibilities of the servicer shall terminate.

        The servicer has the same option to terminate its obligations and responsibilities for the contracts in Pool B, on any payment date on which the Pool B Aggregate Discounted Contract Balance is less than 20% of the Pool B Initial Aggregate Discounted Contract Balance. However, the servicer must cause the Repurchase Amount to be deposited into the collection account for each remaining contract in Pool B and the servicer will not have purchased all remaining trust property.

                           DVI RECEIVABLES CORP. VIII

        DVI Receivables Corp. VIII is a limited purpose Delaware corporation formed in December, 1998. DVI Receivables Corp. VIII is the sole owner of all of the membership units and sole member and managing member of the issuer.

        DVI Receivables Corp. VIII is also the sole owner of all of the membership units and sole member and managing member of DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C., and DVI Receivables, XI, L.L.C., each a limited purpose, limited liability company formed in Delaware. In July 1999, DVI Receivables VIII, L.L.C. issued its Asset-Backed Series 1999-1 Notes in five classes, four of which were offered in a public sale and the fifth offered in reliance upon the Rule 144A exemption permitted under the Securities Act of 1933, as amended. In October 1999, DVI Receivables X, L.L.C. issued its Asset-Backed Series 1999-2 Notes in five classes, four of which were offered in a public sale and the fifth offered in reliance upon the Rule

144A exemption permitted under the Securities Act of 1933, as amended. In May 2000, DVI Receivables XI, L.L.C. issued its Asset-Backed Series 2000 Notes in seven classes, six of which were offered in a public sale and the seventh offered in reliance upon the Rule 144A exemption permitted under the Securities Act of 1933, as amended.

        All of the outstanding capital stock of DVI Receivables Corp. VIII is owned by DVI Financial Services Inc. DVI Receivables Corp. VIII's principal executive office is located at 2500 York Road, Jamison, Pennsylvania, 18929. Its telephone number is (215) 488-5000.

                            DVI RECEIVABLES CORP. XII

        DVI Receivables Corp. XII is a limited purpose Delaware corporation formed in April, 2000 to facilitate the interim financing of the contracts by the issuer. All of the outstanding capital stock of DVI Receivables Corp. XII is owned by DVI Financial Services Inc. DVI Receivables Corp. XII's principal executive office is located at 2500 York Road, Jamison, Pennsylvania, 18929. Its telephone number is (215) 488-5000. Counsel for the underwriters will render its opinion that if DVI Financial Services Inc. were to be the subject of bankruptcy proceedings, the possibility that a court would order the consolidation of DVI Receivables Corp. XII with DVI Financial Services Inc. is extremely remote.

                                   THE ISSUER

        The issuer, DVI Receivables XII, L.L.C., is a limited purpose limited liability company organized under the laws of the State of Delaware in April, 2000. DVI Receivables Corp. VIII is the sole member of the issuer.

        The issuer will not engage in any business or investment activities other than acquiring, owning, financing, transferring, receiving or pledging the assets transferred to the issuer and related activities described in its organizational documents. The issuer has been organized so that, to the extent possible, neither it nor the trust property will be involved in any bankruptcy proceedings. For example:

        o the managing member of the issuer, DVI Receivables Corp. VIII, has at least two independent directors who are not affiliated with DVI Financial

             Services Inc. The independent directors are charged with acting in the best interests of shareholders and creditors of DVI Receivables Corp. VIII and the wholly-owned subsidiaries of DVI Receivables Corp. VIII, and the unanimous vote of all directors, including the independent directors, is necessary before DVI Receivables Corp. VIII can commence voluntary proceedings in a bankruptcy action as to either itself or the issuer, or direct the issuer to commence any voluntary bankruptcy proceedings,

        o DVI Receivables Corp. VIII, the transferor, the servicer and the trustee all will agree not to file, or join in the filing of, any legal action to force the issuer into bankruptcy proceedings, and

        o counsel for the underwriters will render its opinion that if DVI Financial Services Inc. were to be the subject of bankruptcy proceedings, then the issuer and the trust property would not be consolidated in these proceedings.

The issuer owns DVI Financial Services Inc.'s rights under any property insurance policies relating to the equipment financed under the contracts. The issuer owns DVI Receivables Corp. XII's rights and remedies under the contribution and servicing agreement.

                                   THE TRUSTEE

        The trustee, U.S. Bank Trust National Association, has its principal corporate trust office at 180 Fifth Street, St. Paul, Minnesota 55101.

        The trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the trustee listed in the indenture.

        No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the successor trustee has accepted appointment. The trustee may resign at any time by giving written notice of resignation to the issuer and the noteholders. Any successor trustee must meet the financial and other standards for qualifying as a successor trustee under the indenture. The trustee may be removed at any time by written notice from the holders of notes holding more than 50% of the Voting Rights. The issuer may remove the trustee under the limited circumstances set forth in Section 7.08 of the indenture.

        If the trustee resigns or is removed, the issuer, with the consent of the holders of notes of the majority of the Voting Rights, shall promptly appoint a successor trustee. If a successor trustee has not been appointed and accepted appointment within 30 days after notice of resignation or removal, the trustee or any noteholder may petition any court of competent jurisdiction for the appointment of a successor trustee.

                                  THE CONTRACTS

        The contracts consist of non-cancelable finance leases, fair market value leases, leveraged lease loans, lease receivable purchases and secured equipment notes. The obligors under the contracts are primarily hospitals, non-hospital medical facilities, physician groups and physicians, businesses, institutions, and professionals who utilize the equipment under those contracts for commercial use throughout the United States. No Affiliates of DVI Financial Services Inc. are or will be obligors under the contracts. The equipment is principally non-invasive medical diagnostic and therapeutic equipment. It is described on the table on page S-47 of this prospectus supplement. The issuer will acquire most of the contracts, called the initial contracts, on the closing date. On the closing date, the notes will be secured by the initial contracts, the other trust property and the amounts on deposit in the reserve account.

        The initial contracts will be purchased by the issuer from DVI Receivables Corp. XII under an amended and restated subsequent contract transfer agreement, dated as of April 1, 2000, between the issuer and DVI Receivables Corp. XII. DVI Receivables Corp. XII will have acquired the initial contracts from DVI Financial Services Inc. under an amended and restated contribution and servicing agreement, dated as of April 1, 2000, between DVI Financial Services Inc. and DVI Receivables Corp. XII. The initial contracts will be selected from all contracts owned by DVI Financial Services Inc. based on the selection criteria for Eligible Contracts specified in the contribution and servicing agreement and described in the glossary to this prospectus supplement.

        DVI Financial Services Inc. believes that the contracts are representative of all contracts owned by DVI Financial Services Inc. The contracts have been selected by DVI

Financial Services Inc. and will meet all the criteria specified in this prospectus supplement.

        DVI Financial Services Inc. shall deliver to the trustee the original counterpart of each contract as well as copies of documents and instruments relating to each contract and evidencing the security interest in the equipment securing each contract. All of these counterparts, documents and instruments are called the contract file. Each of DVI Receivables Corp. XII and the issuer will cause its accounting records to be clearly and unambiguously marked to show that each contract has been transferred by DVI Financial Services Inc. to DVI Receivables Corp. XII, by DVI Receivables Corp. XII to the issuer and pledged by the issuer to the trustee for the benefit of the noteholders pursuant to the indenture.

        Some of the contracts were originated by third parties known as brokers and acquired by DVI Financial Services Inc. through purchases in its usual course of business from various entities to those entities. These purchases are called brokered transactions. Contracts acquired by DVI Financial Services Inc. in brokered transactions are purchased by it using the same credit and equipment criteria that DVI Financial Services Inc. applies to contracts which it writes in its own name. Contracts acquired from brokers are serviced by DVI Financial Services Inc. See "DVI Financial Services Inc. -- Underwriting Criteria" at page S-20 of this prospectus supplement and "DVI Financial Services Inc.'s Credit Underwriting and Review Process" at page 6 of the prospectus, for a description of DVI Financial Services Inc.'s underwriting and credit and collection policies. It is the policy of DVI Financial Services Inc. to ensure that UCC financing statements covering the underlying equipment for contracts acquired by DVI Financial Services Inc. in brokered transactions are filed against the applicable obligors to the same extent as those financing statements would be filed if the contracts were originated by DVI Financial Services Inc. DVI Financial Services Inc. also arranges for those financing statements to be assigned to DVI Financial Services Inc. In addition, DVI Financial Services Inc. files financing statements against the applicable broker, to protect its interest in the contracts and the other assets transferred to it in brokered transactions.

        The contracts, other than the leveraged leased loans, and the equipment leases pledged as collateral for leveraged leased loans are exclusively on a "net basis", that is, the obligor is responsible for all operating expenses, including taxes and insurance premiums; except that some equipment leases pledged as collateral for leveraged leased loans may require the lessor to maintain and service the equipment. All obligors are obligated to:

   o    remit all contract payments due,

   o operate the equipment in compliance with the manufacturers' instructions,

   o except for the contracts described in the immediately preceding sentence, maintain and service the equipment, and

   o insure the equipment against casualty losses, liability for bodily injury and against property damage.

Contract documentation also typically specifies that the obligor is responsible for compliance with all applicable laws and regulations applicable to operation of the equipment. Although in most cases the contracts provide that the obligor must maintain the equipment, in some transactions the obligor's rental or debt service payments include fees for supplies and other transaction costs. These fees are collected by DVI Financial Services Inc. and remitted to the appropriate broker or service provider. These fees, as well as any other amounts included in an obligor's payments for which DVI Financial Services Inc. is not the ultimate beneficiary, such as property taxes, sales taxes, manufacturer's maintenance costs, insurance premiums and supplies and transaction costs, do not constitute part of the trust property. Also not included in the trust property are any purchase option payments and any rights of DVI Financial Services Inc. in any accounts receivable of the obligor which have been pledged to DVI Financial Services Inc. as collateral for that obligor's contract.

        The contracts, other than the leveraged leased loans, and the equipment leases pledged as collateral for a leveraged lease loan, in most cases do not provide for a right of the obligor to prepay. However, under the contribution and servicing agreement, the servicer is permitted to allow prepayment, in part or in full, in an amount not less than the Prepayment Amount or Partial Prepayment Amount, as applicable. In addition, in the event that an obligor requests an upgrade or trade-in of equipment, the servicer, after paying the Prepayment Amount or substituting an Eligible Contract, may remove the equipment and related contract from the trust property. The servicer historically has permitted obligors to terminate contracts early either in connection with the execution of a new contract of replacement equipment, or upon payment of a negotiated payoff amount, or both. Any Prepayment Amounts or Partial Prepayment Amounts paid by the servicer shall be deposited into the collection account and shall be applied as a prepayment of the notes.

        The servicer may only permit a full prepayment if the obligor pays an amount at least equal to the sum of:

   (1) the discounted contract balance of the contract as of the first day of the calendar month immediately preceding such prepayment, together with one month of interest thereon at the actual Discount Rate of 7.660%;

   (2) any unreimbursed amounts that the servicer advanced to that obligor for that contract as permitted in the contribution and servicing agreement, as described in "The Contracts" on page S-37 and "The Servicer" on page S-28 of this prospectus supplement; and

   (3) any payments due and outstanding under the contract that constitute trust property but were not the subject of a Servicer Advance.

        The servicer may only permit an obligor to partially prepay a contract if the obligor pays an amount equal to the difference between the following (1) and (2).

   (1) the difference between (A) the discounted contract balance of the contract on the first day of the collection period before the prepayment is made together with one month's interest thereon at the discount rate and (B) the discounted contract balance of the contract after the prepayment is made, less

   (2) an amount equal to any of the contract payments actually received by the servicer with respect to the prepaid portion of the contract for the current calendar month on or before the date of the partial prepayment.

        The servicer will make reasonable efforts to collect all payments under the contracts. It will use the same collection procedures as the servicer follows for the particular type of contract it services for itself and others. Some of these other arrangements may result in the servicer acquiring a defaulted contract. The servicer may sell the equipment securing a defaulted contract at a public or private sale, or take any other action permitted by applicable law.

        A contract is a defaulted contract when either:

    o any contract payment or portion of contract payment is delinquent for more than 180 days as of the last day of the calendar month,

    o the servicer has not made a Servicer Advance to cover any delinquent amounts, on the grounds that the advance would not be recoverable,

    o the contract has been rejected in a bankruptcy proceeding involving the obligor under that contract, or

    o the lessor for any leveraged lease loan has rejected the related lease in a bankruptcy proceeding involving that lessor.

        For purposes of determining the length of time that a contract is delinquent, the delinquency of a contract payment is measured using the contract payments required to be made during the term of the contract as it was written on the date that the contract became part of the trust property. This does not take into account any modifications, waivers or extensions granted by the servicer after that date, although modifications permitted under Section 4.02 of the contribution and servicing agreement will be taken into account.

        In contrast with a defaulted contract, a delinquent contract is, as of any determination date, any contract under which the obligor has not paid all contract payments which were due at the end of the prior calendar month. However, a delinquent contract does not include a contract which became a defaulted contract prior to that determination date. DVI Financial Services Inc. will have the right, but not the obligation, to repurchase a delinquent contract in order to more effectively service a delinquent contract and to enforce the obligations of the obligor under the delinquent contract, but DVI Financial Services Inc. will not repurchase more than fifteen percent of the Initial Aggregate Discounted Contract Balance of the contracts.

STATISTICAL INFORMATION FOR THE CONTRACTS

        The statistical information presented in this prospectus supplement concerning the contracts is referred to as the statistical contracts. The information in this prospectus supplement regarding the statistical contracts has been calculated using an assumed Discount Rate of 7.75% per annum. The Aggregate Discounted Contract Balance of the statistical contracts as of the cut-off date is $272,828,157.80 using the assumed Discount Rate. The Aggregate Discounted Contract Balance of the initial contracts as of the cut-off date is $273,612,728.90 using the actual Discount Rate. The composition of the initial contracts as of the cut-off date will vary somewhat from the composition of the statistical contracts as presented in this prospectus supplement. DVI Financial Services Inc. does not expect that any resulting difference will be material. We did not include purchase option payments or miscellaneous payments in our calculations of Discounted Contract Balances. For the purposes of future calculations, except when calculating a repurchase price of a contract, we assumed that the Discounted Contract Balance of any defaulted contract is zero. In addition, some statistical contracts included in the statistical information included in this prospectus supplement may not meet the eligibility requirements as of the cut-off date and will be removed from the initial contracts. Also, there may be some initial contracts that are not included as statistical contracts. As a result, the composition as of the closing date for the final pool of initial contracts will vary somewhat from the composition as presented in this prospectus supplement. DVI Financial Services Inc. does not expect that any resulting variance will be material.

        Detailed information for the statistical contracts is given below. References in this prospectus supplement to percentages refer in each case to the percentage of the Aggregate Discounted Contract Balance calculated based on the assumed Discount Rate of the statistical contracts as of the cut-off date. As of the cut-off date, the statistical contracts had remaining terms to maturity of 2 to 83 months. The final scheduled payment date of the statistical contract with the latest maturity will be in September 30, 2007. As of the cut-off date, the Discounted Contract Balances of the statistical contracts range from $1,887.02 to $5,117,844.60. No more than 2.62% of the Aggregate Discounted Contract Balance of the statistical contracts is attributable to any one obligor. The average Discounted Contract Balance of the statistical contracts is approximately $160,581.61.

        Information regarding the statistical contracts is given in the tables below. Figures may not add up exactly to the stated totals because of rounding. All information has been calculated on the basis of the assumed Discount Rate.

        The statistical information in this prospectus supplement does not reflect any information regarding any contracts that are included in the trust property but were not included in the statistical contracts. Although the addition of these contracts may change relative data given in the tables below, all initial contracts must satisfy particular conditions, including that they are Eligible Contracts. See "The Contracts -- Substitute Contracts" at page S-54 of this prospectus supplement.

        Any references in the tables below to

    o "Number of contracts" treat separate equipment schedules to the same master contract as separate contracts,

    o "Original Equipment Cost" means, with respect to contracts acquired by DVI Financial Services Inc. from others, the amount recorded on DVI Financial Services Inc.'s records as paid by DVI Financial Services Inc. to acquire that contract and the broker's interest in the related equipment, and

    o "Discounted Contract Balance" means the present value of the statistical contracts, calculated based on an assumed Discount Rate of 7.75%. We believe that the use of the assumed Discount Rate does not materially alter the resulting information in a way that would mislead prospective noteholders.

                  GEOGRAPHIC DISTRIBUTION OF THE STATISTICAL
                      CONTRACT POOL BY EQUIPMENT LOCATION
                      -----------------------------------

                                                                            PERCENTAGE                    PERCENTAGE
                                             PERCENTAGE                    OF AGGREGATE                  OF AGGREGATE
                                            OF AGGREGATE    DISCOUNTED      DISCOUNTED      ORIGINAL       ORIGINAL
                                NUMBER OF     NUMBER OF      CONTRACT        CONTRACT       EQUIPMENT     EQUIPMENT
      EQUIPMENT LOCATION        CONTRACTS     CONTRACTS       BALANCE         BALANCE         COST           COST
------------------------------ ----------- -------------- --------------  -------------- --------------  ------------
Alabama ......................      21           1.24%    $ 4,768,963.73        1.75%    $ 6,569,770.65      2.24%
Alaska .......................       2           0.12          19,890.50        0.01          18,666.90      0.01
Arizona ......................      28           1.65       8,103,981.08        2.97       8,575,175.70      2.92
Arkansas .....................       6           0.35       1,900,644.65        0.70       3,028,975.55      1.03
California ...................     228          13.42      30,160,496.38       11.05      32,474,142.95     11.05
Colorado .....................      37           2.18      10,488,917.24        3.84       9,929,118.50      3.38
Connecticut ..................      24           1.41         882,394.31        0.32         961,208.70      0.33
Delaware .....................       1           0.06          40,140.72        0.01          44,666.00      0.02
District of Columbia .........       4           0.24       1,635,679.73        0.60       1,545,793.19      0.53
Florida ......................     182          10.71      29,112,139.05       10.67      31,541,563.17     10.73
Georgia ......................      50           2.94       7,728,741.11        2.83       7,485,689.20      2.55
Hawaii .......................       2           0.12         119,392.24        0.04         152,876.18      0.05
Idaho ........................      14           0.82         665,767.30        0.24         773,419.76      0.26
Illinois .....................      73           4.30       7,719,104.34        2.83      10,508,242.91      3.58
Indiana ......................      39           2.30       1,544,319.40        0.57       2,851,898.21      0.97
Iowa .........................      10           0.59         643,369.68        0.24       1,252,190.69      0.43
Kansas .......................       8           0.47         120,963.08        0.04         122,150.07      0.04
Kentucky .....................      15           0.88       2,747,176.25        1.01       2,547,138.64      0.87
Louisiana ....................      14           0.82         501,474.00        0.18         514,151.52      0.17
Maine ........................       5           0.29         201,773.73        0.07         213,939.01      0.07
Maryland .....................      38           2.24       4,678,215.29        1.71       4,695,837.05      1.60
Massachusetts ................      46           2.71       4,367,517.58        1.60       8,392,482.48      2.86
Michigan .....................      55           3.24       5,148,401.90        1.89       5,267,398.77      1.79
Minnesota ....................       9           0.53       2,065,080.36        0.76       1,923,351.16      0.65
Mississippi ..................      10           0.59       6,779,590.34        2.48       6,321,996.25      2.15
Missouri .....................      25           1.47       4,077,155.11        1.49       3,979,266.26      1.35
Montana ......................       4           0.24       1,426,430.40        0.52       1,620,264.13      0.55
Nebraska .....................       7           0.41       2,840,210.53        1.04       2,694,751.02      0.92
Nevada .......................      10           0.59         520,570.12        0.19         496,777.53      0.17
New Hampshire ................       2           0.12         120,090.05        0.04         116,181.77      0.04
New Jersey ...................      71           4.18      10,523,656.75        3.86      10,865,500.82      3.70
New Mexico ...................      12           0.71      11,432,320.93        4.19      11,149,575.65      3.79
New York .....................     166           9.77      32,606,112.21       11.95      33,813,006.36     11.50

                                                                      PERCENTAGE                     PERCENTAGE
                                       PERCENTAGE                    OF AGGREGATE                   OF AGGREGATE
                                      OF AGGREGATE    DISCOUNTED      DISCOUNTED       ORIGINAL       ORIGINAL
                          NUMBER OF     NUMBER OF      CONTRACT        CONTRACT       EQUIPMENT      EQUIPMENT
   EQUIPMENT LOCATION     CONTRACTS     CONTRACTS      BALANCE         BALANCE           COST           COST
------------------------ ----------- -------------- ---------------  ------------  ---------------  ------------
North Carolina .........      41           2.41%    $  3,761,200.22      1.38%     $  3,778,479.65      1.29%
North Dakota ...........       1           0.06            5,294.32      0.00             5,600.00      0.00
Ohio ...................      46           2.71        9,229,577.85      3.38         9,010,578.39      3.07
Oklahoma ...............      10           0.59          425,529.78      0.16           653,395.59      0.22
Oregon .................      13           0.77        1,434,792.62      0.53         1,384,651.40      0.47
Pennsylvania ...........      86           5.06       11,791,897.73      4.32        13,743,839.34      4.68
Puerto Rico ............      15           0.88          653,178.98      0.24           649,302.40      0.22
Rhode Island ...........       6           0.35          238,855.40      0.09           252,835.48      0.09
South Carolina .........      18           1.06        1,148,213.36      0.42         1,155,132.48      0.39
South Dakota ...........       4           0.24          171,027.37      0.06           182,524.88      0.06
Tennessee ..............      19           1.12        1,131,401.88      0.41         1,948,348.09      0.66
Texas ..................     127           7.47       32,606,083.63     11.95        33,756,369.70     11.48
Utah ...................      12           0.71          441,981.86      0.16           452,530.56      0.15
Virginia ...............      30           1.77        3,133,636.08      1.15         3,357,616.90      1.14
Washington .............      31           1.82        7,301,926.73      2.68         6,830,006.95      2.32
West Virginia ..........       6           0.35          238,405.33      0.09           258,508.21      0.09
Wisconsin ..............      13           0.77        1,785,815.71      0.65         1,665,671.09      0.57
Wyoming ................       3           0.18        1,638,658.86      0.60         2,396,339.07      0.82
                           -----         ------     ----------------   ------      ----------------   ------
Total ..................   1,699         100.00%    $ 272,828,157.80   100.00%     $ 293,928,896.93   100.00%
                           =====         ======     ================   ======      ================   ======

Based upon equipment addresses as reflected on the Servicer's records.

                        DISTRIBUTION OF THE STATISTICAL
                   CONTRACT POOL BY REMAINING CONTRACT TERM
                   ----------------------------------------

                                                                  PERCENTAGE                      PERCENTAGE
                                PERCENTAGE                       OF AGGREGATE                    OF AGGREGATE
     RANGE OF                  OF AGGREGATE      DISCOUNTED       DISCOUNTED       ORIGINAL        ORIGINAL
 REMAINING TERMS   NUMBER OF     NUMBER OF        CONTRACT         CONTRACT       EQUIPMENT       EQUIPMENT
   (IN MONTHS)     CONTRACTS     CONTRACTS         BALANCE          BALANCE          COST            COST
----------------- ----------- -------------- ------------------ -------------- ----------------- ------------
 1-12 ...........    66         3.88%        $  2,801,490.73         1.03%     $ 15,854,476.14       5.39%
13-24 ...........   192        11.30           10,584,702.63         3.88        21,963,820.21       7.47
25-36 ...........   540        31.78           27,315,789.52        10.01        30,580,194.31      10.40
37-48 ...........   176        10.36           23,347,490.36         8.56        25,090,674.61       8.54
49-60 ...........   624        36.73          100,790,967.37        36.94        98,763,447.55      33.60
61-72 ...........    89         5.24           77,829,770.23        28.53        72,683,845.13      24.73
73-84 ...........    12         0.71           30,157,946.96        11.05        28,992,438.98       9.86
                  -----       ------         ----------------      ------      ----------------    ------
Total ........... 1,699       100.00%        $ 272,828,157.80      100.00%     $ 293,928,896.93    100.00%
                  =====       ======         ================      ======      ================    ======


     DISTRIBUTION OF THE STATISTICAL CONTRACT POOL BY ORIGINAL CONTRACT TERM
     -----------------------------------------------------------------------

                                                                 PERCENTAGE                        PERCENTAGE
                               PERCENTAGE                       OF AGGREGATE                      OF AGGREGATE
     RANGE OF                 OF AGGREGATE      DISCOUNTED       DISCOUNTED        ORIGINAL         ORIGINAL
 ORIGINAL TERMS   NUMBER OF     NUMBER OF        CONTRACT         CONTRACT         EQUIPMENT       EQUIPMENT
   (IN MONTHS)    CONTRACTS     CONTRACTS         BALANCE          BALANCE           COST             COST
---------------- ----------- -------------- ------------------ -------------- ------------------ -------------
 1-12 ..........      29           1.71%     $    439,971.43         0.16%     $    902,179.35        0.31%
13-24 ..........     153           9.01         3,785,939.71         1.39         4,263,593.98        1.45
25-36 ..........     482          28.37        24,065,786.70         8.82        26,755,622.75        9.10
37-48 ..........     227          13.36        18,966,762.50         6.95        20,461,565.47        6.96
49-60 ..........     584          34.37        77,910,356.66        28.56        80,349,987.03       27.34
61-72 ..........     196          11.54       103,051,327.81        37.77       111,617,876.32       37.97
73-84 ..........      22           1.29        34,858,273.80        12.78        37,695,067.60       12.82
85-96 ..........       6           0.35         9,749,739.19         3.57        11,883,004.43        4.04
                   -----         ------      ----------------      ------      ----------------     ------
Total ..........   1,699         100.00%     $ 272,828,157.80      100.00%     $ 293,928,896.93     100.00%
                   =====         ======      ================      ======      ================     ======

                        DISTRIBUTION OF THE STATISTICAL
                      CONTRACT POOL BY TYPE OF EQUIPMENT
                      ----------------------------------

                                                                                      PERCENTAGE                        PERCENTAGE
                                                   PERCENTAGE                        OF AGGREGATE                      OF AGGREGATE
                                                  OF AGGREGATE     DISCOUNTED         DISCOUNTED        ORIGINAL         ORIGINAL
                                      NUMBER OF     NUMBER OF       CONTRACT           CONTRACT        EQUIPMENT        EQUIPMENT
           EQUIPMENT TYPE             CONTRACTS     CONTRACTS       BALANCE             BALANCE           COST             COST
------------------------------------ ----------- -------------- ------------------- -------------- ------------------ -------------
Computer and Peripherals ...........      143         8.42%     $ 12,494,608.81          4.58%     $ 13,023,492.89         4.43%
Computerized Tomography ............       33         1.94        21,967,541.33          8.05        22,147,087.95         7.53
Dental Equipment ...................      133         7.83         1,934,041.51          0.71         2,012,499.36         0.68
Diagnostic Equipment ...............       57         3.35         5,179,095.16          1.90         5,134,598.18         1.75
Dialysis ...........................        1         0.06           788,840.66          0.29         2,129,133.97         0.72
Facilities .........................      104         6.12        25,011,073.79          9.17        27,693,276.48         9.42
Imaging System .....................       47         2.77        11,729,449.98          4.30        13,157,819.80         4.48
Laboratory .........................       13         0.77         9,547,940.07          3.50         9,251,779.73         3.15
Magnetic Resonance Imaging .........       91         5.36        90,595,572.82         33.21        98,548,382.13        33.53
Mammography ........................        9         0.53           648,977.48          0.24           739,457.31         0.25
Medical Devices ....................       41         2.41         2,312,458.79          0.85         2,402,573.42         0.82
Medical Equipment ..................      623        36.67        52,954,201.70         19.41        54,244,588.15        18.46
Medical Vehicles ...................        8         0.47           856,785.90          0.31         1,294,788.86         0.44
Optometry ..........................       41         2.41         3,028,302.93          1.11         2,970,940.46         1.01
Patient Monitoring .................      102         6.00         2,743,352.15          1.01         2,788,250.44         0.95
Physical Therapy ...................       50         2.94         1,553,002.12          0.57         1,629,344.40         0.55
Radiation Therapy ..................        5         0.29         2,026,152.70          0.74         6,405,056.00         2.18
Radiology ..........................        7         0.41         2,063,789.90          0.76         1,906,987.20         0.65
Surgical Equipment .................      110         6.47        15,727,120.86          5.76        16,137,295.12         5.49
Telecommunication ..................       10         0.59         4,155,715.81          1.52         4,838,936.65         1.65
Ultrasound .........................       49         2.88         4,938,422.54          1.81         4,894,608.26         1.67
Urology ............................        5         0.29            99,999.70          0.04            99,837.09         0.03
Veterinary Equipment ...............        4         0.24            17,916.79          0.01            23,091.45         0.01
X-Ray ..............................       13         0.77           453,794.30          0.17           455,071.63         0.15
                                        -----       ------      ----------------       ------      ----------------      ------
Total ..............................    1,699       100.00%     $ 272,828,157.80       100.00%     $ 293,928,896.93      100.00%
                                        =====       ======      ================       ======      ================      ======



        By way of explanation for some of the equipment types listed on the table on page S-47:

    o Magnetic resonance imaging equipment provides high resolution images of soft tissues and is particularly useful for diagnosis of neurological disorders of the spine, head and neck that would otherwise require risky exploratory surgeries. More recently, MRI systems have become widely known for the diagnosis of musculoskeletal injuries, most notably, knee and shoulder problems related to sports injuries. MRI is based on the principle that body tissues behave differently in response to the application of strong but harmless magnetic fields which produce differentiated and contrasting images of healthy versus diseased organs and tissues. MRI systems range in selling price from $750,000 to $2,200,000.

    o Medical equipment represents all equipment located in a medical facility or laboratory including, but not limited to, hyperbaric chambers, IV pumps, teleradiology/telecardiology systems, blood gas analyzers, endoscopy systems, and medical beds.

    o Surgical equipment is patient treatment equipment used in surgical procedures. Prices range from $5,000 to $1,000,000.

    o Facilities are primarily specific improvements used to house MRI, computerized tomography and radiation therapy units. The prices range from $50,000 to $500,000.

    o Radiation therapy equipment includes linear accelerators, radiation therapy simulators and planning systems. These are used to provide radiation for the treatment of patients diagnosed with cancer. Prices range from $100,000 to $1,500,000.

    o Computers and peripherals are hardware and software used in practice management, accounting, billing, patient management and research and development within medical facilities. The cost of the computer systems range from $5,000 to $2,000,000.

    o Imaging systems, excluding MRIs and computerized tomography systems, are nuclear medicine systems that generate metabolic or functional images to determine whether organs or tissues function properly. Images are generated through the use of short-lived radioactive isotopes which are ingested by or injected into patients to study metabolic functions. As the isotopes decay, they emit small doses of radioactivity which are detected by the nuclear medicine camera to produce two-dimensional images. These systems range in selling price from $50,000 to $500,000.

    o Computerized tomography is used to image tumors and for motion sensitive, yet high contrast, diagnostic studies. It produces higher contrast images than conventional X-ray. Computerized tomography scanners range in selling price from $300,000 to $800,000.

    o Ultrasound is the preferred imaging modality for obstetrics, as well as certain vascular and cardiac studies. Ultrasound systems emit ultrasonic sound waves which are reflected by body tissues, then recorded and processed into images by a computer. Selling prices for ultrasound systems range from $50,000 to $750,000.

    o Physical therapy equipment is used in patient rehabilitation including treadmill machines, fitness equipment and therapy simulators. Prices range from $5,000 to $400,000.

    o Mammography equipment is special equipment used in the detection of breast cancer. Selling prices range from $30,000 to $500,000.

    o Radiology equipment is used to determine the functional state of organs. Prices range from $50,000 to $500,000.

    o Conventional X-ray equipment uses ionizing radiation to produce single-dimension images on a sheet of transparent film. Other X-ray systems are used in diagnostic imaging studies such as peripheral and coronary angiography. Selling prices range from $5,000 to $500,000.

                        DISTRIBUTION OF THE STATISTICAL
                 CONTRACT POOL BY DISCOUNTED CONTRACT BALANCE
                 --------------------------------------------

                                                                                   PERCENTAGE                        PERCENTAGE
                                                   PERCENTAGE                     OF AGGREGATE                      OF AGGREGATE
                                                  OF AGGREGATE     DISCOUNTED      DISCOUNTED        ORIGINAL         ORIGINAL
         RANGE OF DISCOUNTED           NUMBER OF    NUMBER OF       CONTRACT        CONTRACT        EQUIPMENT        EQUIPMENT
          CONTRACT BALANCES            CONTRACTS    CONTRACTS        BALANCE         BALANCE           COST             COST
------------------------------------- ----------- ------------  ---------------  -------------- ------------------- ------------
$        0.01-$   25,000.00.........      816        48.03%     $  9,495,041.28        3.48%     $ 10,467,379.27         3.56%
$   25,000.01-$   50,000.00.........      306        18.01        10,992,365.96        4.03        12,144,696.93         4.13
$   50,000.01-$   75,000.00.........      157         9.24         9,754,174.64        3.58        11,192,245.82         3.81
$   75,000.01-$  100,000.00.........       81         4.77         7,076,401.96        2.59         7,992,396.97         2.72
$  100,000.01-$  150,000.00.........       64         3.77         7,717,545.43        2.83        11,203,062.55         3.81
$  150,000.01-$  200,000.00.........       50         2.94         8,557,551.25        3.14        10,240,558.08         3.48
$  200,000.01-$  250,000.00.........       23         1.35         5,241,320.46        1.92         9,113,780.44         3.10
$  250,000.01-$  300,000.00.........       22         1.29         6,009,784.12        2.20        11,847,002.70         4.03
$  300,000.01-$  350,000.00.........        5         0.29         1,647,658.02        0.60         1,657,299.18         0.56
$  350,000.01-$  400,000.00.........       15         0.88         5,649,593.32        2.07         5,768,992.95         1.96
$  400,000.01-$  450,000.00.........       18         1.06         7,687,789.33        2.82         9,183,011.03         3.12
$  450,000.01-$  500,000.00.........        9         0.53         4,271,711.48        1.57         4,523,655.74         1.54
$  500,000.01-$  750,000.00.........       36         2.12        22,362,412.42        8.20        24,992,592.98         8.50
$  750,000.01-$1,000,000.00.........       20         1.18        17,290,926.49        6.34        18,550,766.08         6.31
$1,000,000.01-$2,000,000.00.........       52         3.06        71,115,490.35       26.07        70,522,192.18        23.99
$2,000,000.01-$3,000,000.00.........       12         0.71        28,233,633.04       10.35        26,747,325.41         9.10
$3,000,000.01-$4,000,000.00.........        8         0.47        26,766,626.05        9.81        25,892,900.68         8.81
$4,000,000.01-$5,000,000.00.........        3         0.18        12,776,338.06        4.68        12,300,846.49         4.18
$5,000,000.01-$6,000,000.00.........        2         0.12        10,181,794.14        3.73         9,588,191.45         3.26
                                         -----       ------      ----------------    ------      ----------------      ------
Total ...............................    1,699       100.00%     $ 272,828,157.80    100.00%     $ 293,928,896.93      100.00%
                                         =====       ======      ================    ======      ================      ======

                        DISTRIBUTION OF THE STATISTICAL
                   CONTRACT POOL BY ORIGINAL EQUIPMENT COST
                   ----------------------------------------

                                                                                     PERCENTAGE                        PERCENTAGE
                                                   PERCENTAGE                       OF AGGREGATE                      OF AGGREGATE
                                                  OF AGGREGATE      DISCOUNTED       DISCOUNTED        ORIGINAL         ORIGINAL
          RANGE OF ORIGINAL           NUMBER OF     NUMBER OF        CONTRACT         CONTRACT         EQUIPMENT       EQUIPMENT
           EQUIPMENT COST             CONTRACTS     CONTRACTS         BALANCE          BALANCE           COST             COST
------------------------------------ ----------- -------------- ------------------ -------------- ------------------ -------------
$        0.01-$   25,000.00.........      796        46.85%     $  9,135,985.97         3.35%     $  9,615,266.92         3.27%
$   25,000.01-$   50,000.00.........      310        18.25        10,851,650.50         3.98        11,351,557.57         3.86
$   50,000.01-$   75,000.00.........      150         8.83         9,054,020.27         3.32         9,477,542.92         3.22
$   75,000.01-$  100,000.00.........       82         4.83         6,639,720.93         2.43         7,020,722.91         2.39
$  100,000.01-$  150,000.00.........       68         4.00         7,938,062.82         2.91         8,180,415.35         2.78
$  150,000.01-$  200,000.00.........       46         2.71         7,521,649.54         2.76         7,961,154.43         2.71
$  200,000.01-$  250,000.00.........       25         1.47         5,247,059.95         1.92         5,530,080.94         1.88
$  250,000.01-$  300,000.00.........       23         1.35         4,702,204.53         1.72         6,245,013.64         2.12
$  300,000.01-$  350,000.00.........        8         0.47         2,358,159.74         0.86         2,637,633.63         0.90
$  350,000.01-$  400,000.00.........       21         1.24         7,534,163.52         2.76         7,913,617.76         2.69
$  400,000.01-$  450,000.00.........        9         0.53         3,780,258.18         1.39         3,842,964.73         1.31
$  450,000.01-$  500,000.00.........       15         0.88         6,668,457.02         2.44         7,145,066.66         2.43
$  500,000.01-$  750,000.00.........       36         2.12        21,389,305.07         7.84        21,843,429.90         7.43
$  750,000.01-$1,000,000.00.........       24         1.41        20,394,425.32         7.48        21,208,023.80         7.22
$1,000,000.01-$2,000,000.00.........       60         3.53        77,243,802.54        28.31        85,772,256.31        29.18
$2,000,000.01-$3,000,000.00.........       17         1.00        35,718,448.66        13.09        42,264,454.50        14.38
$3,000,000.01-$4,000,000.00.........        4         0.24        13,984,975.29         5.13        13,931,532.02         4.74
$4,000,000.01-$5,000,000.00.........        4         0.24        17,601,858.41         6.45        16,985,375.49         5.78
$5,000,000.01-$6,000,000.00.........        1         0.06         5,063,949.54         1.86         5,002,787.45         1.70
                                        -----       ------      ----------------      ------      ----------------      ------
Total ..............................    1,699       100.00%     $ 272,828,157.80      100.00%     $ 293,928,896.93      100.00%
                                        =====       ======      ================      ======      ================      ======

                        DISTRIBUTION OF THE STATISTICAL
                     CONTRACT POOL BY TEN LARGEST OBLIGORS
                     -------------------------------------

                                                                  PERCENTAGE                        PERCENTAGE
                                PERCENTAGE                       OF AGGREGATE                      OF AGGREGATE
                               OF AGGREGATE      DISCOUNTED       DISCOUNTED        ORIGINAL         ORIGINAL
                   NUMBER OF     NUMBER OF        CONTRACT         CONTRACT         EQUIPMENT       EQUIPMENT
 OBLIGOR RANKING   CONTRACTS     CONTRACTS         BALANCE          BALANCE           COST             COST
----------------- ----------- -------------- ------------------ -------------- ------------------ -------------
1 ...............        2         0.12%     $  7,144,661.34         2.62%     $  7,599,125.00         2.59%
2 ...............        2         0.12         6,447,246.12         2.36         6,000,000.00         2.04
3 ...............        5         0.29         6,246,489.05         2.29         6,005,757.53         2.04
4 ...............        8         0.47         6,177,097.20         2.26         6,389,271.97         2.17
5 ...............        3         0.18         6,141,669.15         2.25         5,913,821.43         2.01
6 ...............        4         0.24         5,554,040.94         2.04         4,926,434.90         1.68
7 ...............        1         0.06         5,117,844.60         1.88         4,585,404.00         1.56
8 ...............        1         0.06         5,063,949.54         1.86         5,002,787.45         1.70
9 ...............        3         0.18         4,689,675.46         1.72         4,216,290.04         1.43
10 ..............        1         0.06         4,511,008.27         1.65         4,171,723.91         1.42
Other ...........    1,669        98.23       215,734,476.13        79.07       239,118,280.70        81.35
                     -----       ------      ----------------      ------      ----------------      ------
Total ...........    1,699       100.00%     $ 272,828,157.80      100.00%     $ 293,928,896.93      100.00%
                     =====       ======      ================      ======      ================      ======


        DISTRIBUTION OF THE STATISTICAL CONTRACT POOL BY CONTRACT TYPE
        --------------------------------------------------------------

                                                                                   PERCENTAGE                        PERCENTAGE
                                                 PERCENTAGE                       OF AGGREGATE                      OF AGGREGATE
                                                OF AGGREGATE      DISCOUNTED       DISCOUNTED        ORIGINAL         ORIGINAL
                                    NUMBER OF     NUMBER OF        CONTRACT         CONTRACT         EQUIPMENT       EQUIPMENT
           CONTRACT TYPE            CONTRACTS     CONTRACTS         BALANCE          BALANCE           COST             COST
---------------------------------- ----------- -------------- ------------------ -------------- ------------------ -------------
Fair Market Value Leases .........      361        21.25         40,351,098.62       14.79         43,944,758.75      14.95
Finance Leases ...................      938        55.21%     $  83,441,907.84       30.58%     $  91,484,755.33      31.12%
Secured Equipment Notes ..........      400        23.54        149,035,151.34       54.63        158,499,382.85      53.92
                                      -----       ------      ----------------      ------      ----------------     ------
Total ............................    1,699       100.00%     $ 272,828,157.80      100.00%     $ 293,928,896.93     100.00%
                                      =====       ======      ================      ======      ================     ======

                        DISTRIBUTION OF THE STATISTICAL
                        CONTRACT POOL BY BUSINESS TYPE
                        ------------------------------

                                                                                    PERCENTAGE                        PERCENTAGE
                                                  PERCENTAGE                       OF AGGREGATE                      OF AGGREGATE
                                                 OF AGGREGATE      DISCOUNTED       DISCOUNTED        ORIGINAL         ORIGINAL
                                     NUMBER OF     NUMBER OF        CONTRACT         CONTRACT         EQUIPMENT       EQUIPMENT
           BUSINESS TYPE             CONTRACTS     CONTRACTS         BALANCE          BALANCE           COST             COST
----------------------------------- ----------- -------------- ------------------ -------------- ------------------ -------------
Dental ............................      229        13.48%     $  3,606,802.86         1.32%     $  4,942,382.94         1.68%
Diagnostic Imaging Center .........       14         0.82         9,361,625.75         3.43         8,855,148.79         3.01
Dialysis Center ...................        2         0.12            83,995.13         0.03            80,997.09         0.03
Holding Company/Various
 Centers ..........................       24         1.41         9,904,395.81         3.63        11,370,829.70         3.87
Home Health Care ..................       22         1.29         1,802,337.10         0.66         1,812,615.21         0.62
Hospital ..........................      114         6.71        20,994,825.93         7.70        23,330,940.54         7.94
Hyperbaric Chambers ...............        2         0.12           830,508.34         0.30           783,244.29         0.27
M.D. Clinic .......................      162         9.54        12,516,181.50         4.59        12,328,351.86         4.19
Mobile MRI ........................        8         0.47         2,497,303.01         0.92         4,356,295.74         1.48
MRI Only Center ...................       64         3.77        43,408,321.76        15.91        48,824,347.90        16.61
MRI & Other Multiple
 Center ...........................       57         3.35        34,702,595.29        12.72        33,233,255.50        11.31
Multi-Modality ....................       81         4.77        45,664,896.23        16.74        44,992,493.05        15.31
Optical ...........................       69         4.06         4,734,787.85         1.74         5,446,400.04         1.85
Outpatient Surgery Center .........       28         1.65        15,490,074.16         5.68        15,397,377.30         5.24
Physician Practices ...............      333        19.60        19,877,664.58         7.29        24,505,510.35         8.34
Positron Emission
 Tomography .......................        4         0.24         3,513,818.09         1.29         3,188,460.11         1.08
Radiation Therapy Center ..........        7         0.41         2,219,253.33         0.81         4,871,635.17         1.66
Skilled Nursing Center ............       42         2.47         1,887,707.42         0.69         1,925,275.87         0.66
Other .............................      437        25.72        39,731,063.66        14.56        43,683,335.48        14.86
                                       -----       ------      ----------------      ------      ----------------      ------
Total .............................    1,699       100.00%     $ 272,828,157.80      100.00%     $ 293,928,896.93      100.00%
                                       =====       ======      ================      ======      ================      ======

SUBSTITUTE CONTRACTS

        Under some circumstances, the servicer will have the right, but not the obligation, at any time to substitute one or more Eligible Contracts and a security interest in the equipment under that contract for a contract in a pool. We call this Eligible Contract and related rights a substitute contract. This right of substitution can be exercised for Pool A contracts if:

    o (A) any contract payment on a Pool A contract is delinquent for at least sixty consecutive days as of the most recent determination date; (B) a bankruptcy petition has been filed by or against the obligor or, for a leveraged lease loan, the related lessor, under any Predecessor Contract; or (C) the Pool A contract became a defaulted contract for the first time during the related collection period,

    o other conditions listed in the contribution and servicing agreement have been satisfied, and

    o the sum of (x) the Discounted Contract Balances of all substitute contracts substituted as provided for in this sentence and (y) amounts deposited by the servicer in the collection account in connection with all those substitutions mentioned in this sentence does not exceed 10% of the Pool A Aggregate Discounted Contract Balance as of the closing date.

        In addition to these rights, the servicer will also have the right, but not the obligation, at any time to substitute one or more substitute contracts and a security interest in the related equipment for a Pool A contract and a security interest in the related equipment. This right of substitution can be exercised if:

    o   the Pool A contract has been prepaid,

    o conditions listed in the contribution and servicing agreement have been satisfied, and

    o the sum of (x) the Discounted Contract Balance of all substitute contracts substituted as provided for in this sentence and those made under section 4.02 of the contribution and servicing agreement and (y) amounts deposited by the servicer in the collection account in connection with all substitutions mentioned in this sentence and those substitutions made under section 4.02 of the contribution and servicing agreement does not exceed 10% of the Pool A Aggregate Discounted Contract Balance as of the closing date.

        Under some circumstances, the servicer will have the right, but not the obligation, to substitute one or more Eligible Contracts and a security interest in the related equipment for a Pool B contract. This right of substitution can be exercised if:

    o conditions listed in the contribution and servicing agreement have been satisfied, and

    o the sum of (x) the Discounted Contract Balances of all substitute contracts substituted under this sentence and (y) amounts deposited by the servicer in the collection account in connection with all substitutions under this sentence does not exceed 10% of the Pool B Aggregate Discounted Balance as of the closing date.

        In addition, the servicer will have the right, but not the obligation, at any time in connection with the exercise by DVI Receivables Corp. XII of its substitution rights, to substitute one or more substitute contracts and a security interest in the related equipment for a Pool B contract and a security interest in the related equipment. This right of substitution can be exercised if:

    o   the Pool B contract has been prepaid,

    o conditions listed in the contribution and servicing agreement have been satisfied, and

    o the sum of (x) the Discounted Contract Balance of all substitute contracts substituted as provided for in this sentence and those made under section 4.02 of the contribution and servicing agreement and (y) amounts deposited by the servicer in the collection account in connection with all substitutions mentioned in this sentence and those substitutions made under section 4.02 of the contribution and servicing agreement does not exceed 10% of the Pool B Aggregate Discounted Contract Balance as of the closing date. Unless each rating agency has given its prior consent, the sum of clauses (x) and (y) in this paragraph may not exceed 10% of the Pool B Aggregate Discounted Balance as of the closing date.

        To become a substitute contract, a contract must meet all the criteria of an Eligible Contract described in the glossary.

          DESCRIPTION OF THE NOTES AND PRINCIPAL TRANSACTION DOCUMENTS

        The notes are described on the cover page of this prospectus supplement and will be issued under the amended and restated indenture, dated as of April 1, 2000, entered into between the issuer and the trustee. The following summary describes some provisions of the notes, that indenture and the contribution and servicing agreement. However, it is not complete and prospective investors should read those agreements in their entirety.

GENERAL PROVISIONS OF THE NOTES

        The notes are limited recourse obligations of the issuer only, with no recourse to DVI Financial Services Inc., the trustee or any other person. The issuer's liability is limited to the income and proceeds from the trust property. The issuer will agree in the indenture and in the notes to pay each class of noteholders the amounts of principal and interest on the dates shown in the indenture. Each payment of principal is required to equal the sum of:

    o   Monthly Principal for that class, and

    o   Overdue Principal, if any, for that class.

Each payment of interest is required to equal the sum of:

    o   the Monthly Interest for that class, and

    o   the Overdue Interest, if any, for that class.

        Interest accrues on the class A-1 notes based on the actual number of days elapsed from a payment date (or, in the case of the first payment date, the closing date) to the following payment date, and, on the other notes, based on a thirty day calendar month, from the twelfth calendar day of the month (or, in the case of the first payment date, the closing date) to the eleventh calendar day of the following month, and is payable, along with required principal, on the twelfth day of each month, or if the day is not a business day, the immediately following business day.

        Notes that are subordinated in priority of payment to other classes of notes have a lesser likelihood of receiving the regular distributions as outlined in the "Flow of Funds to and from the Collection Account" section on page S-68 of this prospectus supplement. Similarly, if the trustee should ever foreclose upon the trust property, each superior class of notes has a greater protection against realizing losses than do notes that are subordinated.

        The following note payments are subordinated as shown below.

Note payment                  Subordinated to the full payment of:
------------                  ------------------------------------

Class A interest              Interest on the class A notes is not subordinated
                              to any other note payments.

Class A principal             All interest due and overdue on all classes of
                              notes.

Class B interest              All interest due and overdue on the class A notes.

Class B principal             If no Amortization Event is happening:

                                   o    all interest due and overdue on all
                                        classes of notes, and

                                   o    all principal due and overdue on the
                                        class A notes.

                              If an Amortization Event is happening:

                                   o    all interest due and overdue on all
                                        classes of the notes, and

                                   o    the entire outstanding principal amount
                                        due on the class A notes.

Class C interest              All interest due and overdue on the class A notes
                              and the class B notes.

Class C principal             If no Amortization Event is happening:

                                   o    all interest due and overdue on all
                                        classes of the notes, and

                                   o    all principal due and overdue on the
                                        class A notes and the class B notes.

                              If an Amortization Event is happening:

                                   o    all interest due and overdue on all
                                        classes of the notes, and

                                   o    the entire outstanding principal amount
                                        due on the class A notes and the class B notes.


Class D interest              All interest due and overdue on the class A notes,
                              the class B notes and the class C notes.


Class D principal             If no Amortization Event is happening:

                                   o    all interest due and overdue on all
                                        classes of the notes, and

                                   o    all principal due and overdue on the
                                        class A notes, the class B notes, and
                                        the class C notes.

                              If an Amortization Event is happening:

                                   o    all interest due and overdue on all
                                        classes of the notes, and

                                   o    the entire outstanding principal amount
                                        due on the class A, class B and class C
                                        notes.

Class E interest              All interest due and overdue on the class A notes,
                              the class B notes, the class C notes and the class
                              D notes.

Class E principal             If no Amortization Event is happening:

                                   o    all interest due and overdue on all
                                        classes of the notes, and

                                   o    all principal due and overdue on the
                                        class A notes, the class B notes, the
                                        class C notes and the class D notes.

                              If an Amortization Event is happening:

                                   o    all interest due and overdue on all
                                        classes of the notes, and

                                   o    the entire outstanding principal amount
                                        due on the class A, class B, class C and class D notes.

        The notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company and its participants. Each note will be initially issued as a fully registered note in minimum denominations of $500,000 and integral multiples of $1,000 above that amount. One note of each class may be issued in a different amount as may be necessary so that the notes of that class evidence the full initial principal balance of that note. The notes will be represented by one or more certificates registered in the name of "Cede & Co.", the nominee of The Depository Trust Company; notes so registered are called book-entry securities. A person acquiring an interest in the notes is called a beneficial owner. A beneficial owner will be entitled to receive a certificate representing that person's interest, called a definitive note. Please read "Book-Entry Registration of the Notes -- Definitive Securities" at page S-84 for exceptions to this rule. Unless and until definitive securities are issued for the notes under the limited circumstances described in this prospectus supplement, all references to actions by noteholders for the notes shall refer to actions taken by The Depository Trust Company upon instructions from its participants. Also, unless and until definitive securities are issued for the notes as described in this prospectus supplement, all references in this prospectus supplement to distributions, notices, reports and statements to noteholders for the notes shall refer to distributions, notices, reports and statements to The Depository Trust Company or Cede, as the registered holder of the notes, for distribution to beneficial owners by The Depository Trust Company in accordance with The Depository Trust Company procedures.

        Payments on the notes are required to be made by the trustee on each payment date, to persons in whose names notes are registered on the record date for that payment date. The first payment date with respect to interest on any note is December 12, 2000. The first payment date with respect to principal for the class A-1 notes, class B notes, class C notes and class D notes will be December 12, 2000. We expect the first payment date with respect to principal for the class A-2 notes, to be July 12, 2001, for the class A-3 notes, to be March 12, 2002 and for the class A-4 notes, to be August 12, 2003. Payments are required to be made by the trustee by wire transfer of immediately available funds, to the registered holders of the notes, initially, Cede & Co., appearing in the note register on the record date. If no account is specified for a noteholder, the trustee will mail a check to the address for that noteholder appearing in the note register on that record date. A note register is a register kept by the trustee in the Corporate Trust Office in which the trustee shall provide for the registration of Notes and the transfer of notes. A participant is a participating organization of The Depository Trust Company.

CONVEYANCE OF TRUST PROPERTY

        On or before the closing date, DVI Financial Services Inc. will convey to DVI Receivables Corp. XII, DVI Receivables Corp. XII will transfer to the issuer, and the issuer will pledge to the trustee, all of its right, title and interest in and to the trust property. The trust property does not include some amounts included in the obligor's payments to which DVI Financial Services Inc. is not entitled, such as property taxes, sales, taxes, manufacturer's maintenance costs, insurance premiums and supplies and transaction costs. Also not included in the trust property are:

    o   any purchase option payments,

    o ownership of any equipment, although the trust property includes a security interest in that equipment, or

    o any rights of DVI Financial Services Inc. in any accounts receivable of the obligor which have been pledged to DVI Financial Services Inc. as collateral for that obligor's contract.

        In general, a purchase option payment is any payment made by the obligor under the contract to purchase the equipment covered under the contract. A purchase option payment would include any funds received in respect of any of the following:

    o   an end of term purchase option for $1,

    o an end of term option to purchase the equipment at a stated percentage of the original cost of the equipment,

    o an option to purchase the equipment at the fair market value of the equipment determined at the end of the contract term, or

    o an end of term option to extend the term of the lease for one or more immediately succeeding twelve month periods.

        On the closing date, the issuer will have delivered a copy of the contract schedule to the trustee for the initial contracts. The contract schedule will include for each contract:

    o   a number identifying the contract,

    o   the obligor's name and address,

    o   the original maturity of each contract,

    o the type of equipment subject to each contract, each contract's location and, if available, original equipment cost,

    o   the remaining maturity of each contract,

    o   the Discounted Contract Balance as of the cut-off date,

    o   the type of contract and pool,

    o the amount and scheduled due date of each contract payment due under each of the contracts, and

    o   the commencement date of each contract.

        DVI Financial Services Inc. also will deliver to the trustee the contract file for each contract. DVI Financial Services Inc., DVI Receivables Corp. XII and the issuer each will mark its accounting records to show that each contract has been conveyed by DVI Financial Services Inc. to DVI Receivables Corp. XII, and by DVI Receivables Corp. XII to the issuer, and pledged by the issuer to the trustee for the benefit of the noteholders.

DVI FINANCIAL SERVICES INC. REPURCHASE OBLIGATION FOR CONTRACT
MISREPRESENTATIONS

        DVI Financial Services Inc. will make representations and warranties in the contribution and servicing agreement regarding the contracts and the equipment for the benefit of the trustee, the noteholders, the issuer and DVI Receivables Corp. XII. DVI Financial Services Inc. will be obligated to repurchase or provide a substitute contract for any contract where any misrepresentation or breach of warranty materially and adversely affects the interest of the noteholders in that contract and the breach has not been cured by DVI Financial Services Inc. or waived by the noteholders holding a majority of the Voting Rights within ninety days after DVI Financial Services Inc. learns of the breach. The trustee will be granted the right to enforce these representations and warranties directly against DVI Financial Services Inc.

INDEMNIFICATION

        The contribution and servicing agreement provides that DVI Financial Services Inc., as contributor and servicer, will defend and indemnify itself, the servicer, the trustee, DVI Receivables Corp. XII, the issuer and the noteholders against any and all losses, claims, damages and liabilities suffered by any of those parties by reason of a breach by DVI Financial Services Inc. of its obligations under the contribution and servicing agreement.

        Neither the servicer nor any of the directors, officers, employees or agents of the servicer shall incur any liability to DVI Receivables Corp. XII, the issuer, the trustee or the noteholders, for any action taken or not taken in good faith under the contribution and servicing agreement relating to any contract. This includes any defaulted contract, or the equipment under that contract. This exception from liability does not apply to either:

    o any breach of warranties or representations made by the servicer in the contribution and servicing agreement or in any certificate delivered in conjunction with the purchase of the notes, or

    o for any liability which would otherwise be imposed by reason of willful misfeasance or negligence in the performance of the servicer's duties under the contribution and servicing agreement or by reason of reckless disregard of its obligations and duties under that agreement.

INDENTURE ACCOUNTS; INVESTMENT OF FUNDS

        The servicer will establish one or more bank accounts, each called a lockbox account, in the name of the trustee for the benefit of the noteholders. Each lockbox account will be a segregated account initially established and maintained with a lockbox bank selected by the servicer. Not only will the servicer give the trustee prior written notice of any change in the location of any lockbox account, but the servicer will also give at least 10 days' prior written notice of the new location to each obligor.

        The trustee, under the indenture, is required to establish and maintain the collection account, the distribution account and the reserve account, each in the name of the trustee and for the benefit of the noteholders and the issuer to the extent of their interest in those accounts. Each account will be one or more segregated trust accounts held by the trustee. In addition, the trustee will establish and maintain sub-accounts of the distribution account for each class of notes as needed.

        The indenture permits the servicer to instruct how amounts in the collection account and the reserve account will be invested in certain types of highly rated investments, which are called eligible investments. All amounts invested in eligible investments and all investments made with those amounts, including all income and other gain from the investments, will be held by the trustee in the accounts as part of the trust property as provided in the indenture. Any net loss of principal, determined on a month-by-month basis, resulting from the investment of the amounts in the collection account and reserve accounts will be charged to the issuer. The issuer shall reimburse that account within three business days of being notified of a net loss of principal by the trustee. The trustee shall not in any way be held liable because of any insufficiency in the collection account and distribution accounts resulting from losses on investments made in accordance with the indenture unless the trustee is the obligor under an eligible investment. The trustee shall not be liable for any investment made by it in accordance with the indenture on grounds that it could have made a more favorable investment.

        All payments and proceeds of the contracts collected in the lockbox account, including any investment earnings, will be deposited into the collection account. The servicer is required to deposit the amounts into the collection account within two business days of receipt. If rating agency conditions are satisfied, however, the deposit of collections for a particular collection period will be made by the servicer within two business days prior to the related payment date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer.

RESERVE ACCOUNT

        The reserve account is a segregated trust account in the name of the trustee and will be funded by deposit of the Reserve Account Deposit Amount from amounts otherwise able to be distributed to the issuer on the closing date or any payment date. If there exists a shortfall between the Available Funds and interest or principal due on the payment date for any of the notes, regardless of whether an Amortization Event has occurred and is continuing, amounts on deposit in the reserve account will be available to make payments of interest to:

    o   first, the class A noteholders,

    o   then, the class B noteholders,

    o   then, the class C noteholders,

    o   then, the class D noteholders,

    o   then, the class E noteholders, and

then, under most circumstances, to pay principal on,

    o   first, the class A notes,

    o   then, the class B notes,

    o   then, to the class C notes,

    o   then, to the class D notes, and

    o   then, to the class E notes.

        If an Amortization Event has occurred and is continuing, the principal due on each class shall be the entire Note Balance for that class of notes. If no Amortization Event has occurred or is continuing, amounts on deposit in the reserve account may be paid to the issuer, if, and only to the extent that, the amounts in the reserve account exceed the Reserve Account Required Amount.

        The trustee will have to deposit amounts into the reserve account only from monies then in the collection account after payment of claims given a higher priority than the Reserve Account Deposit Amount under Section 3.04(b) of the indenture. The trustee shall not have any responsibility to determine the amount or adequacy of funds on deposit in the reserve account, or the amount of any deposits to or withdrawals from the reserve account. The issuer will agree to treat assets in the reserve account and all earnings on those assets as its assets and earnings for federal, state and local tax purposes and not to sell, transfer or otherwise dispose of its interest in those assets.

        On each payment date, the trustee shall, on the basis of the monthly servicer report, deposit in the reserve account an amount equal to the Reserve Account Deposit Amount. If on any payment date, Available Funds are less than the Priority Payments, the trustee shall withdraw from the reserve account the amount of that shortfall, until the reserve account is depleted. On each payment date, if the balance in the reserve account is greater than the Reserve Account Required Amount, the trustee, if instructed by the servicer, shall pay the amount of the excess to the issuer. The amount of the excess paid to the issuer is a reserve account withdrawal. Amounts properly paid to the issuer, either directly from the distribution account without deposit in the reserve account or from the reserve account, shall be deemed released from the trust property. The issuer shall not be required to refund any amounts properly paid to it.

        For amounts in the reserve account, the issuer and the trustee agree that any reserve account property that is held in deposit accounts shall be held solely in the name of the trustee, on behalf of the noteholders. Each deposit account must be held by the trustee or by another FDIC-insured depository approved by the rating agencies. The trustee shall have sole signature authority for those deposit accounts.

        Any amounts on deposit in the reserve account, after payment of amounts due to the noteholders and termination of the indenture, shall be paid to DVI Receivables Corp. VIII, as managing member of the issuer, upon DVI Receivable Corp. VIII's written request to the trustee.

FLOW OF FUNDS TO AND FROM THE COLLECTION ACCOUNT

        The servicer shall remit to the collection account all amounts received by it for the trust property not later than the second business day after receipt. The servicer also shall cause monies in each lockbox account to be paid to the collection account in the same time frame. However, if permitted by the rating agencies, the servicer will only pay those monies to the collection account on or before the second business day prior to each payment date. The indenture instructs the trustee about which and how to deposit all other amounts received by it.

        Unless the notes have been declared due and payable under the indenture and monies collected by the trustee are being applied accordingly, the trustee on each payment date will withdraw and pay or cause to be paid the following claims from the Available Funds. The Available Funds will be applied in the following order of priority:

    (1) to the servicer, the servicing fee due to the servicer on that payment date (including, if that servicer is not DVI Financial Services Inc., any additional amount agreed upon in good faith and commercially reasonable judgment between such servicer and the trustee to cover the costs of transferring the servicer operations to such successor servicer and a fee to the trustee equal to the product of
    (A) one-twelfth, (B) .01% and (C) the Aggregate Discounted Contract Balance of all contracts at the beginning of the preceding collection period);

    (2) to the servicer, any unreimbursed Nonrecoverable Advances or Servicer Advances previously made for delinquent contracts;

    (3) first, to the Class A Distribution Sub-Account, in the following order of priority, the sum of:

          (A)  the Class A-1 Monthly Interest; and

          (B)  the Class A-1 Overdue Interest, if any;

          second, to the Class A Distribution Sub-Account, in the following order of priority, the sum of:

          (A)  the Class A-2 Monthly Interest; and

          (B)  the Class A-2 Overdue Interest, if any;

          third, to the Class A Distribution Sub-Account, in the following order of priority, the sum of:

          (A)  the Class A-3 Monthly Interest; and

          (B)  the Class A-3 Overdue Interest, if any;

          fourth, to the Class A Distribution Sub-Account, in the following order of priority, the sum of:

          (A)  the Class A-4 Monthly Interest; and

          (B)  the Class A-4 Overdue Interest, if any;

    (4) to the Class B Distribution Sub-Account, in the following order of priority, in the sum of the Class B Monthly Interest and any Class B Overdue Interest;

    (5) to the Class C Distribution Sub-Account, in the following order of priority, the sum of the Class C Monthly Interest and any Class C Overdue Interest;

    (6) to the Class D Distribution Sub-Account, in the following order of priority, in the sum of the Class D Monthly Interest and any Class D Overdue Interest;

    (7) to the Class E Distribution Sub-Account, in the following order of priority, the sum of the Class E Monthly Interest and any Class E Overdue Interest;

    (8) as long as no Amortization Event shall have occurred and be continuing, to the Class A Distribution Sub-Account, in the following order of priority, the sum of:

          (A)  the Class A-1 Overdue Principal, if any;
          (B)  the Class A-1 Monthly Principal;
          (C)  the Class A-2 Overdue Principal, if any;
          (D)  the Class A-2 Monthly Principal;
          (E)  the Class A-3 Overdue Principal, if any;
          (F)  the Class A-3 Monthly Principal;
          (G)  the Class A-4 Overdue Principal, if any; and
          (H)  the Class A-4 Monthly Principal;

    (9) as long as no Amortization Event shall have occurred and be continuing, to the Class B Distribution Sub-Account, in the following order of priority, the sum of:

          (A)  any Class B Overdue Principal, if any; and
          (B)  the Class B Monthly Principal; then,

    (10) as long as no Amortization Event shall have occurred and be continuing, to the Class C Distribution Sub-Account, in the following order of priority, the sum of:

          (A)  any Class C Overdue Principal; and
          (B)  the Class C Monthly Principal; then,

    (11) as long as no Amortization Event shall have occurred and be continuing, to the Class D Distribution Sub-Account, in the following order of priority, the sum of:

          (A)  any Class D Overdue Principal; and
          (B)  the Class D Monthly Principal; then,

    (12) as long as no Amortization Event shall have occurred and be continuing, to the Class E Distribution Sub-Account, in the following order of priority, the sum of:

          (A)  any Class E Overdue Principal; and
          (B)  the Class E Monthly Principal;

    (13) as long as no Amortization Event shall have occurred and be continuing, to the reserve account, the Reserve Account Deposit Amount;

    (14) if an Amortization Event shall have occurred and be continuing and has not been waived by noteholders with at least 66b% of the Voting Rights, in the following order of priority:

                         first, to the Class A Distribution Sub-Account the
                    amount necessary to reduce the Class A-1 Note Balance to zero;
                         then, to the Class A Distribution Sub-Account, the
                    amount necessary to reduce the Class A-2 Note Balance to zero;
                         then, to the Class A Distribution Sub-Account, the
                    amount necessary to reduce the Class A-3 Note Balance to zero; and
                         then, to the Class A Distribution Sub-Account, the
                    amount necessary to reduce the Class A-4 Note Balance to zero;

                         provided, however, that upon the occurrence of a
                    Subordination Deficiency Event, after the Class A-1 Note Balance has been reduced to zero, and the Class A-2 Note Balance has been reduced to zero, then the Class A-3 Note Balance and the Class A-4 Note Balance will be paid proportionately without preference or priority; and


                         second, to the Class B Distribution Sub-Account the
                    amount necessary to pay the class B notes in full; and

                         third, to the Class C Distribution Sub-Account the
                    amount necessary to pay the class C notes in full;

                         fourth, to the Class D Distribution Sub-Account the
                    amount necessary to pay the class D notes in full; and
                         fifth, to the Class E Distribution Sub-Account the
                    amount necessary to pay the class E notes in full; and then

    (15) any remaining Available Funds on deposit in the collection account will be paid to the issuer.

        If on any payment date the Available Funds on deposit in the collection account are less than the sum necessary to make the Priority Payments required under clauses (3) through and including (12) and clause (14), each as applicable, then the trustee shall withdraw from the reserve account, to the extent that such funds are on deposit in the reserve account and after taking into account payments to be made under clauses (1) and (2) above, and deposit into the distribution accounts in the priority described above for payment on that payment date, funds equal to the Available Reserve Account Funds. Unless a sizeable part of the trust property is then held by a bankruptcy court's application of the automatic stay pursuant to Section 362 of the federal Bankruptcy Code, the trustee will use the Available Reserve Account Funds for payment in accordance with clauses (3) through and including (12), as applicable. On any payment date occurring during a period in which a bankruptcy court has applied such an automatic stay to a material portion of the trust property, then the Available Reserve Account Funds will be used only for payment of clauses (3) through and including (7).

        Noteholders evidencing 66b% or more of the Voting Rights shall have the ability to waive or defer any Amortization Event. Upon the occurrence of any Amortization Event, noteholders evidencing 66b% or more of the Voting Rights shall have the right to replace DVI Financial Services Inc. as servicer with a successor servicer as permitted under the contribution and servicing agreement.

PAYMENT OF AMOUNTS FROM DISTRIBUTION SUB-ACCOUNTS

        1. On each payment date, the trustee shall pay to the class A noteholders the amounts then on deposit in the Class A Distribution Sub-Account and allocated as set forth in the "Description of the Notes and Principal Transaction Documents -- Flow of Funds to and from the Collection Account" section of this prospectus supplement. Such payments are to be made, first to the class A noteholders, proportionately, in the following order of priority:

            (i)     to the class A-1 noteholders, the Class A-1 Monthly
                    Interest;
            (ii) to the class A-1 noteholders, the Class A-1 Overdue Interest, if any;
            (iii)   to the class A-2 noteholders, the Class A-2 Monthly
                    Interest;
            (iv) to the class A-2 noteholders, the Class A-2 Overdue Interest, if any;
            (v)     to the class A-3 noteholders, the Class A-3 Monthly
                    Interest;
            (vi) to the class A-3 noteholders, the Class A-3 Overdue Interest, if any;
            (vii)   to the class A-4 noteholders, the Class A-4 Monthly
                    Interest;
            (viii) to the class A-4 noteholders, the Class A-4 Overdue Interest, if any; and

          second, to the class A noteholders, proportionately, in the following order of priority:

            (i)     the Class A-1 Overdue Principal, if any;

            (ii)    the Class A-1 Monthly Principal;

            (iii) any additional class A-1 principal payable under the indenture;

            (iv)    the Class A-2 Overdue Principal, if any;

            (v)     the Class A-2 Monthly Principal;

            (vi) any additional class A-2 principal payable under the indenture;

            (vii)   the Class A-3 Overdue Principal, if any;

            (viii)  the Class A-3 Monthly Principal; and

            (ix) any additional class A-3 principal payable under the indenture;

            (x)     the Class A-4 Overdue Principal, if any;

            (xi)    the Class A-4 Monthly Principal; and

            (xi) any additional class A-4 principal payable under the indenture;

provided, however, that in the event that a Subordination Deficiency Event has occurred and is continuing, after the Class A-1 Note Balance and the Class A-2 Note Balance have been reduced to zero, the Class A-3 Note Balance and the Class A-4 Note Balance will be paid on a pro rata, pari passu basis.

        2. On each payment date the trustee shall pay to the class B noteholders pro rata the amount then on deposit in the Class B Distribution Sub-Account and all allocated as set forth in the "Description of the Notes and Principal Transaction Documents -- Flow of Funds to and from the Collection Account" section of this prospectus supplement. Payments to the class B noteholders shall be made in the following order of priority:

               (A) the Class B Monthly Interest;
               (B) the Class B Overdue Interest, if any;
               (C) the Class B Overdue Principal, if any;
               (D) the Class B Monthly Principal; and
               (E) additional principal payable under the indenture.

        3. On each payment date the trustee shall pay to the class C noteholders pro rata the amount then on deposit in the Class C Distribution Sub-Account and allocated as set forth in the "Description of the Notes and Principal Transaction Documents -- Flow of Funds to and from the Collection Account" section of this prospectus supplement. Payments to the class C noteholders shall be made in the following order of priority:

               (A) the Class C Monthly Interest;
               (B) the Class C Overdue Interest, if any;
               (C) the Class C Overdue Principal, if any;
               (D) the Class C Monthly Principal; and
               (E) additional principal payable under the indenture.

        4. On each payment date the trustee shall pay to the class D noteholders pro rata the amount then on deposit in the Class D Distribution Sub-Account and allocated as set forth in the "Description of the Notes and Principal Transaction Documents -- Flow of Funds to and from the Collection Account" section of this prospectus supplement. Payments to the class D noteholders shall be made in the following order of priority:

               (A) the Class D Monthly Interest;
               (B) the Class D Overdue Interest, if any;
               (C) the Class D Overdue Principal, if any;
               (D) the Class D Monthly Principal; and
               (E) additional principal payable under the indenture.

        5. On each payment date the trustee shall pay to the class E noteholders pro rata the amount then on deposit in the Class E Distribution Sub-Account and allocated as set forth in the "Description of the Notes and Principal Transaction Documents -- Flow of Funds to and from the Collection Account" section of this prospectus supplement. Payments to the class E noteholders shall be made in the following order of priority:

               (A) the Class E Monthly Interest;
               (B) the Class E Overdue Interest, if any;
               (C) the Class E Overdue Principal, if any;
               (D) the Class E Monthly Principal; and
               (E) additional principal payable under the indenture.

REPORTS TO NOTEHOLDERS

        Following each payment to the noteholders, the trustee shall mail to the issuer, Cede & Co., the rating agencies and make available to each noteholder the monthly servicer report furnished to the trustee by the servicer on the related determination date. If the report has not been received, the trustee must provide a written statement including similar information to the monthly servicer report. The trustee will deliver to the servicer, and within two business days after the request of the issuer, deliver to the issuer, a written statement setting forth the amounts on deposit in the collection account and the reserve account as of the payment date. In each case, the trustee will deliver the report after giving effect to all of the withdrawals and applications or transfers required on the payment date under the indenture.

OPTIONAL REDEMPTION

        The notes may be redeemed by the issuer, in whole but not in part, at the redemption price on any payment date on which the Pool A Aggregate Discounted Contract Balance is less than 10% of the Pool A Aggregate Discounted Contract Balance on the closing date and the Pool B Aggregate Discounted Contract Balance is less than 20% of the Pool B Aggregate Discounted Contract Balance on the closing date. In the event that the notes are redeemed in full, an amount equal to the sum of:

  o  the entire outstanding principal balance of the notes, and

  o accrued interest on the outstanding principal balance of each class of notes, at the Class A-1 Note Rate, Class A-2 Note Rate, Class A-3 Note Rate, Class A-4 Note Rate, Class B Note Rate, Class C Note Rate, Class D Note Rate and Class E Note Rate, as applicable, will be required to be paid to the noteholders of each class.

        The notes may be redeemed in part by the issuer at the Partial Redemption Price on any payment date on which the Pool B Aggregate Discounted Contract Balance is less than 20% of the Pool B Aggregate Discounted Contract Balance of the contracts in Pool B as of the closing date. In the event that the notes are redeemed in part, an amount equal to the sum of (i) the product of (A) the quotient of (x) the Aggregate Discounted Contract Balance of the contracts in Pool B, divided by (y) the Aggregate Discounted Contract Balance and (B) the entire outstanding principal balance of the notes, and (ii) accrued interest on the outstanding principal balance at the Class A Note Rate, Class B Note Rate, Class C Note Rate, Class D Notes Rate or Class E Note Rate, as applicable, will be required to be paid to the noteholders of each such class on that payment date.

INDENTURE EVENTS OF DEFAULT AND ACCELERATION

        An indenture event of default means any one of the following events:

             (1) default in the payment of (A) any interest when due on any outstanding class of notes, (B) any principal on the Stated Maturity Date for any outstanding class of notes, or (C) any other payment of principal or interest on any outstanding note when it becomes due and payable and sufficient Available Funds are on deposit in the collection account and sufficient Available Reserve Account Funds are on deposit in the reserve account;

             (2) default in the performance, or breach, of any covenant of sections 8.04, 8.07(c) or 8.08 of the indenture;

             (3) default in the performance, or breach, of any other covenant of the issuer in the indenture, the notes or of any party in, the contribution and servicing agreement or the other transaction documents and continuance of that default or breach for a period of thirty days after the earliest of:

                      (A) any officer of the issuer or transferor first acquiring knowledge of that default or breach;

                      (B) the trustee's giving written notice of default or
                 breach to the issuer; or

                      (C) the holder of any note giving written notice of
                 default or breach to the issuer;

             (4) if any representation or warranty of the issuer, DVI Receivables Corp. XII or DVI Financial Services Inc. made in the indenture, the subsequent contract transfer agreement and the contribution and servicing agreement, respectively, or any other writing provided to the noteholders in connection with the foregoing documents shall prove to be incorrect in any material respect as of the time when the representation or warranty is made. However, the breach of any representation or warranty made by DVI Financial Services Inc. in section 2.03 or 2.04 of the contribution and servicing agreement for any of the contracts or the security interest in the related equipment shall not constitute an indenture event of default if DVI Financial Services Inc., in accordance with the contribution and servicing agreement, substitutes one or more substitute contracts and the security interest in the related equipment for the affected contract and equipment or repurchases the affected contract and related equipment;

             (5) a court with proper jurisdiction enters any kind of order granting a so-called "involuntary" petition brought by third parties against the issuer under any applicable federal or state bankruptcy, etc. law and that order remains in effect for a period of ninety consecutive days; or

             (6) the issuer commences or agrees to any kind of so-called "voluntary" petition for relief under any federal or state bankruptcy, etc. law.

        If an indenture event of default occurs and is continuing, then the trustee, with the consent of the holders of the notes evidencing at least 66b% of the Voting Rights, may declare the unpaid principal amount of all the notes to be due and payable immediately, by a notice in writing to the issuer, and if the trustee makes the declaration, the entire principal amount shall automatically become immediately due and payable together with all accrued and unpaid interest on the notes.

REMEDIES

        If an indenture event of default occurs and is continuing, the trustee will give notice to each noteholder as described in the indenture. The trustee will then take whatever action, if any, is directed by the holders of notes evidencing at least 66b% of the Voting Rights. Following any acceleration of the notes, the trustee shall have all the rights, powers and remedies for the trust property as are available to secured parties under the Uniform Commercial Code or other applicable law.

        Any money collected by the trustee under the indenture following an indenture event of default, will be applied at the date or dates fixed by the trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation and surrender of the notes and any moneys that may then be held or thereafter received by the trustee, shall be applied in the following order:

    first, to the payment of all costs and expenses of collection incurred by the trustee, including the reasonable fees and expenses of its counsel, and all other amounts due the trustee under the indenture;

    second, to the payment of all unreimbursed Servicer Advances due to the servicer;

    third, only in the event that DVI Financial Services Inc. is no longer the servicer, and the servicer has, in its good faith and reasonable business judgment, deemed the servicing fee to be commercially unreasonable, then, to the servicer, the amount agreed upon between the then servicer and the trustee, each in their good faith and commercially reasonable judgment, as necessary to make the servicing fee commercially reasonable and to cover the reasonable costs in transferring the servicing obligations;

    fourth, to pay all accrued and unpaid interest on each outstanding class A note, pro rata, without giving any preference or priority to any class A noteholder;

    fifth, to pay all accrued and unpaid interest on each outstanding class B note, pro rata, without giving any preference or priority to any class B noteholder;

    sixth, to pay all accrued and unpaid interest on each outstanding class C note, pro rata, without giving any preference or priority to any class C noteholder;

    seventh, to pay of all accrued and unpaid interest on each outstanding class D note, pro rata, without giving any preference or priority to any class D noteholder;

    eighth, to pay of all accrued and unpaid interest on each outstanding class E note, pro rata, without giving any preference or priority to any class E noteholder;

    ninth, to pay the entire outstanding Class A-1 Note Balance, and any other amounts due to the Class A-1 noteholders, pro rata, without any preference or priority; then to pay the entire Class A-2 Note Balance, and any other amounts due to the Class A-2 noteholders, pro rata, without preference or priority; then to pay the entire Class A-3 Note Balance, and any other amounts due to the Class A-3 noteholders, pro rata; and then to pay the entire Class A-4 Note Balance, and any other amounts due to the Class A-4 noteholders, pro rata; (provided that a Subordination Deficiency Event has not occurred and is continuing; if a Subordination Deficiency Event has occurred and is continuing, after the Class A-1 Note Balance has been reduced to zero, and the outstanding Class A-2 Note Balance has been reduced to zero, the outstanding Class A-3 Note Balance, and Class A-4 Note Balance shall be paid pro rata among the holders of both of those classes in accordance with their respective Note Balances);

    tenth, to pay the entire outstanding Class B Note Balance, and any other amounts due to the Class B noteholders, pro rata, without giving preference or priority to any Class B noteholder;

    eleventh, to pay the entire outstanding Class C Note Balance, and any other amounts due to the Class C noteholders, pro rata, without giving preference or priority to any Class C noteholder;

    twelfth, to pay the entire outstanding Class D Note Balance, and any other amounts due to the Class D noteholders, pro rata, without giving preference or priority to any Class D noteholder;

    thirteenth, to pay the entire outstanding Class E Note Balance, and any other amounts due to the class E noteholders, pro rata, without giving preference or priority to any class E noteholder;

    fourteenth, to pay all accrued and unpaid interest on any outstanding class F instruments, if any, ratably to each holder of the class F instruments without giving preference or priority to any class F instrumentholder; and then to pay the entire outstanding principal balance of the class F instruments, if any, and any other amounts due to the class F instrumentholders, pro rata, without giving preference or priority to any class F instrumentholders;

    fifteenth, in the event that DVI Financial Services Inc. is the servicer, to pay all unreimbursed servicing fees due to the servicer; and

    sixteenth, the payment of the remainder, if any, to, or at the order of, the issuer.

SERVICER EVENTS OF DEFAULT

        Any of the following acts or occurrences shall constitute a servicer event of default by the servicer under the contribution and servicing agreement:

  (1) failure by the servicer, or for so long as DVI Financial Services Inc. is the servicer, DVI Receivables Corp. XII, to (A) remit any payment to the trustee within the time period required under the contribution and servicing agreement or (B) make any Servicer Advance which may be required by it;

  (2) failure to pay to the trustee on or before the date when due, any deposit required to be made by the servicer under section 4.02 of the contribution and servicing agreement;

  (3) failure on the part of either the servicer, or for so long as DVI Financial Services Inc. is the servicer, DVI Receivables Corp. XII, duly to observe or perform in any material respect any other of their respective covenants or agreements in the contribution and servicing agreement which failure continues for thirty days after the servicer becomes aware of the failure. For example, a failure of the servicer to deliver a monthly servicer report on the date required or the delivery of a monthly servicer report which is materially incorrect, if this failure materially and adversely affects the rights of the noteholders and continues unremedied for a period of thirty days after the servicer becomes aware of that failure or receives written notice of that failure;

  (4)  if any representation or warranty made by either:

       (A) the servicer in the contribution and servicing agreement or in any certificate or other document delivered under any transaction documents; or

       (B) any successor servicer in connection with its assumption of the duties of the servicer shall prove to be incorrect in any material respect as of the time when it was made;

  (5) a court with proper jurisdiction enters any kind of order granting a so-called "involuntary" petition brought by third parties against the servicer, or for so long as DVI Financial Services Inc. is the servicer, DVI Receivables Corp. XII, under any applicable federal or state bankruptcy, etc. law, or if this type of order remains in effect for a period of ninety consecutive days;

  (6) the servicer, or for so long as DVI Financial Services Inc. is the servicer, DVI Receivables Corp. XII, commences or agrees to any kind of so-called "voluntary" petition for relief under any federal or state bankruptcy, etc. law;

  (7) any non-permitted assignment by the servicer, or any non-permitted attempt by the servicer to assign its duties or rights under the contribution and servicing agreement;

  (8) (A) the failure of the servicer to make one or more payments with respect to aggregate recourse indebtedness for borrowed money exceeding two million dollars; or

      (B) the occurrence of any other event or the existence of any other condition, the effect of which event or condition is to cause more than two million dollars of aggregate recourse indebtedness for borrowed money of the servicer to become due before its or their stated maturity or before its or their regularly scheduled dates of payment;

  and the failure, event or condition described in either clause (A) or (B) shall be continuing and shall not have been waived by the person or persons entitled to performance;

  (9) the rendering against the servicer of a final judgment, decree or order, all possible appeals having been exhausted, for the payment of money in excess of two million dollars which is uninsured, and the continuance of this judgment, decree or order unsatisfied and in effect for any period of sixty consecutive days without a stay of execution; or

  (10) so long as DVI Financial Services Inc. is the servicer, the occurrence of an Amortization Event.

TERMINATION OF THE SERVICER

        If a servicer event of default occurs and is continuing, the trustee will, upon the request of the holders of notes evidencing more than 66b% of the Voting Rights, give written notice to the servicer of the termination of all of the rights and obligations of the servicer under the contribution and servicing agreement. No servicer termination will release DVI Financial Services Inc. from its obligations as contributor under that agreement. Once the servicer receives that notice, all of its rights and obligations under the contribution and servicing agreement will terminate and be transferred to the trustee under the "back-up servicer" provisions of the contribution and servicing agreement and the indenture.

        The servicer agrees to cooperate with the trustee or any other successor servicer in transferring the responsibilities and rights of the servicer to the successor servicer, including, transferring to the successor servicer its records, correspondence and documents relating to the contracts and other trust property. The trustee must give prompt written notice of this termination and transfer of servicing to each holder of the notes.

DUTIES AND IMMUNITIES OF THE TRUSTEE

        The trustee makes no representations as to the validity or sufficiency of the indenture, the notes or of any contract or related document. The trustee will not be accountable for the use or application by the issuer or DVI Financial Services Inc. of any funds paid to DVI Financial Services Inc. in consideration of the sale of the notes to the investors. The trustee will be required to perform only those duties specifically required of it under the indenture.

        No recourse is available based on any provision of the indenture, the notes or any contract against the trustee, in its individual capacity. The trustee has no personal obligation, liability or duty whatsoever to any noteholder or any other person for any claim, except for any liability as is determined to have resulted from the trustee's own negligence or willful misconduct.

                  The servicer agrees:

                       (1) to pay to the trustee from time to time compensation for all services rendered by it under the indenture as the servicer and the trustee have agreed in writing prior to the closing date. This payment is to be made independent of the other payment obligations of the servicer;

                       (2) except as otherwise expressly provided in the indenture to reimburse the trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the trustee in accordance with any provision of the indenture, including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any expense, disbursement, or advance as may be attributable to the trustee's negligence or bad faith;

                       (3) on the closing date, to pay the trustee its annual administrative fee and fees of counsel, and

                       (4) to pay the reasonable annual administrative fee of each lockbox bank.

BOOK-ENTRY REGISTRATION OF THE NOTES

        General. Beneficial owners that are not participants of The Depository Trust Company or intermediaries but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the class A notes, class B notes, class C notes and class D notes may do so only through participants, either directly or indirectly. The class A notes, class B notes, class C notes and class D notes are together called the offered notes. In addition, beneficial owners will receive all distributions of principal of and interest on the offered notes from the paying agent through The Depository Trust Company and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Until definitive securities are issued for the offered notes, it is anticipated that the only registered noteholder of the offered notes will be Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will not be recognized by the trustee or the servicer as noteholders, as the term is used in the contribution and servicing agreement. Beneficial owners will be permitted to receive information furnished to noteholders and to exercise the rights of noteholders only indirectly through The Depository Trust Company, its participants and intermediaries.

        Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers of offered notes among participants and to receive and transmit distributions of principal of, and interest on, those offered notes. Participants and intermediaries with which beneficial owners have accounts relating to the offered notes also are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. As a result, although beneficial owners will not possess physical certificates evidencing their interests in the offered notes, the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations provide a mechanism by which beneficial owners, through their participants and intermediaries, will receive distributions and will be able to transfer their interests in the offered notes.

        None of the issuer, the servicer, DVI Receivables Corp. XII, DVI Receivables Corp. VIII or the trustee will have any liability for any actions taken by The Depository Trust Company or its nominee or Clearstream Banking, Luxembourg or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered notes held by Cede & Co., as nominee for The Depository Trust Company, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. For additional information regarding The Depository Trust Company and the offered notes, see the prospectus.

        Definitive Securities. Definitive securities will be issued to beneficial owners or their nominees, respectively, rather than to The Depository Trust Company or its nominee, only under the limited conditions listed in the prospectus.

        Upon the occurrence of that kind of event, the trustee is required to notify, through The Depository Trust Company, participants who have ownership of offered notes as indicated on the records of The Depository Trust Company of the availability of definitive securities for their offered notes. Upon surrender by The Depository Trust Company of the definitive certificates representing the offered notes and upon receipt of instructions from The Depository Trust Company for re-registration, the trustee will reissue the offered notes as definitive securities issued in the respective principal amounts owned by individual beneficial owners. Thereafter, the trustee and the servicer will recognize the holders of the definitive securities as noteholders under the contribution and servicing agreement.

        Book-Entry Facilities. Beneficial owners may choose to hold their interests in the book-entry securities through The Depository Trust Company in the United States or through Clearstream Banking, Luxembourg or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities of each class will be issued in one or more certificates which equal the Outstanding Note Balance of that class and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream Banking, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of The Depository Trust Company.

        Because of time zone differences, credits of securities received in Clearstream Banking, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. These credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear participants or Clearstream Banking, Luxembourg participants on that business day. Cash received in Clearstream Banking, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Banking, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream Banking, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

        Transfers between participants will occur in accordance with The Depository Trust Company rules. Transfers between Clearstream Banking, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream Banking, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by the institution acting as a depositary for Clearstream Banking, Luxembourg or Euroclear. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to The Depository Trust Company. Clearstream Banking, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositories.

        The Depository Trust Company, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each Depository Trust Company participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants.

        Clearstream Banking, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking, Luxembourg holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking, Luxembourg participants through electronic book-entry changes in accounts of Clearstream Banking, Luxembourg participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking, Luxembourg in any of 28 currencies, including United States dollars. Clearstream Banking, Luxembourg provides to its Clearstream Banking, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking, Luxembourg participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with The Depository Trust Company described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Brussels, Belgium office of Morgan Guaranty Trust Company is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Brussels, Belgium office of Morgan Guaranty Trust Company are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Brussels, Belgium office of Morgan Guaranty Trust Company acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the book-entry securities will be made on each distribution date by the trustee to The Depository Trust Company. The Depository Trust Company will be responsible for crediting the amount of those payments to the accounts of the applicable participants in accordance with The Depository Trust Company's normal procedures. Each participant will be responsible for disbursing those payments to the beneficial owners of the book-entry securities that it represents and to each intermediary for which it acts as agent. Each intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

        Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co. Since transactions in the book-entry securities will be effected only through The Depository Trust Company, participating organizations, indirect participants and some banks, the ability of a beneficial owner to pledge offered notes to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take actions relating to the offered notes, may be limited due to lack of a physical certificate representing the offered notes. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the offered notes in the secondary market since some potential investors may be unwilling to purchase offered notes for which they cannot obtain physical certificates.

        The Depository Trust Company has advised the issuer and the trustee that, unless and until definitive securities are issued, The Depository Trust Company will take any action permitted to be taken by the holders of the book-entry securities under the agreement only at the direction of one or more participants to whose The Depository Trust Company accounts the book-entry securities are credited, to the extent that those actions are taken on behalf of intermediaries whose holdings include those book-entry securities. The Depository Trust Company may take actions, at the direction of the related participants, for some offered notes which conflict with actions taken for other offered notes.

        Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of offered notes among participants of The Depository Trust Company, it is under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

                       PREPAYMENT AND YIELD CONSIDERATIONS

        The rate of principal payments on the notes will be directly related to the scheduled rate of payments on the contracts in the trust property. If purchased at a price of other than par, the yield to maturity will also be affected by the rate of contract payments. The extent to which the yield to maturity of a note is sensitive to the rate of principal payments will depend, in part, upon the size of any discount or premium. If the purchaser of a note purchased at a discount from its initial principal balance calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on that note, the actual yield to maturity will be lower than that so calculated. On the other hand, if the purchaser of a note purchased at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the note, the actual yield to maturity will be lower than that so calculated.

        Payments on the contracts may be in the form of scheduled contract payments or accelerated payments resulting from default, casualty or prepayment. These accelerated payments will result in payments to noteholders of amounts earlier than would otherwise have been paid over the remaining term of the contracts. In most cases, prepayments on the contracts will tend to shorten the weighted average lives of the notes, whereas delays in payments on the contracts and modifications extending the maturity of the contract will tend to lengthen the weighted average lives of the notes. Any changes in weighted average lives may adversely affect the yield to noteholders. In general, the rate of payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the contracts from the pool and the deposit of the related Prepayment Amount or Partial Prepayment Amount, as applicable, into the collection account.

        The contracts in most cases do not provide for the right of the obligor to prepay. However, under the contribution and servicing agreement, the servicer is permitted to allow prepayments in an amount not less than the Prepayment Amount or Partial Prepayment Amount, as applicable. In addition, in the event that an obligor requests an upgrade or trade-in of equipment, the servicer may remove the equipment and related contract from the trust property, but only upon payment of the Prepayment Amount or Partial Prepayment Amount, as applicable. In either case, the servicer may also replace the contracts with substitute contracts. See "The Contracts -- Substitute Contracts" on page S-54 of this prospectus supplement. Any Prepayment Amounts or Partial Prepayment Amounts paid shall be remitted by the servicer to the trustee or deposited into the collection account and shall be applied as a prepayment of the notes. The servicer historically has permitted obligors to terminate contracts early, or, in case of contracts covering more than one item of equipment, to partially prepay contracts, either in connection with the execution of a new contract of replacement equipment, or upon payment of a negotiated premium, or both.

        The effective yield to noteholders will depend upon, among other things, the price at which the notes are purchased, the amount of and rate at which principal, including both scheduled and nonscheduled payments of that principal, is paid to the noteholders.

        The following tables show the percentage of the initial Note Balance of the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class B notes, class C notes and class D notes (assuming initial Note Balances equal to $39,975,000, $41,000,000, $74,000,000, $85,804,000, $4,104,000, $8,208,000 and
$5,472,000, respectively) which would be outstanding on the payment dates set forth below assuming a constant payment rate of 0%, 3%, 7%, 11% and

15%, respectively. We calculated these tables using the actual Discount Rate of 7.660%. This information is hypothetical and is set forth for illustrative purposes only. The constant payment rate assumes that a fraction of the Aggregate Discounted Contract Balance is prepaid at the end of each collection period, which implies that each contract is equally likely to prepay. We annualized this fraction and expressed it as a percentage to arrive at the constant payment rate for the contract pool. The constant payment rate measures prepayments based on the outstanding Aggregate Discounted Contract Balance after the payment of all scheduled contract payments during the applicable collection period. The constant payment rate further assumes that all contracts are the same size, amortize at the same rate and that each contract will be either paid as scheduled or prepaid in full. The information assumes that

      o    scheduled contract payments are received on time;

      o    the issuer does not exercise its option to redeem the notes;

      o    the closing date is November 16, 2000;

      o    the first payment date is December 12, 2000;

      o distributions on the notes are made on the twelfth day of each month regardless of the day on which the payment date actually occurs;

      o no delinquencies or defaults in the payment of principal and interest on the contracts are experienced;

      o no contract is repurchased for breach of representation or warranty or otherwise;

      o payments on the contracts are received on the last day of each collection period;

      o    the servicing fee is 0.45%;

      o    the initial Note Balance of the class E notes is $6,840,000;

      o the pool consists of a single contract with an Aggregate Discounted Contract Balance of $273,612,728.90 on which interest is accrued at the actual Discount Rate of 7.660%; and

      o no Amortization Event, Subordination Deficiency Event, indenture event of default or other event of default occurs.

        Because the tables were prepared on the basis of the modeling assumptions mentioned above, there are discrepancies between the characteristics of the actual contracts and the characteristics of the contracts we assumed in preparing the tables. Any of these discrepancies may have an effect upon the percentages of the Note Balance outstanding and weighted average lives of the notes set forth in the tables. In addition, since the actual contracts have characteristics which differ from those we assumed when preparing the tables below, the related weighted average life may be longer or shorter than as indicated in the tables.

        The contracts will not have the characteristics we assumed above, and no one can assure you that either (i) the contracts will prepay at any of the rates shown in the tables shown below or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the notes will be the same as the one we used. Because the rate of distributions of principal of the notes will be a result of the actual amortization (including prepayments) of the contracts, which will include contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the notes will differ from those set forth above, even if all of the contracts prepay at the indicated constant prepayment rates.

             PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                                   CLASS A-1

                                                                    PREPAYMENT SPEED (CPR)
                                                  -----------------------------------------------------------
                 PAYMENT DATE IN                     0.00%       3.00%       7.00%       11.00%      15.00%
------------------------------------------------- ----------- ----------- ----------- ----------- -----------
November 16, 2000 ...............................   100.00      100.00      100.00      100.00      100.00
December 12, 2000 ...............................    91.58       90.07       88.00       85.84       83.59
January 12, 2001 ................................    82.54       79.58       75.51       71.29       66.91
February 12, 2001 ...............................    72.87       68.50       62.52       56.35       49.96
March 12, 2001 ..................................    63.01       57.30       49.50       41.47       33.20
April 12, 2001 ..................................    52.78       45.78       36.25       26.47       16.43
May 12, 2001 ....................................    42.18       33.95       22.78       11.36        0.00
June 12, 2001 ...................................    31.57       22.17        9.44        0.00        0.00
July 12, 2001 ...................................    21.06       10.54        0.00        0.00        0.00
August 12, 2001 .................................    10.50        0.00        0.00        0.00        0.00
September 12, 2001 ..............................     0.00        0.00        0.00        0.00        0.00
October 12, 2001 ................................     0.00        0.00        0.00        0.00        0.00
November 12, 2001 ...............................     0.00        0.00        0.00        0.00        0.00
WEIGHTED AVERAGE LIFE (YRS) TO MATURITY .........     0.46        0.41        0.36        0.32        0.28
WEIGHTED AVERAGE LIFE (YRS) TO CALL .............     0.46        0.41        0.36        0.32        0.28

             PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                                   CLASS A-2

                                                                    PREPAYMENT SPEED (CPR)
                                                  -----------------------------------------------------------
                 PAYMENT DATE IN                     0.00%       3.00%       7.00%       11.00%      15.00%
------------------------------------------------- ----------- ----------- ----------- ----------- -----------
November 16, 2000 ...............................   100.00      100.00      100.00      100.00      100.00
December 12, 2000 ...............................   100.00      100.00      100.00      100.00      100.00
January 12, 2001 ................................   100.00      100.00      100.00      100.00      100.00
February 12, 2001 ...............................   100.00      100.00      100.00      100.00      100.00
March 12, 2001 ..................................   100.00      100.00      100.00      100.00      100.00
April 12, 2001 ..................................   100.00      100.00      100.00      100.00      100.00
May 12, 2001 ....................................   100.00      100.00      100.00      100.00       99.69
June 12, 2001 ...................................   100.00      100.00      100.00       96.57       83.70
July 12, 2001 ...................................   100.00      100.00       96.43       82.39       68.13
August 12, 2001 .................................   100.00       98.94       83.75       68.39       52.86
September 12, 2001 ..............................    99.99       87.72       71.25       54.67       37.96
October 12, 2001 ................................    89.45       76.25       58.60       40.89       23.12
November 12, 2001 ...............................    78.88       64.82       46.08       27.33        8.58
December 12, 2001 ...............................    68.29       53.42       33.66       13.96        0.00
January 12, 2002 ................................    57.66       42.04       21.34        0.78        0.00
February 12, 2002 ...............................    46.95       30.64        9.08        0.00        0.00
March 12, 2002 ..................................    36.28       19.32        0.00        0.00        0.00
April 12, 2002 ..................................    25.61        8.07        0.00        0.00        0.00
May 12, 2002 ....................................    14.94        0.00        0.00        0.00        0.00
June 12, 2002 ...................................     4.30        0.00        0.00        0.00        0.00
July 12, 2002 ...................................     0.00        0.00        0.00        0.00        0.00
August 12, 2002 .................................     0.00        0.00        0.00        0.00        0.00
September 12, 2002 ..............................     0.00        0.00        0.00        0.00        0.00
October 12, 2002 ................................     0.00        0.00        0.00        0.00        0.00
November 12, 2002 ...............................     0.00        0.00        0.00        0.00        0.00
December 12, 2002 ...............................     0.00        0.00        0.00        0.00        0.00
January 12, 2003 ................................     0.00        0.00        0.00        0.00        0.00
WEIGHTED AVERAGE LIFE (YRS) TO MATURITY .........     1.26        1.14        1.01        0.89        0.80
WEIGHTED AVERAGE LIFE (YRS) TO CALL .............     1.26        1.14        1.01        0.89        0.80

             PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                                   CLASS A-3

                                                                    PREPAYMENT SPEED (CPR)
                                                  ----------------------------------------------------------
                 PAYMENT DATE IN                     0.00%       3.00%       7.00%       11.00%     15.00%
------------------------------------------------- ----------- ----------- ----------- ----------- ----------
November 16, 2000 ...............................   100.00      100.00      100.00      100.00      100.00
December 12, 2000 ...............................   100.00      100.00      100.00      100.00      100.00
January 12, 2001 ................................   100.00      100.00      100.00      100.00      100.00
February 12, 2001 ...............................   100.00      100.00      100.00      100.00      100.00
March 12, 2001 ..................................   100.00      100.00      100.00      100.00      100.00
April 12, 2001 ..................................   100.00      100.00      100.00      100.00      100.00
May 12, 2001 ....................................   100.00      100.00      100.00      100.00      100.00
June 12, 2001 ...................................   100.00      100.00      100.00      100.00      100.00
July 12, 2001 ...................................   100.00      100.00      100.00      100.00      100.00
August 12, 2001 .................................   100.00      100.00      100.00      100.00      100.00
September 12, 2001 ..............................   100.00      100.00      100.00      100.00      100.00
October 12, 2001 ................................   100.00      100.00      100.00      100.00      100.00
November 12, 2001 ...............................   100.00      100.00      100.00      100.00      100.00
December 12, 2001 ...............................   100.00      100.00      100.00      100.00       96.87
January 12, 2002 ................................   100.00      100.00      100.00      100.00       89.13
February 12, 2002 ...............................   100.00      100.00      100.00       93.22       81.53
March 12, 2002 ..................................   100.00      100.00       98.33       86.13       74.11
April 12, 2002 ..................................   100.00      100.00       91.71       79.17       66.86
May 12, 2002 ....................................   100.00       98.26       85.15       72.32       59.77
June 12, 2002 ...................................   100.00       92.10       78.68       65.59       52.85
July 12, 2002 ...................................    96.45       85.94       72.25       58.96       46.05
August 12, 2002 .................................    90.67       79.95       66.03       52.55       39.52
September 12, 2002 ..............................    84.98       74.06       59.95       46.32       33.20
October 12, 2002 ................................    79.22       68.15       53.87       40.15       26.98
November 12, 2002 ...............................    73.49       62.29       47.90       34.11       20.92
December 12, 2002 ...............................    67.89       56.59       42.09       28.26       15.09
January 12, 2003 ................................    62.26       50.88       36.33       22.49        9.36
February 12, 2003 ...............................    56.58       45.16       30.59       16.79        3.74
March 12, 2003 ..................................    50.90       39.45       24.91       11.17        0.00
April 12, 2003 ..................................    44.78       33.37       18.92        5.33        0.00
May 12, 2003 ....................................    39.36       27.97       13.59        0.11        0.00
June 12, 2003 ...................................    33.99       22.65        8.36        0.00        0.00
July 12, 2003 ...................................    28.70       17.41        3.25        0.00        0.00
August 12, 2003 .................................    23.62       12.40        0.00        0.00        0.00
September 12, 2003 ..............................    18.63        7.50        0.00        0.00        0.00
October 12, 2003 ................................    13.60        2.59        0.00        0.00        0.00
November 12, 2003 ...............................     8.67        0.00        0.00        0.00        0.00
December 12, 2003 ...............................     3.79        0.00        0.00        0.00        0.00
January 12, 2004 ................................     0.00        0.00        0.00        0.00        0.00
February 12, 2004 ...............................     0.00        0.00        0.00        0.00        0.00
March 12, 2004 ..................................     0.00        0.00        0.00        0.00        0.00
April 12, 2004 ..................................     0.00        0.00        0.00        0.00        0.00
May 12, 2004 ....................................     0.00        0.00        0.00        0.00        0.00
June 12, 2004 ...................................     0.00        0.00        0.00        0.00        0.00
July 12, 2004 ...................................     0.00        0.00        0.00        0.00        0.00
WEIGHTED AVERAGE LIFE (YRS) TO MATURITY .........     2.39        2.22        2.02        1.83        1.67
WEIGHTED AVERAGE LIFE (YRS) TO CALL .............     2.39        2.22        2.02        1.83        1.67

             PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                                   CLASS A-4

                                               PREPAYMENT SPEED (CPR)
                             -----------------------------------------------------------
       PAYMENT DATE IN          0.00%       3.00%       7.00%       11.00%     15.00%
---------------------------- ----------- ----------- ----------- ----------- -----------
November 16, 2000 ..........   100.00      100.00      100.00      100.00      100.00
December 12, 2000 ..........   100.00      100.00      100.00      100.00      100.00
January 12, 2001 ...........   100.00      100.00      100.00      100.00      100.00
February 12, 2001 ..........   100.00      100.00      100.00      100.00      100.00
March 12, 2001 .............   100.00      100.00      100.00      100.00      100.00
April 12, 2001 .............   100.00      100.00      100.00      100.00      100.00
May 12, 2001 ...............   100.00      100.00      100.00      100.00      100.00
June 12, 2001 ..............   100.00      100.00      100.00      100.00      100.00
July 12, 2001 ..............   100.00      100.00      100.00      100.00      100.00
August 12, 2001 ............   100.00      100.00      100.00      100.00      100.00
September 12, 2001 .........   100.00      100.00      100.00      100.00      100.00
October 12, 2001 ...........   100.00      100.00      100.00      100.00      100.00
November 12, 2001 ..........   100.00      100.00      100.00      100.00      100.00
December 12, 2001 ..........   100.00      100.00      100.00      100.00      100.00
January 12, 2002 ...........   100.00      100.00      100.00      100.00      100.00
February 12, 2002 ..........   100.00      100.00      100.00      100.00      100.00
March 12, 2002 .............   100.00      100.00      100.00      100.00      100.00
April 12, 2002 .............   100.00      100.00      100.00      100.00      100.00
May 12, 2002 ...............   100.00      100.00      100.00      100.00      100.00
June 12, 2002 ..............   100.00      100.00      100.00      100.00      100.00
July 12, 2002 ..............   100.00      100.00      100.00      100.00      100.00
August 12, 2002 ............   100.00      100.00      100.00      100.00      100.00
September 12, 2002 .........   100.00      100.00      100.00      100.00      100.00
October 12, 2002 ...........   100.00      100.00      100.00      100.00      100.00
November 12, 2002 ..........   100.00      100.00      100.00      100.00      100.00
December 12, 2002 ..........   100.00      100.00      100.00      100.00      100.00
January 12, 2003 ...........   100.00      100.00      100.00      100.00      100.00
February 12, 2003 ..........   100.00      100.00      100.00      100.00      100.00
March 12, 2003 .............   100.00      100.00      100.00      100.00       98.48
April 12, 2003 .............   100.00      100.00      100.00      100.00       93.59
May 12, 2003 ...............   100.00      100.00      100.00      100.00       89.22
June 12, 2003 ..............   100.00      100.00      100.00       95.70       84.98
July 12, 2003 ..............   100.00      100.00      100.00       91.43       80.88
August 12, 2003 ............   100.00      100.00       98.59       87.37       76.99
September 12, 2003 .........   100.00      100.00       94.49       83.43       73.23
October 12, 2003 ...........   100.00      100.00       90.42       79.54       69.55
November 12, 2003 ..........   100.00       98.09       86.45       75.77       66.00
December 12, 2003 ..........   100.00       94.01       82.56       72.09       62.56
January 12, 2004 ...........    99.06       89.95       78.72       68.49       59.21
February 12, 2004 ..........    94.68       85.75       74.78       64.83       55.83
March 12, 2004 .............    90.49       81.75       71.04       61.36       52.64
April 12, 2004 .............    86.28       77.75       67.33       57.94       49.52
May 12, 2004 ...............    82.06       73.76       63.66       54.58       46.46

                                                                  PREPAYMENT SPEED (CPR)
                                                  ------------------------------------------------------
                 PAYMENT DATE IN                    0.00%       3.00%      7.00%     11.00%     15.00%
------------------------------------------------- ---------- ---------- ---------- ---------- ----------
June 12, 2004 ...................................   77.85      69.80      60.03      51.28      43.49
July 12, 2004 ...................................   73.43      65.67      56.28      47.90      40.47
August 12, 2004 .................................   69.46      61.96      52.91      44.87      37.76
September 12, 2004 ..............................   65.51      58.29      49.60      41.91      35.13
October 12, 2004 ................................   61.48      54.56      46.27      38.95      32.53
November 12, 2004 ...............................   57.47      50.88      42.99      36.06      30.00
December 12, 2004 ...............................   53.57      47.31      39.83      33.29      27.59
January 12, 2005 ................................   49.67      43.75      36.71      30.56      25.23
February 12, 2005 ...............................   45.73      40.18      33.59      27.87      22.92
March 12, 2005 ..................................   41.85      36.67      30.56      25.25      20.69
April 12, 2005 ..................................   37.97      33.19      27.55      22.69      18.52
May 12, 2005 ....................................   33.90      29.56      24.46      20.07      16.32
June 12, 2005 ...................................   30.16      26.23      21.63      17.68      14.32
July 12, 2005 ...................................   26.95      23.38      19.20      15.64      12.62
August 12, 2005 .................................   24.04      20.80      17.03      13.82      11.11
September 12, 2005 ..............................   21.42      18.48      15.08      12.19       9.76
October 12, 2005 ................................   19.09      16.44      13.36      10.77       8.59
November 12, 2005 ...............................   17.06      14.65      11.87       9.53       7.57
December 12, 2005 ...............................   15.11      12.94      10.45       8.36       6.61
January 12, 2006 ................................   13.27      11.34       9.12       7.27       5.73
February 12, 2006 ...............................   11.51       9.81       7.86       6.24       4.90
March 12, 2006 ..................................   10.39       8.83       7.05       5.58       4.37
April 12, 2006 ..................................    9.33       7.91       6.30       4.96       3.87
May 12, 2006 ....................................    8.43       7.13       5.66       4.44       3.45
June 12, 2006 ...................................    7.39       6.24       4.93       3.86       2.98
July 12, 2006 ...................................    6.58       5.54       4.36       3.40       2.62
August 12, 2006 .................................    5.78       4.86       3.81       2.96       2.27
September 12, 2006 ..............................    4.98       4.17       3.26       2.52       1.93
October 12, 2006 ................................    4.14       3.46       2.70       2.08       1.58
November 12, 2006 ...............................    3.57       2.97       2.31       1.77       1.35
December 12, 2006 ...............................    3.07       2.55       1.98       1.51       1.14
January 12, 2007 ................................    2.58       2.13       1.65       1.26       0.95
February 12, 2007 ...............................    2.17       1.80       1.38       1.05       0.79
March 12, 2007 ..................................    1.80       1.48       1.13       0.86       0.64
April 12, 2007 ..................................    1.28       1.05       0.80       0.61       0.45
May 12, 2007 ....................................    0.95       0.78       0.59       0.45       0.33
June 12, 2007 ...................................    0.65       0.53       0.40       0.30       0.22
July 12, 2007 ...................................    0.35       0.28       0.22       0.16       0.12
August 12, 2007 .................................    0.14       0.11       0.09       0.06       0.05
September 12, 2007 ..............................    0.05       0.04       0.03       0.02       0.02
October 12, 2007 ................................    0.00       0.00       0.00       0.00       0.00
WEIGHTED AVERAGE LIFE (YRS) TO MATURITY .........    4.30       4.16       3.97       3.78       3.59
WEIGHTED AVERAGE LIFE (YRS) TO CALL .............    4.11       3.98       3.79       3.59       3.39

             PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                          CLASS B, CLASS C AND CLASS D

                                               PREPAYMENT SPEED (CPR)
                             -----------------------------------------------------------
       PAYMENT DATE IN          0.00%       3.00%       7.00%       11.00%      15.00%
---------------------------- ----------- ----------- ----------- ----------- -----------
November 16, 2000 ..........   100.00      100.00      100.00      100.00      100.00
December 12, 2000 ..........    98.60       98.35       98.01       97.65       97.28
January 12, 2001 ...........    97.10       96.61       95.93       95.23       94.51
February 12, 2001 ..........    95.49       94.77       93.78       92.75       91.69
March 12, 2001 .............    93.86       92.91       91.62       90.28       88.91
April 12, 2001 .............    92.16       91.00       89.42       87.79       86.13
May 12, 2001 ...............    90.40       89.03       87.18       85.28       83.35
June 12, 2001 ..............    88.64       87.08       84.96       82.81       80.62
July 12, 2001 ..............    86.89       85.15       82.79       80.40       77.97
August 12, 2001 ............    85.14       83.22       80.63       78.01       75.37
September 12, 2001 .........    83.40       81.31       78.50       75.68       72.83
October 12, 2001 ...........    81.60       79.35       76.35       73.33       70.31
November 12, 2001 ..........    79.80       77.41       74.22       71.02       67.83
December 12, 2001 ..........    78.00       75.47       72.10       68.75       65.41
January 12, 2002 ...........    76.19       73.53       70.00       66.50       63.03
February 12, 2002 ..........    74.36       71.59       67.92       64.28       60.69
March 12, 2002 .............    72.55       69.66       65.86       62.11       58.41
April 12, 2002 .............    70.73       67.74       63.82       59.97       56.18
May 12, 2002 ...............    68.91       65.84       61.81       57.86       54.00
June 12, 2002 ..............    67.10       63.94       59.82       55.80       51.88
July 12, 2002 ..............    65.28       62.05       57.84       53.76       49.79
August 12, 2002 ............    63.50       60.21       55.93       51.79       47.78
September 12, 2002 .........    61.75       58.40       54.06       49.87       45.84
October 12, 2002 ...........    59.98       56.58       52.19       47.98       43.93
November 12, 2002 ..........    58.22       54.78       50.36       46.12       42.07
December 12, 2002 ..........    56.50       53.03       48.57       44.32       40.27
January 12, 2003 ...........    54.77       51.27       46.80       42.55       38.51
February 12, 2003 ..........    53.03       49.51       45.04       40.80       36.79
March 12, 2003 .............    51.28       47.76       43.29       39.07       35.10
April 12, 2003 .............    49.40       45.89       41.45       37.27       33.35
May 12, 2003 ...............    47.73       44.23       39.81       35.67       31.79
June 12, 2003 ..............    46.08       42.60       38.21       34.10       30.28
July 12, 2003 ..............    44.46       40.99       36.63       32.58       28.82
August 12, 2003 ............    42.90       39.45       35.13       31.13       27.44
September 12, 2003 .........    41.36       37.94       33.67       29.73       26.10
October 12, 2003 ...........    39.82       36.43       32.22       28.34       24.79
November 12, 2003 ..........    38.30       34.96       30.81       27.00       23.52
December 12, 2003 ..........    36.80       33.50       29.42       25.69       22.30
January 12, 2004 ...........    35.30       32.05       28.05       24.41       21.10
February 12, 2004 ..........    33.74       30.56       26.65       23.10       19.89
March 12, 2004 .............    32.25       29.13       25.32       21.87       18.76
April 12, 2004 .............    30.75       27.71       24.00       20.65       17.65
May 12, 2004 ...............    29.24       26.29       22.68       19.45       16.56

                                                                  PREPAYMENT SPEED (CPR)
                                                  ------------------------------------------------------
                 PAYMENT DATE IN                     0.00%      3.00%     7.00%      11.00%     15.00%
------------------------------------------------- ---------- ---------- ---------- ---------- ----------
June 12, 2004 ...................................   27.74      24.87      21.39      18.27      15.50
July 12, 2004 ...................................   26.17      23.40      20.06      17.07      14.42
August 12, 2004 .................................   24.75      22.08      18.85      15.99      13.46
September 12, 2004 ..............................   23.34      20.77      17.68      14.93      12.52
October 12, 2004 ................................   21.91      19.44      16.49      13.88      11.59
November 12, 2004 ...............................   20.48      18.13      15.32      12.85      10.69
December 12, 2004 ...............................   19.09      16.86      14.19      11.86       9.83
January 12, 2005 ................................   17.70      15.59      13.08      10.89       8.99
February 12, 2005 ...............................   16.30      14.32      11.97       9.93       8.17
March 12, 2005 ..................................   14.91      13.07      10.89       9.00       7.37
April 12, 2005 ..................................   13.53      11.83       9.82       8.09       6.60
May 12, 2005 ....................................   12.08      10.53       8.72       7.15       5.81
June 12, 2005 ...................................   10.75       9.35       7.71       6.30       5.10
July 12, 2005 ...................................    9.60       8.33       6.84       5.57       4.50
August 12, 2005 .................................    8.57       7.41       6.07       4.93       3.96
September 12, 2005 ..............................    7.63       6.59       5.37       4.35       3.48
October 12, 2005 ................................    6.80       5.86       4.76       3.84       3.06
November 12, 2005 ...............................    6.08       5.22       4.23       3.39       2.70
December 12, 2005 ...............................    5.38       4.61       3.72       2.98       2.36
January 12, 2006 ................................    4.73       4.04       3.25       2.59       2.04
February 12, 2006 ...............................    4.10       3.50       2.80       2.23       1.75
March 12, 2006 ..................................    3.70       3.15       2.51       1.99       1.56
April 12, 2006 ..................................    3.32       2.82       2.24       1.77       1.38
May 12, 2006 ....................................    3.00       2.54       2.02       1.58       1.23
June 12, 2006 ...................................    2.63       2.22       1.76       1.37       1.06
July 12, 2006 ...................................    2.35       1.97       1.56       1.21       0.93
August 12, 2006 .................................    2.06       1.73       1.36       1.05       0.81
September 12, 2006 ..............................    1.77       1.49       1.16       0.90       0.69
October 12, 2006 ................................    1.48       1.23       0.96       0.74       0.56
November 12, 2006 ...............................    1.27       1.06       0.82       0.63       0.48
December 12, 2006 ...............................    1.10       0.91       0.70       0.54       0.41
January 12, 2007 ................................    0.92       0.76       0.59       0.45       0.34
February 12, 2007 ...............................    0.77       0.64       0.49       0.37       0.28
March 12, 2007 ..................................    0.64       0.53       0.40       0.31       0.23
April 12, 2007 ..................................    0.46       0.38       0.29       0.22       0.16
May 12, 2007 ....................................    0.34       0.28       0.21       0.16       0.12
June 12, 2007 ...................................    0.23       0.19       0.14       0.11       0.08
July 12, 2007 ...................................    0.12       0.10       0.08       0.06       0.04
August 12, 2007 .................................    0.05       0.04       0.03       0.02       0.02
September 12, 2007 ..............................    0.02       0.01       0.01       0.01       0.01
October 12, 2007 ................................    0.00       0.00       0.00       0.00       0.00
WEIGHTED AVERAGE LIFE (YRS) TO MATURITY .........    2.56       2.43       2.27       2.12       1.97
WEIGHTED AVERAGE LIFE (YRS) TO CALL .............    2.49       2.36       2.20       2.05       1.90

                       CERTAIN LEGAL MATTERS AFFECTING AN
                        OBLIGOR'S RIGHTS AND OBLIGATIONS

GENERAL

        The contracts are either "accounts," "instruments" or "chattel paper" as defined in the Uniform Commercial Code in effect in nearly every state of the United States. Under the Uniform Commercial Code for most purposes, a sale of accounts or chattel paper is treated in a manner similar to a transaction creating a security interest in accounts or chattel paper. DVI Financial Services Inc., DVI Receivables Corp. XII and the issuer will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities in the Commonwealth of Pennsylvania to give notice of:

     o DVI Financial Services Inc.'s transfer of the contracts to DVI Receivables Corp. XII,

     o DVI Receivables Corp. XII's transfer of the contracts to the issuer, and

     o   the pledge of the contracts to the trustee.

Under the contribution and servicing agreement, the servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the trustee's interests in the contracts and their proceeds.

        A 1993 decision of the United States Court of Appeals for the Tenth Circuit states that, among other things, accounts sold by an entity remain property of that entity's bankruptcy estate in the event of its reorganization or bankruptcy proceedings subsequent to the sale. Even though that decision addressed "accounts" rather than "chattel paper" such as the contracts, if a court in any bankruptcy proceedings of DVI Financial Services Inc. were to adopt the reasoning of the Tenth Circuit reflected in that 1993 decision, then the contracts would be included in the bankruptcy estate of DVI Financial Services Inc. and delays in payment of collections on or in respect of the contracts could occur. In addition, the court, among other remedies, could elect to accelerate payment of the notes and liquidate the contracts and the equipment. The noteholders would only be entitled to the then outstanding Aggregate Discounted Contract Balance and interest on that balance at the applicable Note Rate to the date of payment from the proceeds of such liquidation. Thus, the noteholders could lose the right to future payments of interest and might incur reinvestment losses.

THE EQUIPMENT

        DVI Financial Services Inc. will transfer to DVI Receivables Corp. XII by grant or assignment, a security interest in its interest, if any, in the equipment. With respect to some contracts, DVI Financial Services Inc. will also transfer an equity interest in the related equipment to DVI Receivables Corp.
XII. DVI Receivables Corp. XII will transfer a security interest, but not an ownership interest, in all equipment to the issuer, and the issuer will pledge the security interest to the trustee. In the event of a default by the obligor under a contract, the servicer on behalf of the trustee may take action to enforce that defaulted contract and the related security interest by repossession and resale of the equipment. Under the Uniform Commercial Code, a creditor such as DVI Financial Services Inc., DVI Receivables Corp. XII, the issuer or the trustee can, without prior notice to the obligor, repossess assets securing the obligor's obligations under a defaulted contract by the obligor's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace or by judicial process. However, for any equipment which constitutes "fixtures" under local law, it may be necessary to obtain the consent of any landlord or mortgagee of the land and building where the equipment is located, in order for the trustee to repossess the equipment. It is the policy of DVI Financial Services Inc. to request that such a waiver be given before the equipment is delivered to the equipment user, but there can be no assurance that the waiver will be given in all cases.

        In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. In most cases, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

        The Uniform Commercial Code and other state laws place restrictions on repossession sales. These restrictions include requirements that the secured party provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any sale be conducted in a commercially reasonable manner. The contribution and servicing agreement will require the servicer to sell promptly any repossessed equipment.

        Under most state laws, an obligor has the right to redeem any collateral for its obligations, prior to a foreclosure sale of that property. To do so it must by pay the secured party the unpaid balance of the obligations plus interest and the secured party's reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale. In addition, to the extent provided for in the written agreement of the parties, the obligor must pay reasonable attorneys' fees.

        In addition, because the market value of the equipment of the type financed under the contracts generally declines with age and because of obsolescence, the net disposition proceeds of leased equipment at any time during the term of the contract may be less than the outstanding balance on the contract principal balance which it secures. Because of this, and because other creditors may have rights in the related equipment superior to those of the trustee, the servicer may not be able to recover the entire amount due on a defaulted contract in the event that the servicer elects to repossess and sell the related equipment under those circumstances.

        Under the Uniform Commercial Code and laws applicable in most states, a creditor is entitled to obtain a so-called "deficiency judgment" from an obligor for any shortfall between the unpaid balance of that obligor's contract and the net proceeds received from any collateral for that contract. However, some states, including those where some of the obligors may be located, impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the Uniform Commercial Code, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to mitigate and minimize its damages in the event of an obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of disposition against its claim. In addition, an obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the servicer's repossession and sale of the leased equipment is found to be a retention discharging the obligor from all further obligations under Section 9-505(2) of the Uniform Commercial Code. If a deficiency judgment were granted, the judgment would be a personal judgment against the obligor for the shortfall, but a defaulting obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

        In the event of the bankruptcy or reorganization of an obligor, various provisions of the Bankruptcy Reform Act of 1978, as amended, and related laws may delay, interfere with and/or eliminate or reduce the ability of the trustee to enforce its rights under the contracts. With regard to any contract not constituting a "true lease," the Bankruptcy Code permits an obligor to be treated as the owner of the related equipment. If bankruptcy cases or proceedings were instituted for an obligor, the trustee could be prevented from continuing to collect payments due from or on behalf of that obligor or exercising any remedies assigned to the trustee without the approval of the bankruptcy court. The bankruptcy court could also permit the obligor to use, sublease, sell or dispose of the equipment and provide the trustee with a lien on replacement collateral, so long as the replacement collateral constituted "adequate protection" as defined under the Bankruptcy Code. In the event that, as a result of the bankruptcy or reorganization of an obligor, the trustee is prevented from collecting payments with respect to a contract and that contract becomes a defaulted contract, noteholders could experience delays in the payment of principal and interest and/or losses on their investment.

        With regard to any contract constituting a "true lease," the Bankruptcy Code grants to the bankruptcy trustee for an obligor, or the obligor as a debtor-in-possession, a right to elect to assume or reject that unexpired lease. Also, a bankruptcy court may permit an obligor to assign its rights and obligations under the contract. Any assumption of a contract requires the obligor to cure any default under that contract, which may mean "adequate assurance" of prompt cure, and to provide "adequate assurance" of future performance under that contract, and of compensation for any actual pecuniary loss incurred by noteholders resulting from the default. Any rejection of the contract constitutes a breach of that contract, entitling the trustee to return of the equipment and to a pre-petition unsecured claim for damages for breach of the contract. The trustee also would be entitled to collect from an obligor's bankruptcy estate any administrative rent or adequate protection amounts payable by the obligor as provided under the Bankruptcy Code. Bankruptcy court approval might be necessary prior to the trustee repossessing the equipment or obtaining payments on its unsecured pre-petition claims and/or claims against the obligor's bankruptcy estate.

        Most states have adopted a version of Article 2A of the Uniform Commercial Code, which is applicable to "true leases" such as fair market value leases. Article 2A purports to codify many provisions of existing common law. Although there is little precedential authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for any lessor breach or default, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, DVI Financial Services Inc. will represent that, to the best of its knowledge (i) no contract is a "consumer lease;" and (ii) each obligor has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has continued to make scheduled payments under the related contract. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

        Certain governmental and quasi-governmental entities, like municipalities and public hospitals, condition contract payments on the availability of budgeted funds. If contracts are part of the trust property and such budgeted funds are not available, the servicer or trustee may be forced to repossess related equipment and noteholders may experience delays and/or losses in payment.

        Title 6 of the Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The final National Bankruptcy Review Commission report has been issued and may ultimately lead to substantive changes to the existing Bankruptcy Code which could affect the contracts.

        These commercial law and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of leased equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related contract.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, published rulings of the Internal Revenue Service and judicial decisions, all in effect as of the date of this prospectus supplement, all of which authorities are subject to change or differing interpretations, which could apply retroactively. The discussion below does not purport to deal with the federal income tax consequences applicable to all categories of investors and is directed solely to class A, class B, class C or class D noteholders that are institutional investors, hold the notes as capital assets within the meaning of section 1221 of the Code and acquire such notes for investment and not as a dealer or for resale. This discussion does not address every aspect of the federal income tax laws that may be relevant to a class A, class B, class C or class D noteholder in light of its particular investment circumstances, nor does it purport to deal with federal income tax consequences applicable to all categories of class A, class B, class C or class D noteholders. Some categories of noteholders, such as banks, insurance companies and foreign investors, among others, may be subject to special rules or treatment under the federal income tax laws. Further, this discussion does not address some collateral tax consequences that may result from ownership of the notes. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Class A, class B, class C or class D noteholders and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is:

         o given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

         o is directly relevant to the determination of an entry on a tax return. Accordingly, class A, class B, class C or class D noteholders should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus supplement.

         Prospective investors should be aware that the servicer and the issuer will not seek any rulings from the IRS regarding any of the tax consequences discussed in this prospectus supplement. Further, while the issuer will receive an opinion of counsel, as described below, with respect to the federal income tax treatment of the notes, that opinion is not binding on the IRS or the courts, and no assurance can be given that the IRS will not take contrary positions that may be sustained by a court.

         In addition to the federal income tax consequences described in this prospectus supplement, potential investors should consider the tax consequences, if any, of the purchase, ownership and disposition of the notes under the tax laws of any applicable state, locality or foreign jurisdiction. See "Certain State, Local and Other Tax Considerations" at page S-115 of this prospectus supplement. The servicer and the issuer make no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences. All investors are urged to consult their own tax advisors in determining the federal, state, local and foreign and any other tax consequences to them of an investment in the notes and the purchase, ownership and disposition of the notes.

         Characterization of the Class A, Class B, Class C and Class D Notes

         Thacher Proffitt & Wood, special counsel to the underwriters, is of the opinion that, under existing law, and assuming compliance in all material respects with all provisions of the indenture, the contribution and servicing agreement and the other transaction documents relating to the issuance of the notes, and based in part on the facts described in this prospectus supplement and additional information and representations, including financial calculations relating to the contracts provided or reviewed and verified by DVI Financial Services Inc. or the underwriters, for federal income tax purposes, the class A notes, the class B notes, the class C notes and the class D notes will be treated as indebtedness.

         Except where indicated to the contrary, the following discussion describes the consequences that will follow if the class A, class B, class C and class D notes are treated as indebtedness for federal income tax purposes.

         Taxation of Class A, Class B, Class C and Class D Noteholders

         Payments of Interest. The following discussion of federal income taxation of the notes is based in part upon the rules governing original issue discount within the meaning of section 1273(a) of the Code, called OID, that are listed in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections, called the OID Regulations. The OID Regulations do not adequately address some issues relevant to, and in some instances may not be applicable to, securities such as the notes.

         It is not anticipated that the class A, class B, class C or class D notes will be treated as having been issued with OID within the meaning of section 1273 of the Code. Rather, interest on the notes will be taxable as ordinary income for federal income tax purposes when received by a class A, class B, class C or class D noteholder using the cash method of accounting or when accrued by a class A, class B, class C or class D noteholder using the accrual method of accounting. Interest received on the Notes also may constitute "investment income" for purposes of limitations of the Code concerning the deductibility of investment interest expense by taxpayers other than corporations.

         Market Discount. A subsequent holder who purchases a note at a market discount, in other words, in the case of a note issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a note issued with OID, at a purchase price less than its adjusted issue price, may be subject to the "market discount" rules of section 1276 of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the note, and for the deferral of interest deductions for debt incurred to acquire or carry a note purchased with market discount. In particular, under section 1276 of the Code, a holder who purchases a note at a discount that exceeds de minimis market discount usually will be required to allocate a portion of each partial principal payment or proceeds of disposition to accrued market discount not previously included in income, and to recognize ordinary income to that extent. If the provisions of section 1272(a)(6) of the Code apply to the notes, as described above with respect to the use of a reasonable prepayment assumption, and adjustments resulting from actual prepayments, those provisions also would affect the accrual of any market discount.

         Any class A, class B, class C or class D noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing discussion. If made, that election will apply to all market-discount bonds acquired by that class A, class B, class C or class D noteholder on or after the first day of the first taxable year to which the election applied. If that election is made, the interest deferral rule described above will not apply and the adjusted basis of a note will be increased to reflect market discount included in gross income, thus reducing any gain, or increasing any loss, on a sale, redemption, or other taxable disposition. Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a de minimis amount. In that case, the actual discount will be required to be allocated amounts the principal payments to be made on that note, and the portion of discount allocated to each principal payment will be required to be reported as income as each principal payment is made, in the same manner as discussed above regarding de minimis OID.

         In addition, the OID Regulations permit a class A, class B, class C or class D noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were made with respect to a note with market discount, the class A, class B, class C or class D noteholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments that the noteholder owns or acquires during the taxable year of the election or thereafter. Similarly, a class A, class B, class C or class D noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments that the noteholder owns as of the beginning of the taxable year for which the election is made or later acquires. See "Premium" later in this section. Each of these elections to accrue interest, discount and premium for a note on a constant yield method or as interest would be irrevocable.

         For purposes of the foregoing discussion, market discount for a note will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the stated redemption price of that note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the Conference Committee Report accompanying the Tax Reform Act of 1986 will apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the option of the class A, class B, class C or class D noteholder:

         o        on the basis of a constant yield method,

         o in the case of a note issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the note as of the beginning of the accrual period, or

         o in the case of a note issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the note at the beginning of the accrual period.

         Moreover, if the provisions of section 1272(a)(6) of the Code apply to the notes, as described above for the use of a reasonable prepayment assumption, the prepayment assumption used in calculating the accrual of OID also would be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a note purchased at a discount in the secondary market. The prepayment assumption used in calculating the accrual of OID, premium, market discount, if any, will be equal to a CPR of 7%. We cannot predict whether the contracts will prepay at that rate or at any other rate.

         To the extent that notes provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were OID. Moreover, in any event, a class A, class B, class C or class D noteholder generally will be required to treat a portion of any gain on the sale or exchange of its note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Premium. A note that is purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. A class A, class B, class C or class D noteholder may elect under section 171 of the Code to amortize that premium under the constant yield method over the life of the note. If made, that election will apply to all debt instruments having amortizable bond premium that the noteholder owns as of the beginning of the taxable year for which the election is made or thereafter acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, with a corresponding reduction in the noteholder's basis of the instrument, rather than as a separate interest deduction. The OID Regulations also permit class A, class B, class C and class D noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the noteholder as having made the election to amortize premium generally. See "Market Discount" at page S-107 of this prospectus supplement. The Committee Report states that the same rules that apply to accrual of market discount also will apply in amortizing bond premium under section 171 of the Code. These rules might, as described above, require use of a prepayment assumption in accruing market discount with respect to notes without regard to whether those notes have OID. Bond premium on a note held by a class A, class B, class C or class D noteholder who does not elect to offset the premium will decrease the gain, or increase the loss, otherwise recognized on the sale, redemption or other taxable disposition of the note.

         Realized Losses. Under section 166 of the Code, both corporate holders of notes and noncorporate holders of notes that acquire notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the contracts that are allocable to those notes. However, it appears that a noncorporate holder that does not acquire a note in connection with its trade or business will not be entitled to deduct a loss under section 166 of the Code until that holder's note becomes wholly worthless, in other words, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each class A, class B, class C or class D noteholder will be required to accrue OID, if any, and, if that holder uses an accrual method of accounting for federal income tax purposes, interest for that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the contracts until it can be established that any reduction of that kind ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear as to the timing and character of such loss or reduction in income.

         Sales of Notes. Except as described above for the market discount rules, and except as provided under section 582(c) of the Code in the case of banks and other financial institutions, any gain or loss, equal to the difference between the amount realized on the sale and the adjusted basis of a note, recognized on the sale or exchange of a note by an investor who holds that note as a capital asset, will be capital gain or loss. However, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction usually is one in which the taxpayer has taken two or more positions in notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income usually will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, subject to appropriate reduction to reflect prior inclusion of interest or other ordinary income items from the transaction, but the extent of that kind of reduction would need to be provided for in regulations which have not yet been issued.

         In addition, taxpayers other than corporations may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to that taxpayer's net investment income.

         The adjusted basis of a note generally will equal its cost, increased by any income previously reported, including any OID and market discount income, by the selling class A, class B, class C or class D noteholder and reduced, but not below zero, by any deduction previously allowed for losses and any amortized premium and by any payments previously received for that note. Principal payments on the note will be treated as amounts received upon a sale or exchange of the note under the foregoing rules relating to OID.

         Information Reporting. The servicer is required to furnish or cause to be furnished to each class A, class B, class C or class D noteholder with each payment a statement setting forth the amount of that payment allocable to principal on the note and to interest thereon. In addition, the servicer is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each class A, class B, class C or class D noteholder who was a holder at any time during that year, a report indicating such other customary factual information as the servicer deems necessary to enable holders of notes to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. If the class A, class B, class C or class D notes are issued with OID, the servicer will provide or cause to be provided to the IRS and, as applicable, to the class A, class B, class C or class D noteholder information statements with respect to OID as required by the Code or as holders of those notes may reasonably request from time to time. If the notes are issued with OID, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial class A, class B, class C or class D noteholder which purchased its note at the initial offering price used in preparing those reports. Class A, class B, class C or class D noteholders should consult their own tax advisors to determine the amount of any OID and market discount includible in income during a calendar year.

         As applicable, the note information reports will include a statement of the adjusted issue price of the notes at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the noteholder's purchase price that the servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Market Discount" at page S-107 above.

         Foreign Investors. Any class A, class B, class C or class D noteholder that is not a "United States person," as defined below, and is not holding the note in connection with a United States trade or business generally will not be subject to United States federal income or 30% withholding tax in respect of interest, including any accrued OID, paid on a note, provided that the class A, class B, class C or class D noteholder complies to the extent necessary with certain identification requirements, including delivery of a statement, such as a properly executed IRS Form W-8, signed by the class A, class B, class C or class D noteholder under penalties of perjury, certifying that the class A, class B, class C or class D noteholder is not a United States person and providing the name and address of the class A, class B, class C or class D noteholder. This exemption does not apply to payments of interest, including payments in respect of any accrued OID, received by a class A, class B, class C or class D noteholder that either:

         o owns directly or indirectly a 10% or greater interest in the issuer,

         o is a bank that is treated as receiving that interest "on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business,"

         o is a person within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the United States to prevent tax evasion by United States persons, or

         o        is a "controlled foreign corporation," within the meaning of section 957 of the Code, with respect to which the issuer is a "related person," within the meaning of section 881(c)(3)(C) of the Code.

         If the class A, class B, class C or class D noteholder does not qualify for the foregoing exemption from withholding, payments of interest, including payments relating to any accrued OID, to that class A, class B, class C or class D noteholder may be subject to withholding tax at a tax rate of 30%, subject to reduction, including exemption, under any applicable tax treaty, provided the class A, class B, class C or class D noteholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form 1001 to report its eligibility for that reduced rate or exemption.

         Amounts allocable to interest, including any accrued OID, received by a class A, class B, class C or class D noteholder that is not a United States person, which constitute income that is effectively connected with a United States trade or business carried on by the class A, class B, class C or class D noteholder, will not be subject to withholding tax, but rather will be subject to United States income tax at the graduated rates applicable to United States persons, provided the class A, class B, class C or class D noteholder supplies, at the time of its initial purchase, and at those subsequent times that are required under the Treasury regulations, a written statement, such as a properly executed IRS Form 4224, that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that holder and that this income is includible in the holder's gross income for the taxable year. This statement must include, among other things, the name and address of the class A, class B, class C or class D noteholder, that holder's identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         For purposes of this discussion, United States person means a citizen or resident of the United States, a corporation, partnership or any other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust other than a "foreign trust" as described in Section 7701(a)(31) of the Code. Class A, class B, class C or class D noteholders who are not United States persons should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of a note.

         Backup Withholding. Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of those payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax liability. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Information returns will be sent annually to the IRS and each class A, class B, class C and class D noteholder, listing the amount of interest paid on the notes and the amount of any federal income tax withheld on the notes.

                  New Withholding Regulations. The Treasury Department has issued new regulations which make some modifications to the withholding and information reporting rules described above. The new withholding regulations attempt to unify certification requirements and modify reliance standards. The new withholding regulations will generally be effective for payments made after December 31, 2000, subject to some transition rules. Prospective investors are urged to consult their tax advisors regarding the new withholding regulations.

                CERTAIN STATE, LOCAL AND OTHER TAX CONSIDERATIONS

         Investors should consult their own tax advisors regarding whether the purchase of the notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based, for example, on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider, and consult their own tax advisors regarding, the state, local, foreign and other tax consequences of purchasing, owning or disposing of a note. State, local and foreign tax laws may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state, local, foreign or other jurisdiction.

         THE FEDERAL TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CLASS A, CLASS B, CLASS C OR CLASS D NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS FOR THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

INVESTORS AFFECTED

         A federal law called the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," the Code and a variety of state laws may affect your decision whether to invest in Offered Notes if you are investing for:

         o a pension or other employee benefit plan of employers in the private sector that are regulated under ERISA, referred to as an "ERISA plan,"

         o an individual retirement account or annuity, called an "IRA," or a pension or other benefit plan for self-employed individuals, called a "Keogh plan,"

         o a pension and other benefit plan for the employees of state and local governments, called a "government plan," or

         o an insurance company general or separate account, a bank collective investment fund and other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

         ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan's assets offered notes. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED INVESTMENT VEHICLES

         General. Certain transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called "prohibited transactions," may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan or IRA, known as a "party in interest" or a "disqualified person," engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transactions exemptions waive the excise taxes and civil money penalties for some prohibited transactions which are structured to satisfy prescribed conditions.

         Purchase and Sale of Offered Notes. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires offered notes from, or sells offered notes to, a party in interest or a disqualified person, a prohibited transaction may occur. In that case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

         Transactions Incidental to the Operation of the Issuer. Transactions involving the assets of the issuer may also give rise to prohibited transactions to the extent that an investment in offered notes causes the assets of the issuer to be considered assets, commonly known as "plan assets," of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in notes will cause the issuer's assets to be treated as plan assets depends on whether the offered notes are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the "plan asset regulations," which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. (Section)2510.3-101.

         Under the plan asset regulations, the issuer's assets will not be "plan assets" of an

ERISA plan, Keogh plan, IRA or related investment vehicle that purchases offered notes if the offered notes are considered debt. For this purpose, the offered notes will be debt if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term "substantial equity features" has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the offered notes, either when they are issued or at any later date, will have no substantial equity features. Thus, we cannot assure you that the offered notes will be treated as debt.

         To the extent that the offered notes do not constitute debt for purposes of ERISA, they will constitute equity investments unless:

         o the issuer is an operating company or a venture capital operating company as defined in the plan asset regulations,

         o the offered notes are "publicly offered securities" as defined in the plan asset regulations,

         o "benefit plan investors" as defined in the plan asset regulations do not own 25% or more of the offered notes or any other class of equity security issued by the issuer.

         In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires an offered note would also acquire an undivided interest in each asset of the issuer. This would cause all of the issuer's assets to be plan assets under the plan asset regulations. If the offered notes are treated as equity investment under the plan asset regulations, we cannot assure you that any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

         The United States Department of Labor issued Prohibited Transaction Class Exemptions, or PTCEs, which conditionally waive the excise taxes and civil money penalties that might otherwise apply to some types of transactions. A PTCE's exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in offered notes follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption before relying on that exemption's availability to you.

         Class Exemptions for Purchases and Sales of Offered Notes. The following exemptions may apply to a purchase or sale of offered notes between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

         o PTCE 84-14, which exempts particular transactions approved on behalf of the plan by a qualified professional asset manager, or "QPAM."

         o PTCE 86-128, which exempts certain transactions between a plan and particular broker-dealers.

         o PTCE 90-1, which exempts particular transactions entered into by insurance company pooled separate accounts in which plans have made investments.

         o PTCE 91-38, which exempts particular transactions entered into by bank collective investment funds in which plans have made investments.

         o PTCE 96-23, which exempts particular transactions approved on behalf of a plan by an in-house investment manager, or "INHAM."

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of the issuer. We cannot assure you that a purchase or sale of offered notes in reliance on one of these exemptions will not give rise to indirect prohibited transactions as a result of the operation of the issuer for which there is no exemption.

         Class Exemption for Purchases and Sales of Offered Notes and Transactions Incidental to the Operation of the Issuer. PTCE 95-60, which exempts certain transactions involving insurance company general accounts, may apply to purchases and sales of offered notes.

It also provides express exemptions for prohibited transactions that may result from transactions incidental to the operation of the issuer. If this exemption applies to your purchase or sale of offered notes, it will also apply to prohibited transaction that may result from transactions incident to the operation of the issuer.

         Statutory Exemption for Insurance Company General Accounts. In addition to the Prohibited Transaction Class Exemptions described above, a temporary statutory exemption may be available if you are investing on behalf of an insurance company general account that includes plan assets. This exemption appears in section 401(c) of ERISA. Under section 401(c) of ERISA, the United States Department of Labor issued final regulations on January 5, 2000 defining when an insurance company general account will be deemed to include plan assets and, as a result, be subject to the ERISA prohibited transaction rules. Generally, until July 5, 2001 (18 months after the issuance of the regulations), no person will be subject to liability for prohibited transactions that result from the inclusion of plan assets in an insurance company general account with respect to policies issued on or before December 31, 1998. If you are investing on behalf of an insurance company general account, section 401(c) generally provides an exemption for your purchases and sales of offered notes, as well as prohibited transactions resulting from transactions incident to the operation of the issuer, until July 4, 2001. This will be the case as long as you have not acted to avoid the regulations or committed a breach of fiduciary responsibilities which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or for which the insurance company does not comply with the regulations may be treated as plan assets. If you are investing on behalf of an insurance company general account, we cannot assure that the purchase or sale of offered notes, the continued holding of offered notes previously purchased, or transactions incidental to the operation of the issuer, on or after July 5, 2001, would qualify for further exemptive relief.

GOVERNMENT PLANS

         Government plans are usually not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in the offered notes on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

REQUIRED REPRESENTATIONS OF INVESTORS

         We anticipate that, on the date of this prospectus supplement, the offered notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. However, even if the offered notes are treated as indebtedness for such purposes, the acquisition or holding of offered notes by or on behalf of an ERISA plan, a Keogh plan, an IRA or related investment vehicle could be considered to give rise to a prohibited transaction. A prohibited transaction could arise if the issuer, the servicer, the trustee, an underwriter or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to such ERISA plan, Keogh plan, IRA or related investment vehicle, unless certain exemptions from the prohibited transaction rules were applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an offered note. In addition, if offered notes were treated as an equity interest in the future, the assets of the trust could be treated as plan assets of a plan for the purposes of ERISA and the Code. In view of the investor-specific nature of the conditions on the exemptive relief available under the PTCEs and section 401(c) of ERISA we require each investor to determine whether it is investing plan assets in the offered notes and, if it is, to determine that appropriate exemptive relief from ERISA's prohibited transaction provisions is available. The offered notes will be issued and transferred only in book-entry form through The Depository Trust Company, whose issuance and transfer procedures do not permit us to secure written representations from each investor and subsequent transferee. As a result, by acquiring an offered note, each purchaser will be deemed to represent that either:

         o it is not acquiring the offered notes with the assets of an ERISA plan, a Keogh plan, an IRA or related investment vehicle, or

         o the acquisition and holding of the offered notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

         If a purchaser invests on behalf of more than one party or uses more than one source of funds, that purchaser will be deemed to have made one, but not necessarily the same, of these representations as to each party or source of funds.

         If the offered notes are issued as definitive securities, the transfer of the offered notes to you will not be registered by the trustee unless you represent to the issuer, the trustee, the servicer and any successor servicer either one of the first two statements in the bulleted paragraph above is an accurate representation as to all sources of funds you are using to pay the purchase price of the offered notes.

         THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN THE OFFERED NOTES, PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE, AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                LEGAL INVESTMENT

         The class A-1 notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940, as amended.

                                     RATINGS

         As a condition to the issuance of the class A notes, the class A-1 notes must be rated "F1+" by Fitch, Inc. and "P-1" by Moody's, the class A-2 notes, the class A-3 notes, and the class A-4 notes must be rated "AAA" or "Aaa," as applicable, by the Rating Agencies, the class B notes must be rated "AA" or "Aa3," as applicable, by the Rating Agencies, the class C notes must be rated "A2" or "A," as applicable, by the Rating Agencies, and the class D notes must be rated "BBB," or "Baa2," as applicable, by the Rating Agencies. A rating on a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by class A noteholders, class B noteholders, class C noteholders and class D noteholders of all distributions to which such noteholders are entitled. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that class A noteholders, class B noteholders, class C noteholders and class D noteholders might suffer a lower than anticipated yield.

                                 USE OF PROCEEDS

         The issuer will use the net proceeds from the sale of the notes for general organizational purposes, to pay the purchase price of the trust property to DVI Financial Services Inc. or an Affiliate thereof and to make the required deposits in the reserve account. See "Description of the Notes and Principal Transaction Documents C Reserve Account" at page S-66 for a description of the reserve account.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions of an underwriting agreement the issuer has agreed to sell and the underwriters have severally agreed to purchase, the class A notes, the class B notes, the class C notes and the class D notes, in the principal amounts listed opposite their names:


                        PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL
                        AMOUNT OF     AMOUNT OF     AMOUNT OF     AMOUNT OF     PRINCIPAL     PRINCIPAL     PRINCIPAL
                        CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4     AMOUNT OF     AMOUNT OF     AMOUNT OF
UNDERWRITER               NOTES         NOTES         NOTES         NOTES     CLASS B NOTES CLASS C NOTES CLASS D NOTES
------------------------------------------------------------------------------------------------------------------------
Banc One Capital
Markets, Inc.         $19,987,500    $20,500,000  $14,500,000   $42,902,000   $2,052,000    $4,104,000    $2,736,000

Merrill Lynch,
Pierce, Fenner &

Smith Incorporated    $19,987,500    $20,500,000  $14,500,000   $42,902,000   $2,052,000    $4,104,000    $2,736,000

Total                 $39,975,000    $41,000,000  $29,000,000   $85,804,000   $4,104,000    $8,208,000    $5,472,000

         In the underwriting agreement, the underwriters agree, subject to the terms and conditions of the underwriting agreement, to purchase all the class A notes, the class B notes, the class C notes and the class D notes offered by this prospectus supplement in the amounts listed above if any of such class A notes, class B notes, class C notes and class D notes are purchased.

         The issuer has been advised by the underwriters that the underwriters propose initially to offer the class A notes, class B notes, class C notes and class D notes to the public at the respective public offering prices listed on the cover page of this prospectus supplement, and to dealers at such price less a discount not in excess of 0.105%, 0.135%, 0.240%, 0.255%, 0.240,% 0.240% and 0.270% per
class A-1 note, class A-2 note, class A-3 note, class A-4 note, class B note, class C note and class D note, respectively. The underwriters may allow and the dealers may reallow a discount not in excess of 0.050% per class A-1 note, 0.070% per class A-2 note, 0.120% per class A-3 note, 0.125% per class A-4 note, 0.120% per class B note, 0.120% per class C note and 0.135% per class D note to certain dealers. After the initial public offering, the prices of the notes, any concessions and any discounts may vary.

         In addition, the issuer will sell directly to an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated a total principal amount of $45,000,000 of class A-3 notes pursuant to a note purchase agreement. The affiliate has agreed in its note purchase agreement to purchase at the public offering price for the class A-3 notes set forth in this prospectus supplement. The Issuer has agreed to pay to Merrill Lynch, Pierce Fenner & Smith Incorporated as placement agent a placement fee of 0.375% of the principal amount of the class A-3 notes purchased by its affiliate.

         The issuer has been advised by the underwriters that they presently intend to make a market in the class A notes, the class B notes, the class C notes and the class D notes. However, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for such notes will develop.

         For further information regarding any offer or sale of the class A notes, the class B notes, the class C notes and the class D notes under this prospectus supplement, see "Plan of Distribution" at page 28 of the prospectus.

         The underwriting agreement provides that DVI Financial Services Inc. and DVI Receivables Corp. XII will indemnify the underwriters and the placement agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

         In connection with this offering and in compliance with applicable law and industry practice, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the class A notes, class B notes, class C notes and class D notes at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the underwriters to reclaim a selling concession from a syndicate member in connection with the offering when the class A notes, class B notes, class C notes and class D notes originally sold by the syndicate member are purchased in syndicate covering transactions. The underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

                                  LEGAL MATTERS

         Certain legal matters relating to the issuance of the notes will be passed upon for the issuer, DVI Receivables Corp. XII and DVI Financial Services Inc. by the general counsel to such parties, and by Thacher Proffitt & Wood, New York, New York, special counsel to the underwriters.

                       WHERE YOU CAN FIND MORE INFORMATION

         THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONTAIN MORE SPECIFIC INFORMATION THAN STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONTROL.

         For all notes offered by this prospectus supplement, there are incorporated and in the related supplement to the indenture by reference all documents and reports filed or caused to be filed by the issuer under to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the applicable notes, that relate specifically to the related series of notes. The issuer will provide or cause to be provided without charge to each person to whom this Prospectus supplement and the prospectus is delivered in connection with offering of the notes, upon written or oral request of that person, a copy of any or all of the reports incorporated in this prospectus supplement by reference. In each case, information will be incorporated to the extent those reports relate to one or more of classes of notes. This will not include the exhibits to those documents, unless those exhibits are specifically incorporated by reference in those documents. Please direct requests in writing to the issuer at its address in the summary section of this prospectus supplement.

                             REPORTS TO NOTEHOLDERS

         Unless and until definitive securities are issued, periodic and annual reports containing information concerning the trust property will be prepared by the servicer and sent on behalf of the issuer only to the trustee for the noteholders and Cede & Co., as registered holder of the notes and the nominee of The Depository Trust Company. See "Description of the Notes and Principal Transaction Documents C Book-Entry Registration of the Notes" at page S-84 of this prospectus supplement, and "Description of the Securities C Reports to Securityholders" at page 15 of the attached prospectus. These reports will not be prepared in accordance with generally accepted accounting principles. The issuer will file with the Securities and Exchange Commission those periodic reports required under the Exchange Act and as otherwise required by the Commission. Copies of any of these periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates.

                                    GLOSSARY

         When a term in this prospectus supplement begins with a capital letter, it has the meaning described below:

         AFFILIATE means, of any specified person, any other person (i) which directly or indirectly controls, or whose directors or officers directly or indirectly control, or is controlled by, or is under common control with, that specified person, (ii) which beneficially owns or holds, or whose directors or officers beneficially own or hold, 5% or more of any class of the voting stock (or, in the case of an entity that is not a corporation, 5% of the equity interest) of that specified person, or (iii) 5% or more of the voting stock (or, in the case of an entity that is not a corporation, 5% of the equity interest) of which is owned or held by that specified person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

         AGGREGATE DISCOUNTED CONTRACT BALANCE means the sum of the Discounted Contract Balances of all contracts.

         AMORTIZATION EVENT takes place when any one of the following events occurs:

     (A) a court with proper jurisdiction enters any kind of order granting a so-called "involuntary" petition brought by third parties against DVI, Inc. under any applicable federal or state bankruptcy, etc., law and that order remains in effect for a period of 90 consecutive days;

     (B) DVI, Inc. commences or agrees to any kind of so-called "voluntary" petition for relief under any federal or state bankruptcy, etc., law;

     (C) as of any determination date, the quotient of (1) divided by (2) exceeds the product of (3) and (4), where (1) equals the sum of the Discounted Contract Balances of all contracts listed as more than 90 days delinquent as of the last day of the three immediately preceding calendar months; (2) equals three, (3) equals 0.08 and (4) equals the quotient of (x) the sum of the Aggregate Discounted Contract Balances as of the last day of the three immediately preceding collection periods, divided by (y) three; or

     (D) as of any determination date, the sum of the Discounted Contract Balances of all contracts that have been classified as defaulted contracts since the closing date exceeds the product of (1) 0.06 and
         (2) the Aggregate Discounted Contract Balance on the closing date. Discounted Contract Balances will be determined immediately prior to the classification as a defaulted contract.

         AVAILABLE FUNDS for any payment date, means the excess of all amounts on deposit in the collection account on the second business day preceding that payment date over that portion of those amounts representing contract payments due, or voluntary prepayments deposited in the collection account, after the end of the collection period preceding the payment date, including any investment income with respect to monies on deposit in the collection account.

         AVAILABLE RESERVE ACCOUNT FUNDS are funds equal to the amount of the Priority Payments less any deposited Available Funds.

         CLASS A DISTRIBUTION SUB-ACCOUNT is the sub-account or sub-accounts by that name established and maintained by the trustee under the indenture.

         CLASS A MONTHLY INTEREST means, for any payment date, the sum of the Class A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest and the Class A-4 Monthly Interest.

         CLASS A MONTHLY PRINCIPAL means, for any payment date the sum of the Class A-1 Monthly Principal, the Class A-2 Monthly Principal, the Class A-3 Monthly Principal and the Class A-4 Monthly Principal due or payable on that payment date.

         CLASS A OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class A noteholders on all prior payment dates.

         CLASS A OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A Monthly Principal due on the class A notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class A noteholders on all prior payment dates.

         CLASS A PERCENTAGE means a fraction the numerator of which is the Class A Note Balance on the closing date and the denominator of which is the Initial Aggregate Discounted Contract Balance.

         CLASS A-1 MONTHLY INTEREST means, for any payment date, the product of:

     (A) the fraction of which the numerator is the actual number of days elapsed during the related month (or, in the case of the first payment date, the actual number of days elapsed since the closing date) and the denominator of which is 360 days;

     (B) the class A-1 Note Rate; and

     (C) the class A-1 Note Balance on the immediately preceding payment date (or, in the case of the first payment date, the closing date) after giving effect to all principal payments on the class A-1 notes on that prior payment date.

         The Class A-1 Monthly Interest, with respect to each payment date, accrues from and including the prior payment date to but excluding such payment date, and with respect to the initial payment date, accrues from and including the closing date to, but excluding, that payment date.

         CLASS A-1 MONTHLY PRINCIPAL means:

     (A) for any payment date other than the class A-1 stated maturity date, an amount equal to the product of (a) the Class A Percentage and (b) the Monthly Principal; provided, however, that in no event shall the Class A-1 Monthly Principal exceed the then outstanding Note Balance for the Class A-1 notes as of such payment date and

     (B) on the class A-1 stated maturity date, the entire amount of the then Outstanding Class A-1 Note Balance.

         CLASS A-1 NOTE RATE means 6.7094%.

         CLASS A-1 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-1 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class A-1 noteholders on all prior payment dates.

         CLASS A-1 OVERDUE PRINCIPAL means, as for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-1 Monthly Principal due on the class A-1 notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class A-1 noteholders on all prior payment dates.

         CLASS A-2 MONTHLY INTEREST means, for any payment date, the product of:

     (A) one-twelfth,

     (B) the Class A-2 Note Rate and

     (C) the Class A-2 Note Balance on the immediately preceding payment date (or, in the case of the first payment date, the closing date) after giving effect to all principal payments on the class A-2 notes on that prior payment date.

         The Class A-2 Monthly Interest is calculated on a twelve month year of thirty days in each month, except for the first payment date, for which interest accrues from the closing date to, but excluding, that payment date.

         CLASS A-2 MONTHLY PRINCIPAL means:

     (A) prior to the payment date upon which the Class A-1 Note Balance is paid in full, zero,

     (B) on any payment date on and after which the Class A-1 Note Balance has been reduced to zero and until the Class A-2 Note Balance is paid in full, the product of (x) the Class A Percentage and (y) the Monthly Principal, and

     (C) on the class A-2 stated maturity date, the entire amount of the then outstanding Class A-2 Note Balance.

         CLASS A-2 NOTE RATE means 6.759%.

         CLASS A-2 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-2 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class A-2 noteholders on all prior payment dates.

         CLASS A-2 OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-2 Monthly Principal due on the class A-2 notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class A-2 noteholders on all prior payment dates.

         CLASS A-3 MONTHLY INTEREST means, for any payment date, the product of:

     (A) one-twelfth,

     (B) the Class A-3 Note Rate, and

     (C) the Class A-3 Note Balance on the immediately preceding payment date (or, in the case of the first payment date, the closing date) after giving effect to all principal payments on the class A-3 notes on that prior payment date.

         The Class A-3 Monthly Interest is calculated based upon a twelve month year of thirty days in each month, except for the first payment date, for which interest accrues from the closing date to, but excluding, that payment date.

         CLASS A-3 MONTHLY PRINCIPAL means:

     (A) prior to the payment date upon which the Class A-2 Note Balance is paid in full, zero,

     (B) on any payment date on and after which the Class A-2 Note Balance has been reduced to zero and until the Class A-3 Note Balance is paid in full, the product of (x) the Class A Percentage and (y) the Monthly Principal, and

     (C) on the class A-3 stated maturity date, the entire amount of the then outstanding Class A-3 Note Balance.

         CLASS A-3 NOTE RATE means 6.808%.

         CLASS A-3 OVERDUE INTEREST means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-3 Monthly Interest payable on all prior payment dates; over

     (B) the aggregate amount of interest actually paid to the class A-3 noteholders on all prior payment dates.

         CLASS A-3 OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of:

     (A) the aggregate amount of Class A-3 Monthly Principal due on the class A-3 notes on all prior payment dates; over

     (B) the aggregate amount of principal actually paid to the class A-3 noteholders on all prior payment dates.

         CLASS A-4 MONTHLY INTEREST means, for any payment date, the product of:

     (A) one-twelfth,

     (B) the Class A-4 Note Rate and

     (C) the Class A-4 Note Balance on the immediately preceding payment date (or, in the case of the first payment date, the closing date) after giving effect to all principal payments on the class A-4 notes on that prior payment date.

         The Class A-4 Monthly Interest is calculated based upon a twelve month year of thirty days in each month, except for the first payment date, for which interest accrues from the closing date to, but excluding, that payment date.

         CLASS A-4 MONTHLY PRINCIPAL means:

     (A) prior to the payment date upon which the Class A-3 Note Balance is paid in full, zero,

     (B) on any payment date on and after which the Class A-3 Note Balance has been reduced to zero and until the Class A-4 Note Balance is paid in full, the product of (x) the Class A Percentage and (y) the Monthly Principal, and

     (C) on the Class A-4 stated maturity date, the entire amount of the then outstanding Class A-4 Note Balance.

         CLASS A-4 NOTE RATE means 7.115%.

         CLASS A-4 OVERDUE INTEREST means, for any payment date, the excess, if any, of

     (A) the aggregate amount of Class A-4 Monthly Interest payable on all prior payment dates over

     (B) the aggregate amount of interest actually paid to the class A-4 noteholders on all prior payment dates.

         CLASS A-4 OVERDUE PRINCIPAL means, for any payment dates, the excess, if any, of

     (A) the aggregate amount of Class A-4 Monthly Principal due on the class A-4 notes on all prior payment dates over

     (B) the aggregate amount of principal actually paid to the class A-4 noteholders on all prior payment dates.

         CLASS B DISTRIBUTION SUB-ACCOUNT is the sub-account or sub-accounts by that name established and maintained by the trustee under the indenture.

         CLASS B MONTHLY INTEREST means, for any payment date, the product of

     (A) one-twelfth,

     (B) the Class B Note Rate and

     (C) the Class B Note Balance on the immediately preceding payment date, or, in the case of the first payment date, the closing date, after giving effect to all principal payments on the class B notes on that prior payment date.

         The Class B Monthly Interest is calculated based upon a twelve month year of thirty days in each month, except for the first payment date, for which interest shall accrue from the closing date to, but excluding, that payment date.

         CLASS B MONTHLY PRINCIPAL means:

     (A) on any payment date other than the Class B stated maturity date, the product of (x) the Class B Percentage and (y) the Monthly Principal, and

     (B) on the Class B stated maturity date, the entire amount of the then outstanding Class B Note Balance.

         CLASS B NOTE RATE means 7.063%.

         CLASS B OVERDUE INTEREST means, for any payment date, the excess, if any, of

     (A) the aggregate amount of Class B Monthly Interest payable on all prior payment dates over

     (B) the aggregate amount of interest actually paid to the class B noteholders on all prior payment dates.

         CLASS B OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of

     (A) the aggregate amount of Class B Monthly Principal due on the class B notes on all prior payment dates over

     (B) the aggregate amount of principal actually paid to the class B noteholders on all prior payment dates.

         CLASS B PERCENTAGE means a fraction the numerator of which is the Class B Note Balance on the closing date and the denominator of which is the Initial Aggregate Discounted Contract Balance.

         CLASS C DISTRIBUTION SUB-ACCOUNT is the sub-account or sub-accounts by that name established and maintained by the trustee under the indenture.

         CLASS C MONTHLY INTEREST means, for any payment date, the product of

     (A) one-twelfth,

     (B) the Class C Note Rate and

     (C) the Class C Note Balance on the immediately preceding payment date, or, in the case of the first payment date, the closing date, after giving effect to all principal payments on the class C note on that prior payment date.

         The Class C Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first payment date, for which interest shall accrue from the closing date to, but excluding, that payment date.

         CLASS C MONTHLY PRINCIPAL means:

     (A) on any payment date other than the Class C stated maturity date, an amount equal to the product of (x) the Class C Percentage and (y) the Monthly Principal, and

     (B) on the class C stated maturity date, the entire amount of the then outstanding Class C Note Balance.

         CLASS C NOTE RATE means 7.208%.

         CLASS C OVERDUE INTEREST means, for any payment date, the excess, if any, of

     (A) the aggregate amount of Class C Monthly Interest payable on all prior payment dates over

     (B) the aggregate amount of interest actually paid to the class C noteholders on all prior payment dates.

         CLASS C OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of

     (A) the aggregate amount of Class C Monthly Principal due on the class C notes on all prior payment dates over

     (B) the aggregate amount of principal actually paid to the class C noteholders on all prior payment dates.

         CLASS C PERCENTAGE means a fraction the numerator of which is the Class C Note Balance on the closing date and the denominator of which is the Initial Aggregate Discounted Contract Balance.

         CLASS D DISTRIBUTION SUB-ACCOUNT is the sub-account or sub-accounts by that name established and maintained by the trustee under the indenture.

         CLASS D MONTHLY INTEREST means, for any payment date, the product of

     (A) one-twelfth,

     (B) the Class D Note Rate, and

     (C) the Class D Note Balance on the immediately preceding payment date, or in the case of the first payment date, the closing date, after giving effect to all principal payments on the class D notes on that prior payment date.

         The Class D Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first payment date, for which interest shall accrue from the closing date to, but excluding, that payment date.

         CLASS D MONTHLY PRINCIPAL means:

     (A) on any payment date other than the class D stated maturity date, the product of (x) the Class D Percentage and (y) the Monthly Principal, and

     (B) on the Class D stated maturity date, the entire amount of the then outstanding Class D Note Balance.

         CLASS D NOTE RATE means 7.693%.

         CLASS D OVERDUE INTEREST means, for any payment date, the excess, if any, of

     (A) the aggregate amount of Class D Monthly Interest payable on all prior payment dates over

     (B) the aggregate amount of interest actually paid to the class D noteholders on all prior payment dates.

         CLASS D OVERDUE PRINCIPAL means, for any payment date, the excess, if any, of

     (A) the aggregate amount of Class D Monthly Principal due on the class D notes on all prior payment dates over

     (B) the aggregate amount of principal actually paid to the class D noteholders on all prior payment dates.

         CLASS D PERCENTAGE means a fraction the numerator of which is the Class D Note Balance on the closing date and the denominator of which is the Initial Aggregate Discounted Contract Balance.

         CLASS E DISTRIBUTION SUB-ACCOUNT is the sub-account or sub-accounts by that name established and maintained by the trustee under the indenture.

         CLASS E MONTHLY INTEREST means, for any payment date, the product of

     (A) one-twelfth,

     (B) the Class E Note Rate, and

     (C) the Class E Note Balance on the immediately preceding payment date, or in the case of the first payment date, the closing date, after giving effect to all principal payments on the class E note on that prior payment date.

         The Class E Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first payment date, for which interest shall accrue from the closing date to, but excluding, that payment date.

         CLASS E MONTHLY PRINCIPAL means:

     (A) on any payment date other than the class E stated maturity date, an amount equal to the product of (x) the Class E Percentage and (y) the Monthly Principal and

     (B) on the class E stated maturity date, the entire amount of the then outstanding Class E Note Balance.

         CLASS E NOTE RATE means 10.267%.

         CLASS E OVERDUE INTEREST means, for any payment date, the excess, if any, of

     (A) the aggregate amount of Class E Monthly Interest payable on all prior payment dates over

     (B) the aggregate amount of interest actually paid to the class E noteholders on all prior payment dates.

         CLASS E OVERDUE PRINCIPAL means, as of any payment date, the excess, if any, of

     (A) the aggregate amount of Class E Monthly Principal due on the class E notes on all prior payment dates over

     (B) the aggregate amount of principal actually paid to the class E noteholders on all prior payment dates.

         CLASS E PERCENTAGE means a fraction the numerator of which is the Class E Note Balance on the closing date and the denominator of which is the Initial Aggregate Discounted Contract Balance.

         DELINQUENCY CONDITION exists on any determination date if (x) the quotient of (1) the sum of the Discounted Contract Balances of all contracts listed as more than ninety days delinquent as of the last day of the three preceding calendar months, divided by (2) three exceeds (y) the product of (1)
0.06 and (2) the quotient of (A) the sum of the Aggregate Discounted Contract Balance as of the last day of the three preceding collection periods, divided by
(B) three.

         DISCOUNTED CONTRACT BALANCE means, for any contract for the particular date on which that balance is determined, an amount equal to the sum of:

     (A) the present value of each remaining contract payment remaining due under the contract before the last day of the calendar month preceding the stated maturity date, discounted monthly, from the last day of the collection period in which that contract payment is to become due, at a rate equal to one-twelfth, or a larger fraction for the initial payment date, of the Discount Rate, and

     (B) 100% of the unpaid balance, for that particular date of determination, of contract payments remaining due under that contract, but not including any contract payment for which the servicer had to make a Servicer Advance. However, except for purposes of computing the Repurchase Amount or for computing the

         Discounted Contract Balance of a Predecessor Contract,

         (1) on the date a contract becomes a defaulted contract, the Discounted Contract Balance for that contract will be zero and

         (2) any purchase option payments will not be included in the Discounted Contract Balance. For purposes of calculating the Discounted Contract Balance of a contract, any contract payment relating to a contract for which DVI Financial Services Inc. received on or prior to the cut-off date a security deposit or an advance payment shall be deemed to be zero.

         DISCOUNT RATE is a per annum rate that we apply to the then outstanding scheduled payments due on a contract to calculate the value in today's dollars of all outstanding scheduled future payments on a contract. When we use Discount Rate with respect to the charts and statistical contracts in this prospectus supplement as of the cut-off date, we use an assumed Discount Rate of 7.75% per annum. Any other time we use Discount Rate, we are using the actual rate of 7.660%.

         ELIGIBLE CONTRACT: means a contract that, on the day that the issuer acquires that contract, and for the initial contracts taken as a whole, has the following characteristics:

     (A) the Discounted Contract Balance of that contract does not include any purchase option payment under that contract, or any contract payment for which DVI Financial Services Inc. or anyone else received a security deposit on or before the cut-off date for that contract;

     (B) no item of equipment under that contract has been repossessed;

     (C) no contract is a refinancing of any delinquent amounts under a prior lease, security agreement or loan with the same obligor relating to the same equipment;

     (D) the obligor under each contract has a place of business in, or is organized under, the laws of any state or territory of the United States of America;

     (E) the rights and obligations of the obligor under that contract will terminate no later than October 31, 2007;

     (F) the Discounted Contract Balance of all contracts that have a balloon payment, (which means a final contract payment that is significantly larger than the other scheduled payments) is not more than 10.77% of the Aggregate Discounted Contract Balance of all the initial contracts. Any balloon payment must not be more than six and a half times larger than the average contract payment on that contract;

     (G) the Discounted Contract Balance of all contracts that have non-level payments, excluding contracts that have balloon payments, is not more than 39.33% of the Aggregate Discounted Contract Balance of all the initial contracts;

     (H) as of the closing date

         o the sum of the Discounted Contract Balances of all contracts with equipment located in any one state will not exceed 11.95% of the Aggregate Discounted Contract Balance of all the initial contracts,

         o no single obligor will have a Discounted Contract Balance that exceeds 2.62% of the Aggregate Discounted Contract Balance,

         o and the sum of the Discounted Contract Balances of the largest five obligors does not exceed 11.79% of the Aggregate Discounted Principal Contract Balance of all the contracts acquired by the issuer on the closing date;

     (I) not more than 10% of the Aggregate Discounted Contract Balance of the initial contracts will arise from contracts which constitute loans to manufacturers, wholesalers, and retailers; and

     (J) the obligor under each contract has made at least one contract payment prior to the cut-off date for that contract in addition to any payment made at the time of the signing of the contract. However, we allow contracts representing 7% of the Aggregate Discounted Contract Balance of the initial contracts to provide for the initial contract payment to be due within 30 days of the payment date occurring in December, 2000.

         INITIAL AGGREGATE DISCOUNTED CONTRACT BALANCE means the Aggregate Discounted Contract Balance, of the initial contracts, on the cut-off date, calculated based on the actual Discount Rate of 7.660%.

         INITIAL RESERVE ACCOUNT REQUIRED AMOUNT is $4,104,190.93, which equals 1.5% of the Initial Aggregate Discounted Contract Balance.

         MONTHLY INTEREST means for any payment date, the sum of

     (A) the Class A Monthly Interest,

     (B) the Class B Monthly Interest,

     (C) the Class C Monthly Interest,

     (D) the Class D Monthly Interest, and

     (E) the Class E Monthly Interest.

         MONTHLY PRINCIPAL means, for any payment date, an amount equal to the excess of

     (A) the Aggregate Discounted Contract Balance at the close of business on the last day of the second preceding collection period over

     (B) the Aggregate Discounted Contract Balance at the close of business on the last day of the immediately preceding collection period.

         NONRECOVERABLE ADVANCE means any Servicer Advance previously made for a delinquent contract by the servicer under the terms of the contribution and servicing agreement, which in the good faith judgment of the servicer and as certified by an officer of the servicer, will not be ultimately recoverable by the servicer from payments by the obligor, or disposition of the equipment, under that contract.

         NOTE BALANCE means, on the closing date, $240,779,000 for the class A notes cumulatively (and, with respect to each class of class A notes, $39,975,000 for the class A-1 notes, $41,000,000 for the class A-2 notes, $74,000,000 for the class A-3 notes and $85,804,000 for the class A-4 notes), $4,104,000 for the class B notes, $8,208,000 for the class C notes, $5,472,000 for the class D notes and $6,840,000 for the class E notes and thereafter shall equal the note balance for each class reduced by all principal payments on that class of notes.

         NOTE RATE means the annualized rate of interest on the relevant class of notes.

         OUTSTANDING or OUTSTANDING means, when used with reference to the notes and as of any particular date, any note theretofore and thereupon being authenticated and delivered except:

     (A) any note canceled by the trustee at or before said date;

     (B) any note, or portion thereof, for payment of redemption of which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been irrevocably deposited with the trustee (whether upon or prior to maturity or the redemption date of such note);

     (C) any note in lieu of or in substitution for which another note shall have been authenticated and delivered; and

     (D) any note owned by DVI Receivables Corp. XII or any affiliate of DVI Receivables Corp. XII, except that, in determining whether the trustee shall be entitled to rely upon any request, demand, authorization, direction, notice, consent or waiver of noteholders under the indenture, only notes which the trustee knows to be so owned shall be disregarded.

         OVERDUE INTEREST means, for any payment date, the sum of (i) the Class A Overdue Interest, (ii) the Class B Overdue Interest, (iii) the Class C Overdue Interest, (iv) the Class D Overdue Interest and (v) the Class E Overdue Interest.

         PARTIAL PREPAYMENT AMOUNT means, for a particular collection period and a contract for which the obligor wants to make a voluntary partial prepayment and for which no substitute contract has been provided, an amount equal to the excess, if any, of:

     (A) the difference between:

         (1) the Discounted Contract Balance of that contract as of the first day of the collection period together with one month of interest on that contract at the Discount Rate and

         (2) the Discounted Contract Balance of that contract as of the first day of the collection period calculated based on the amount of each remaining contract payment payable by the obligor after giving effect to the reduction of the contract payment which will result from the partial prepayment, minus

     (B) any contract payments actually received by the servicer for the prepaid portion of the contract for the current collection period on or before the date of the partial prepayment.

         PARTIAL REDEMPTION PRICE means, with respect to any note offered under this prospectus supplement, and as of any date of partial redemption fixed by the issuer, an amount equal to the sum of (x) the product of (i) the quotient of
(A) the Aggregate Discounted Contract Balance of the contracts in Pool B as of that date of partial redemption, divided by (B) the Aggregate Discounted Contract Balance as of that date of partial redemption and (ii) the outstanding Note Balance of such note offered under this prospectus supplement and (y) interest accrued on that note to, but not including, such redemption date at the applicable Note Rate.

         POOL A means the contracts identified as constituting Pool A on the contract schedule attached to the contribution and servicing agreement and the indenture and other trust property related to the contracts.

         POOL A AGGREGATE DISCOUNTED CONTRACT BALANCE means an interest in, for any date of determination, the sum of the Discounted Contract Balances of all contracts in Pool A.

         POOL B means the contracts identified on the contract schedule as constituting Pool B, and other trust property related to the contracts.

         POOL B AGGREGATE DISCOUNTED CONTRACT BALANCE means, for any date of determination, the sum of the Discounted Contract Balances of all contracts in Pool B.

         PREDECESSOR CONTRACT means, for any substitute contract acquired by DVI Receivables Corp. XII by substitution under Section 7 of the contribution and servicing agreement, the contract or contracts for which the substitute contract has been substituted.

         PREPAYMENT AMOUNT means, for any contract, the sum of

     (A) the Discounted Contract Balance as of the first day of the collection period preceding a prepayment, together with one month of interest on the contract at the Discount Rate;

     (B) any unreimbursed Servicer Advances for the contract; and

     (C) any contract payments due and outstanding under a contract that are not the subject of a Servicer Advance.

         PRIORITY PAYMENTS mean, on any payment date, the sum of all payments of interest and principal to the class A, class B, class C, class D and class E noteholders, whether or not an Amortization Event has taken place.

         REPURCHASE AMOUNT means, for any contract, the sum of:

     (A) the Discounted Contract Balance as of the first day of the collection period preceding such repurchase, together with one month of interest on the contract at the Discount Rate; and

     (B) any unreimbursed Servicer Advances for the contract.

         RESERVE ACCOUNT DEPOSIT AMOUNT means, on any payment date, an amount equal to the excess of (A) the Reserve Account Required Amount over (B) the amount on deposit in the reserve account after giving effect to any reserve account draws on that payment date.

         RESERVE ACCOUNT REQUIRED AMOUNT means, on the first payment date, the Initial Reserve Account Acquired Amount; and thereafter the lesser of either (i) the Initial Reserve Account Required Amount or (ii) the sum of (a) the Class A Note Balance, (b) the Class B Note Balance, (c) the Class C Note Balance, (d) the Class D Note Balance and (e) the Class E Note Balance. However, for each payment date while a Restricting Event has occurred and is continuing, the Reserve Account Required Amount shall be equal to the sum of (i) the Reserve Account Required Amount on the preceding payment date after any additions to or withdrawals from the reserve account on that payment date and (ii) all amounts otherwise payable to the issuer on that payment date.

         RESTRICTING EVENT means the condition that exists on any payment date if: (i) a Delinquency Condition exists or (ii) an event of default pursuant to the indenture has occurred and is continuing.

         SERVICER ADVANCE means an advance made for a contract by the servicer in accordance with Section 5.01 of the contribution and servicing agreement.

         SUBORDINATION DEFICIENCY EVENT occurs when the Class A Note Balance is greater than the Aggregate Discounted Contract Balance on the date of determination.

         VOTING RIGHTS means, the votes of class A-1 noteholders, measured by the amount then held by each of them of the Class A-1 Note Balance outstanding at that time. Once all class A-1 notes are no longer outstanding, "Voting Rights" means the votes of the class A-2 noteholders, measured by the amount then held by each of them of the Class A-2 Note Balance outstanding at that time. Once all class A-2 notes are no longer outstanding, "Voting Rights" means the votes of the class A-3 noteholders measured by the amount then held by each of them of the Class A-3 Note Balance outstanding at that time. Once all class A-3 notes are no longer outstanding, "Voting Rights" means the notes of the class A-4 noteholders measured by the amount then held by each of them of the Class A-4 Note Balance outstanding at that time. Once all class A notes are no longer outstanding, "Voting Rights" means the votes of class B noteholders, measured by the amount then held by each of them of the Class B Note Balance outstanding at that time. Once all class B notes are no longer outstanding, "Voting Rights" means the votes of the class C noteholders, measured by the amount then held by each of them of the Class C Note Balance outstanding at that time. Once all class C notes are no longer outstanding, "Voting Rights" means the votes of the class D noteholders, measured by the amount then held by each of them of the Class D Note Balance outstanding at that time. Once all class D notes are no longer outstanding, "Voting Rights" means the votes of the class E noteholders measured by the amount then held by each of them of the Class E Note Balance outstanding at that time.

                           DVI RECEIVABLES CORP. VIII



                                   REGISTRANT



                   ASSET-BACKED SECURITIES ISSUABLE IN SERIES


                     --------------------------------------


                              PROSPECTUS SUPPLEMENT

                             DATED NOVEMBER 13, 2000


                               -------------------


             BANC ONE CAPITAL MARKETS, INC. AND MERRILL LYNCH & CO.


                                  UNDERWRITERS

Until ninety days after November 13, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.